UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AT&T

2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders

IT’S A PLEASURE TO INVITE YOU TO OUR 2026 ANNUAL MEETING OF STOCKHOLDERS. I HOPE YOU CAN JOIN US VIRTUALLY ON THURSDAY, MAY 14, 2026 AT 3:30 P.M. CENTRAL TIME.

Letter from the Chairman and CEO	Letter from the Independent Lead Director

Dear Stockholders:

I’m pleased to invite you to our 2026 Annual Meeting of Stockholders, which will be held virtually on Thursday, May 14, 2026, at 3:30 p.m., Central time.

In 2025 we executed well against the investment-led, customer-centric strategy we outlined during our Analyst & Investor Day at the end of 2024 – furthering our goal of becoming the best advanced connectivity provider in America.

We made strategic investments to expand and enhance our fiber and 5G network. This fueled our ability to grow the right way – with high-quality, lasting customer relationships. We also made progress modernizing our network while simultaneously advancing toward our goal of discontinuing legacy services in the large majority of our footprint by the end of 2029.

Additionally, we delivered on our commitment to return more to you, our stockholders – returning $12.4 billion through dividends and share repurchases. This was more than a 50% increase from the prior year.

Our investments in fiber and 5G – both organically and through acquisitions – have positioned us to accelerate and scale the execution of our strategy in the years ahead. This is a great time to be in our industry, and with the industry’s best fiber and 5G assets, I’m confident in our ability to extend AT&T’s advanced connectivity leadership. We’re poised to deliver improved growth, the best customer experience and enhanced returns for you.

We look forward to sharing more updates at this year’s Annual Meeting. Thank you for your support and investment in AT&T.

Sincerely,

John Stankey

Dear Stockholders:

I am proud of the progress AT&T made against the commitments set during our 2024 Analyst & Investor Day, marking another year of profitable growth and consistent execution with a high degree of capital efficiency. As we expand the size of our fiber and 5G network, AT&T moves closer to becoming the premier provider of advanced connectivity services, giving consumers and businesses the ability to purchase their full suite of internet and wireless needs from one trusted provider.

Over the past year, we also continued to evaluate and refresh our Board composition to ensure that we possess the right mix of skills, experience, and backgrounds to oversee AT&T. Our directors collectively bring significant expertise in key areas to support AT&T’s differentiated strategy and promote the long-term interests of stockholders. I would like to welcome Kelly Grier to the Board, and thank Scott Ford, who previously retired, for his distinguished service on the AT&T Board.

As we maintain independent oversight of AT&T’s strategy, I am pleased with the company’s transformation over the past five years, and I am excited about the opportunity ahead. I encourage you to read more about AT&T’s progress in this year’s proxy statement and to join us for our 2026 Annual Meeting of Stockholders.

On behalf of the full Board, thank you for your continued confidence in AT&T.

Sincerely,

Bill Kennard

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK OF AT&T INC.:

The 2026 Annual Meeting of Stockholders of AT&T Inc. will be conducted virtually on the Internet. There will be no in-person meeting.	When: 3:30 p.m. Central time Thursday, May 14, 2026	Web Address: meetnow.global/ATT2026

The purpose of the annual meeting is to consider and act on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Approve amendment to Restated Certificate of Incorporation to provide for officer exculpation
5.	Approve 2026 Incentive Plan
6.	Approve Stock Purchase and Deferral Plan
7.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on March 16, 2026, are entitled to vote at the meeting and at any adjournment of the meeting.

YOUR VOTE IS IMPORTANT

Please promptly sign, date and return your proxy card or voting instruction form, or submit your proxy and/or voting instructions by telephone or through the Internet so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who virtually attend the meeting may withdraw their proxies and vote electronically at the meeting.

ATTENDING THE MEETING

A Stockholder of Record or a Beneficial Stockholder may access the meeting at meetnow.global/ATT2026 by following the prompts, which will ask for the Stockholder’s control number, which is shown in a box on the Proxy Card or Notice of Internet Availability of Proxy Materials. More information about accessing the meeting is provided on the next page.

By Order of the Board of Directors. Stacey Maris Senior Vice President, Secretary and Chief Privacy Officer March 23, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2026:

The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/att

Attending the Meeting

The Record Date for AT&T’s 2026 Annual Meeting of Stockholders is March 16, 2026.

Stockholders of Record (shares are registered in your name)

If you were a Stockholder of Record of AT&T common stock at the close of business on the Record Date, you are eligible to attend the meeting, vote, change a prior vote, and submit questions. To access the meeting, visit meetnow.global/ATT2026 and follow the prompts, which will ask you to enter your control number. The control number is on your Proxy Card or, if applicable, shown in the Notice of Internet Availability of Proxy Materials.

Beneficial Stockholders (shares are held in the name of a bank, broker, or other institution)

If you were a beneficial stockholder of AT&T common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions through your broker or other intermediary. To access the meeting, visit meetnow.global/ATT2026 and use your control number. You may vote your shares at the meeting or change a prior vote and submit questions. If you are a beneficial stockholder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

401(k) Plan Participants

If you are a participant in the AT&T Retirement Savings Plan, the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, or the BellSouth Savings and Security Plan, and if you participated in the AT&T shares fund on the record date, you are eligible to listen to the meeting via the webcast and submit questions at the meeting. You may access the meeting and submit questions in the same manner as Stockholders of Record. Because plan participants may submit voting instructions only through the plan trustee or administrator, voting instructions must be submitted on or before May 11, 2026.

Guests

The meeting will also be available to the general public at the following link: meetnow.global/ATT2026. Please note that guests will not have the ability to ask questions or vote.

Asking Questions

If you are a Stockholder of Record, a Beneficial Stockholder, or 401(k) Plan Participant, you may submit questions in writing during the meeting through the meeting portal at meetnow.global/ATT2026 using your control number. In addition, you may submit questions beginning three days prior to the meeting by visiting meetnow.global/ATT2026. We will attempt to answer as many questions as we can during the meeting. Similar questions on the same topic will be answered as a group. Our stockholder relations team will answer questions related to individual stockholders separately. Our replies to questions of general interest, including those we are unable to address during the meeting, will be published on our Investor Relations website after the meeting.

Stockholder Proponents

Only stockholders who have submitted proposals pursuant to AT&T’s Bylaws may have a proposal submitted at the meeting. Unless otherwise determined by the Chairman of the meeting, each proponent will be permitted to pre-record the introduction of their proposal. The introduction must be relevant to the proposal and, of course, may not otherwise be inappropriate.

Control Number

Your control number appears on your Proxy Card, in our Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials. If you do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

Technical Support

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.

Voting Results

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at investors.att.com.

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

2026 ANNUAL MEETING INFORMATION

Time: 3:30 p.m. Central time	Date: Thursday, May 14, 2026	Place: meetnow.global/ATT2026

ATTENDING THE MEETING

You may access the meeting by going to meetnow.global/ATT2026 and following the prompts, which will ask you for your control number, on your Proxy Card or your Notice of Internet Availability. If you do not have a control number, contact your broker for access or follow the instructions sent with your proxy materials.

AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:		Board Recommendation	Page

1.	Election of Directors	FOR each nominee	3

2.	Ratification of Ernst & Young LLP as auditors for 2026	FOR	9

3.	Advisory Approval of Executive Compensation	FOR	10

4.	Approve Amendment to Restated Certificate of Incorporation to Provide for Officer Exculpation	FOR	11

5.	Approve 2026 Incentive Plan	FOR	12

6.	Approve Stock Purchase and Deferral Plan	FOR	17

Stockholder Proposal:

7.	Shareholder Right to Act by Written Consent	AGAINST	20

8.	EEO -1 Report Disclosure Policy	AGAINST	22

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page XX describes our governance framework, which includes the following highlights:

Independent Lead Director

Nine Independent Director Nominees

Demonstrated Board refreshment

Independent Audit, Human Resources, and Governance and Policy Committees

Regular sessions of non-management Directors
Annual election of Directors by majority vote

Long-standing commitment to sustainability

Stockholder right to call special meetings

Clawback and Restitution Policies

Proxy Access

2026 PROXY	SUM1	AT&T INC.

2026 Proxy Statement Summary

DIRECTOR NOMINEES

We are committed to strong corporate governance that directly aligns with our long-term strategy. We are focused on building a Board that is uniquely suited to build long-term shareholder value, with directors who bring significant expertise in key areas supporting AT&T’s purpose and evolved strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership. It is the policy of the Board to seek to maintain an average tenure of ten years or less for its independent Directors.

EXPERIENCE, SKILLS AND DEMOGRAPHICS

Governance and Risk Oversight

Senior Leadership: Experience in a CEO, CFO, or other senior executive role provides qualifications and skills to oversee the execution of strategy to drive long-term value and manage risk

Investment/Finance: Experience overseeing investment decisions in complex businesses and financial markets supports oversight of our capital structure, financing, reporting, and capital allocation activities

Government/Regulatory: Deep understanding of domestic and international regulatory environments supports decision-making in a complex regulatory environment

Human Capital: Experience in attracting, retaining, and developing talent, and broad employee engagement assists in overseeing firm culture and management succession planning

Oversight of Strategy

Global Perspective: Exposure to operating in international business environments, economic conditions, cultures, and regulatory frameworks supports oversight of our global business and strategy

Strategic Planning/M&A: Experience assessing and executing corporate strategic and operational transactions is integral to the Board’s assessment of long-term strategic priorities and growth

Consumer Focus: Experience operating in advertising, customer service, and relationship management-focused roles, and the development of customer-focused solutions provides insight into key factors affecting our strategic goals

Telecom: Industry experience offers an understanding of our products and competing technologies within an evolving global communications industry

Technology/Innovation: Experience with information systems/data management, cybersecurity, and AI provides guidance to lead in a dynamic landscape and assess technological risks and opportunities

Tenure and Diversity

Director Since	2025	2014	2019	2024	2013	2013	2010	2020	2013	2021

Gender	F	M	M	F	M	F	M	M	F	M

Race/Ethnicity B - Black H - Hispanic W - White	W	B	W	W	W	W	W	W	W	H

AT&T INC.	SUM2	2026 PROXY

2026 Proxy Statement Summary

STOCKHOLDER ENGAGEMENT

AT&T has a long history of engaging with our stockholders, reaching out to our investors each spring and fall to discuss an array of topics. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives, which help inform our Board’s approach to corporate governance, executive compensation, and other topics of importance to our Board and management. We regularly disclose the scope and outcome of our stockholder engagement efforts through our Proxy Statements, and AT&T also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, people and community, responsible technology, and privacy.

In both the spring and fall of 2025, members of management and our Independent Lead Director, William Kennard, engaged with many of our largest stockholders on a variety of topics relating to AT&T’s strategic priorities, business performance and governance. Specifically, stockholders expressed interest in Board composition and how the collective skillset of our Board has evolved to support strategic priorities. Stockholders continued to express support for our governance practices which promote independent oversight and management of risk. We also discussed our approach to responsible technology and innovation, our focus on our workforce, and our executive compensation program and philosophy, for which stockholders expressed continued support. No further changes are anticipated for our 2026 compensation programs.

•	SCOPE OF OUTREACH IN 2025: We reached out to stockholders representing approximately 39% of shares outstanding, or approximately 60% of shares held by institutional investors.

•	SCOPE OF ENGAGEMENT IN 2025: We engaged with stockholders representing approximately 25% of shares outstanding, or approximately 38% of shares held by institutional investors.

2026 PROXY	SUM3	AT&T INC.

Proxy Statement

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2026 Annual Meeting of Stockholders of AT&T. The meeting will be conducted virtually over the Internet at 3:30 p.m. Central time on Thursday, May 14, 2026.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning March 23, 2026, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 16, 2026. These materials are also available at www.envisionreports.com/att. Each share entitles the registered holder to one vote. As of March 16, 2026, there were xxx,xxx,xxx shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Governance and Policy Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Governance and Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Policy Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Governance and Policy Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2026 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

Approval of Amendment to Restated Certificate of Incorporation

The proposal to approve the amendment to the Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of AT&T common stock entitled to vote on the proposal. As a result, an abstention will count as a vote against the proposal.

All Other Matters to be Voted Upon

All other matters at the 2026 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

2026 PROXY	1	AT&T INC.

GENERAL

Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2026 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, other than the amendment to the Restated Certificate of Incorporation, the broker non-votes will have no effect on the results. With respect to the amendment to the Restated Certificate of Incorporation, the broker non-votes will count as votes against the proposal.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by virtually attending the meeting and voting electronically. The Chairman will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder (“Beneficial Stockholder”), such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Beneficial Stockholders that attend the virtual meeting will be able to vote, change a prior vote, or ask questions.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 11, 2026.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

AT&T INC.	2	2026 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 1 - ELECTION OF DIRECTORS

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of ten Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 75 or older at the time of the election.

The Board of Directors has nominated the ten persons whose biographies appear below for election as Directors to one-year terms of office that would expire at the 2027 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Governance and Policy Committee. In making these nominations, the Board reviewed the backgrounds of the nominees and determined to nominate each of the current Directors for re-election. All Director nominees are independent except for Mr. Stankey.

The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the table on page SUM 2 and in the following biographies, the nominees have exhibited significant leadership skills and have extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote FOR each of the following candidates:

JOHN T. STANKEY
Chairman, Chief Executive Officer and President of AT&T Inc.

Mr. Stankey is Chairman of the Board, Chief Executive Officer and President of AT&T Inc. and has served in this capacity since February 2025. He has served as Chief Executive Officer and President since July 2020. Prior to that, he served as President and Chief Operating Officer from October 2019 through June 2020. From June 2018 through April 2020, Mr. Stankey also served as CEO of Warner Media, LLC. During his tenure with the Company, Mr. Stankey has held a variety of other leadership positions, including serving as CEO-AT&T Entertainment Group (2015-2017); Chief Strategy Officer (2012-2015); President and CEO of AT&T Business Solutions (2010-2011); President and CEO of AT&T Operations, Inc. (2008-2010); Group President-Telecom Operations (2007-2008); Chief Technology Officer (2004-2006); and Chief Information Officer (2003-2004).

Mr. Stankey began his career with the Company in 1985. He holds a bachelor’s degree in finance from Loyola Marymount University and an M.B.A. from the University of California, Los Angeles.

Skills and Qualifications

Mr. Stankey has more than 40 years of experience spanning nearly every area of AT&T’s business, which has provided him with intimate knowledge of our Company, values and culture. He has served in a variety of roles including CEO of WarnerMedia; CEO of AT&T Entertainment Group; Chief Strategy Officer; Chief Technology Officer; CEO of AT&T Operations; and CEO of AT&T Business Solutions.

2026 PROXY	3	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

KELLY J. GRIER
Retired U.S. Chair and Managing Partner (CEO), Ernst & Young, LLP (EY)

Ms. Grier served as U.S. Chair and America’s Managing Partner (CEO) of Ernst & Young LLP (EY) (a global leader in professional services and one of the “Big Four” accounting firms) from 2018 to 2022. Ms. Grier began her career at EY in 1991 and held numerous leadership roles during her 30-year tenure, including Vice Chair and Central Region Managing Partner (2015-2018), Americas Vice Chair of Talent (2014), and SEC Audit Partner.

Ms. Grier is also a senior advisor to Permira Advisors (a global private equity firm) and a board member of several nonprofits, including the Peterson Institute for International Economics. Ms. Grier is a Certified Public Accountant and holds a B. A. in Accounting from Saint Mary’s College.

Skills and Qualifications

Ms. Grier has extensive expertise in audit quality, regulatory matters, financial reporting and oversight of large publicly traded companies. She also has vast experience in technology, including cybersecurity, corporate governance, international business and affairs, leadership development and talent strategy.

Other Public Company Directorships

•

Booking Holdings Inc.

•

CDW Corporation

•

Illinois Tool Works Inc.

WILLIAM E. KENNARD
Former United States Ambassador to the European Union and Former Chairman of the Federal Communications Commission

Mr. Kennard is the Independent Lead Director of AT&T Inc. and has served in this capacity since February 2025. He served as Chairman of the Board of Directors of AT&T Inc. from January 2021 to February 2025. Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013.

From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investment in the telecommunications and media sectors.

Mr. Kennard served as Chairman of the U.S. Federal Communications Commission

from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard is a co-founder of Astra Capital Management (a private equity firm) and has served on the board of trustees of Yale University since 2014. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Skills and Qualifications

Mr. Kennard brings expertise in the global telecommunications industry including knowledge of the complex regulatory and policy landscape for communications and an understanding of the technological and strategic shifts in the industry. He also has experience in international trade and global investment and marketing.

Other Public Company Directorships

•

Ford Motor Company

•

MetLife, Inc.

Past Public Company Directorships

•

Duke Energy Corporation (2014-2021)

AT&T INC.	4	2026 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

STEPHEN J. LUCZO
Senior Partner of Crosspoint Capital Partners, L.P.

Mr. Luczo is a Senior Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Menlo Park, California) and has served in this capacity since December 2025, he served as Managing Partner from February 2020 to December 2025. Mr. Luczo served as Chairman of the Board of Seagate Technology plc (a global provider of data storage technology and solutions in Fremont, California) from 2002 until July 2020 and as a member of Seagate’s board of directors until October 2021. Mr. Luczo joined Seagate’s predecessor company in 1993 as Senior Vice President of Corporate Development, joined its board of directors in 1998, and served as its Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

Skills and Qualifications

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Past Public Company Directorships: • Morgan Stanley (2019-2024) • Seagate Technology plc (2002-2021)

MARISSA A. MAYER
Founder and Chief Executive Officer of Dazzle AI Inc.

Ms. Mayer is Chief Executive Officer and Founder of Dazzle AI Inc. (a Palo Alto-based technology company focused in the consumer artificial intelligence space). Prior to founding Dazzle AI in September 2025, Ms. Mayer served as Chief Executive Officer of Sunshine Products, from 2018 until it was acquired by Dazzle AI in 2025.

A seasoned veteran of the technology industry, Ms. Mayer previously served as Chief Executive Officer, President, and a Director of Yahoo!, Inc. from 2012 to 2017. Prior to her time at Yahoo!, she was one of Google’s earliest employees and its first female engineer. During her 13-year tenure at Google from 1999 to 2012, she rose to Vice President of Search and User Experience, leading the search business for over a decade and overseeing the development of flagship products including Google Maps, Google News, and Gmail.

Beyond her corporate leadership, she serves on the board of the San Francisco Ballet. Ms. Mayer holds a B.S. in Symbolic Systems and an M.S. in Computer Science from Stanford University, specializing in artificial intelligence for both degrees.

Skills and Qualifications

Ms. Mayer brings extensive expertise in technology and a deep understanding of the consumer Internet experience. She has senior leadership and human capital management experience through her CEO role at Yahoo!. As a long-tenured director of Walmart Inc., she brings valuable experience in the oversight of a large publicly traded retail and ecommerce business.

Other Public Company Directorships

•

Hilton Worldwide Holdings Inc.

•

Starbucks Corporation

•

Walmart Inc.

Past Public Company Directorships:

•

Nextdoor, Inc (May 2024-June 2025)

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VOTING ITEMS - MANAGEMENT PROPOSALS

MICHAEL B. MCCALLISTER
Retired Chairman of the Board and Chief Executive Officer of Humana, Inc.

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013 and as a member of Humana’s board of directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

Skills and Qualifications

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer focused solutions.

Other Public Company Directorships

•

Zoetis Inc.

Past Public Company Directorships

•

Fifth Third Bancorp (2011 – 2025)

BETH E. MOONEY
Retired Chairman and Executive Officer of KeyCorp

Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) from 2011 until her retirement in May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019.

She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Skills and Qualifications

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Other Public Company Directorships

•

Ford Motor Company

Past Public Company Directorships

•

Accenture plc (2021-2025)

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MATTHEW K. ROSE
Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999.

Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC) until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Skills and Qualifications

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long- term strategic planning and a unionized workforce.

Other Public Company Directorships

•

Fluor Corporation

CYNTHIA B. TAYLOR
President and Chief Executive Officer of Oil States International, Inc.

Ms. Taylor is President, Chief Executive Officer and a director of Oil States International, Inc. (a globally diversified manufacturing and energy services provider based in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm.

She served as a director of the Federal Reserve Bank of Dallas from 2020 to 2025 and as a director of the Federal Reserve Bank’s Houston Branch from 2018 to 2019. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Skills and Qualifications

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Other Public Company Directorships

•

Oil States International, Inc.

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LUIS A. UBIÑAS
Chairman of the Statue of Liberty - Ellis Island Foundation

Mr. Ubiñas is Chairman of the Statue of Liberty - Ellis Island Foundation (a nonprofit organization that works to preserve the Statue of Liberty and Ellis Island) and has served in this capacity since January 2021; he previously served as Vice Chair from 2018 until 2021 and has served as a member of its board of directors since 2014. Mr. Ubiñas served as President of the Ford Foundation (an independent, global nonprofit grant- making organization based in New York, New York) from 2008 to 2013. From 2000 to 2007, he was Senior Partner with McKinsey & Company (a global management consulting firm based in New York, New York), where he led the firm’s west coast media practice working with companies in the technology, telecommunications, and media sectors. Mr. Ubiñas joined McKinsey & Company in 1989, holding various leadership positions prior to being named Senior Partner.

From 2013 to 2017, he served on the Advisory Committee on U.S. Competitiveness of the Export-Import Bank, and from 2010 to 2014, he served on the Advisory Committee for Trade Policy and Negotiations.

Skills and Qualifications

Mr. Ubiñas has extensive leadership experience and expertise across the broadband and wireless industries, government, and the nonprofit sector, all of which align with AT&T’s priorities to serve customers, investors, and our communities.

Other Public Company Directorships/Trusteeships:

•

Electronic Arts Inc.

•

Mercer Funds

•

Tanger Factory Outlet Centers, Inc.

Past Public Company Directorships

•

Boston Private Financial Holdings, Inc. (2017-2021)

•

FirstMark Horizon Acquisition Corp. (2020-2022)

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ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2026. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,
•	knowledge of the telecommunications industry and company operations,
•	global capabilities and technical expertise,
•	auditor independence and objectivity, and
•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and - as described above - a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.

•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

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ITEM NO. 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages xx through xx). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Engage with stockholders as a key part of the Committee’s decision-making process, utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 69% of annual target pay for active NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page xx. Each NEO is in compliance with these policies.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Pay for Performance

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2025, 91% of the CEO’s target compensation (and an average of 90% for the other active NEOs) was at risk and tied to short- and long-term performance incentives, including stock price performance.

Competitive and Market Based

Evaluate our compensation and benefits compared to appropriate peer companies to ensure we attract and retain world-class talent with leadership abilities and experience necessary to develop and execute business strategies, obtain superior results and build long-term stockholder value.

Principled Program

Structure our program so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

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ITEM NO. 4 -	APPROVE AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION

The Board has approved and declared advisable an amendment (the Amendment) to our Restated Certificate of Incorporation to exculpate certain officers from personal liability for breach of fiduciary duties to the extent permitted by the Delaware General Corporation Law (DGCL). The Board has directed that the Amendment, as set forth in the form attached as Annex B to this Proxy Statement, with proposed additions reflected by underlined text and proposed deletions reflected by lined-out text, be submitted to stockholders for approval at the 2026 Annual Meeting.

Background and Summary

Our Restated Certificate of Incorporation currently contains an exculpation provision eliminating monetary liability of Directors to the fullest extent permitted by the DGCL. In 2022, the DGCL was amended to allow Delaware corporations to extend exculpation to certain officers by including an officer exculpation provision in their certificates of incorporation.

As permitted by the DGCL, this Amendment would only limit the monetary liability of these officers for breaches of the fiduciary duty of care in a direct claim, and would not limit monetary liability of these officers in an action brought by or in the name of the Company, such as derivative claims by stockholders for breach of the fiduciary duty of care. The Amendment also would not limit the monetary liability of these officers for any breach of the fiduciary duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

Benefits of the Amendment

Since Delaware amended the DGCL, many Delaware corporations have adopted officer exculpation provisions, including a number of our peers. We expect other companies in our industry may adopt such provisions in the near future. Failing to provide officer exculpation as permitted by current Delaware law could impact our recruitment and retention of exceptional candidates, who may conclude that the potential exposure to liabilities, costs of defense and other risks of legal proceedings exceed the benefits of serving as an officer of the Company.

In addition, Directors and officers must frequently make decisions in response to time-sensitive opportunities and challenges. In the current litigious environment, these decisions could expose them to a substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, regardless of merit. Adopting an exculpation provision that aligns with the amended DGCL could prevent protracted litigation that detracts from management’s ability to focus on the execution of our goals and objectives, empowering our Directors and officers to exercise their business judgment in furtherance of the interests of our stockholders.

For these reasons, and considering the limited circumstances in which our senior officers would be exculpated, the Board believes that providing officer exculpation solely to the extent permitted by the DGCL is in the best interests of the Company and its stockholders.

Approval and Implementation

If stockholders approve the Amendment at the Annual Meeting, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment to our Restated Certificate of Incorporation that reflects the Amendment shown on Annex B, which will be effective upon filing. Stockholder approval of the Amendment shown on Annex B also will be deemed to constitute the approval of the filing of the certificate of amendment. The Board retains the discretion to abandon the Amendment and not implement it at any time before it becomes effective, even if it is approved by stockholders. The description of the Amendment to our Restated Certificate of Incorporation set forth in this Proxy Statement is qualified in its entirety by reference to the actual provisions set forth in Annex B. We urge you to read this Annex carefully. If the Amendment is not approved by the requisite vote, then a certificate of amendment will not be filed with the Secretary of State of the State of Delaware, our Restated Certificate of Incorporation will remain unchanged, and our officers will not be entitled to exculpation under the DGCL.

The Board recommends you vote FOR this proposal

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ITEM NO. 5 - APPROVE 2026 INCENTIVE PLAN

Your Board of Directors has adopted the 2026 Incentive Plan (the “Incentive Plan”) for the purpose of replacing the 2018 Incentive Plan, previously approved by our stockholders in 2018. The Incentive Plan, like the prior plan, permits AT&T to compensate eligible management employees with equity and cash awards. New awards will not be made under the Incentive Plan until stockholder approval is obtained for the Incentive Plan.

The Incentive Plan provides AT&T with the flexibility to compensate employees through a variety of possible awards. These awards may, for example, be tied to the financial or operational performance of the Company, to the performance of the stock, or other measures, in each case as determined by the Plan Committee (as defined below). Because of the key role the Incentive Plan plays in the compensation of AT&T’s eligible employees, your Directors urge you to vote for approval of the Incentive Plan.

Share Reserve Under the Incentive Plan

The Incentive Plan authorizes the issuance of up to 130 million shares of AT&T common stock, less any shares subject to any award granted under the 2018 Incentive Plan following February 28, 2026 and prior to the effective date of the Incentive Plan. If an outstanding award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to such an award are forfeited, the shares allocable to the terminated portion of such award will again be available for issuance under the Incentive Plan.

Key Data

When approving the Incentive Plan, your Directors considered the burn rate with respect to the equity awards granted by AT&T, as well as the Company’s overhang. Your Directors believe that the adoption of the Incentive Plan will not result in an unacceptable level of dilution to the interests of shareholders.

Historical Burn Rate. Burn rate measures our usage of shares under our stock plans as a percentage of our outstanding shares. For fiscal 2025, 2024, and 2023, our burn rate was 0.28%, 0.61%, and 0.41%, respectively, resulting in an average burn rate of 0.43% over a three-year period. The rates were calculated by dividing (i) the value of all equity awards granted, by (ii) the value of the weighted average common stock outstanding. AT&T continues to monitor our equity use relative to competitive market norms.

Dilution. Dilution is commonly measured by “overhang,” which generally refers to the amount of potential dilution to current shareholders that could result from the future issuance of the shares reserved under an equity compensation plan. Overhang is typically expressed as a percentage (equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards and the denominator is the sum of the numerator plus the total number of shares outstanding). Our overhang as of February 28, 2026 was 1.35% and if the Incentive Plan is approved, our overhang will increase to be approximately 2.78% (based on shares outstanding as of February 28, 2026).

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2018 Incentive Plan, the SPDP (as defined below), and SSP (as defined below) as of February 28, 2026 (and without giving effect to this Proposal No. 5 and Proposal No. 6 below). As of such date, 6,983,556,276 shares of our common stock were outstanding and as of February 27, 2026, the last trading day preceding such date, the closing price of our common stock as reported on the New York Stock Exchange was $28.01 per share. If approved by stockholders, the Incentive Plan will replace the 2018 Incentive Plan as the source of awards granted on or after the date of our Annual Meeting. No further awards will be granted under the 2018 Incentive Plan unless stockholder approval is not obtained for the Incentive Plan. The number of shares covered by any awards granted under the 2018 Incentive Plan on or after February 28, 2026 will reduce the shares available under the Incentive Plan.

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Number of shares available for future grant under the 2018 Incentive Plan (and no further awards will be granted under the 2018 Incentive Plan unless stockholder approval is not obtained for the Incentive Plan)	29,731,233

Number of shares relating to outstanding stock options	0

Weighted average exercise price of outstanding stock options	0

Weighted average remaining term of outstanding stock options	0

Number of shares underlying outstanding restricted stock units and performance shares or performance units, assuming target level of performance under the 2011 Incentive Plan, 2016 Incentive Plan and 2018 Incentive Plan	40,127,823

Number of shares available for issuance under the SPDP	6,156,312

Number of shares available for issuance under the SSP	2,992,335

Number of shares subject to rights outstanding under the SPDP	13,159,473

Number of shares subject to rights outstanding under the SSP	1,968,920

The terms of the Incentive Plan are summarized below. In addition, the full text of the Incentive Plan is set forth in Annex C to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Plan Summary

Administration. The Incentive Plan is administered by the Human Resources Committee of the Board or such other committee as may be appointed by the Board for this purpose, which committee must be composed of non-employee directors with respect to certain insiders of AT&T (the “Plan Committee”). The Plan Committee has the authority to exercise all administrative powers, including to construe, interpret and implement the Incentive Plan, grant terms, and award agreements, prescribe, amend and rescind rules and regulations relating to the Incentive Plan, grant awards, determine who shall receive awards, and determine the terms and conditions of awards.

Eligible for Participation. Management employees of AT&T or its subsidiaries are eligible to be selected to participate in the Incentive Plan. Currently, there are approximately 75,000 employees who are eligible to participate in the Incentive Plan; however, the Company expects participation to be generally limited to approximately 3,400 mid-level and above managers. Actual selection of any eligible employee to participate in the Incentive Plan is within the sole discretion of the Plan Committee. Independent contractors and consultants who are not employed by AT&T or one of its subsidiaries are not eligible to receive awards under the Incentive Plan.

Performance Awards. The Incentive Plan allows the Plan Committee to issue performance stock units, which are contingent incentive awards that are payable in stock and/or cash and paid out to the participant if specific performance goals are achieved over performance periods established by the Plan Committee. If the performance goals are not achieved, the awards are forfeited or reduced. Each performance stock unit is equivalent in value to a share of common stock, a fixed dollar amount, or a dollar amount based on the value of a share of common stock and is payable in cash and/or stock. The Plan Committee may also denominate a performance stock unit award in dollars instead of units. The terms and conditions of the awards are determined by the Plan Committee in its sole discretion. Unless otherwise provided by the Plan Committee, participants receive dividend equivalents on performance stock units (with dividend equivalents with respect to performance stock units granted to an Executive Level Employee (as defined in the Incentive Plan) payable only on the number of performance stock units actually distributed).

In establishing performance goals, the Plan Committee is authorized, in its sole discretion, to use any criteria it determines. The performance goals set by the Plan Committee may include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance stock units that would be converted into stock and/or cash (or the rate of such conversion) and

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distributed to participants. The Plan Committee may modify the performance goals or other terms of any performance stock units or reduce or cancel such awards at any time prior to distribution of such awards.

Restricted Stock and Restricted Stock Units. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares (provided that the Plan Committee may require dividends be subject to the same restrictions and conditions as the underlying restricted stock). The vesting period for restricted stock shall be determined by the Plan Committee, which may accelerate the vesting of any such award.

The Plan Committee may also grant restricted stock units, which represent the right to receive, as determined by the Plan Committee, shares of common stock (or cash equal to the fair market value of the shares) equal to the number of such restricted stock units. Restricted stock units are not transferable, have no voting rights, and do not receive dividends but may be eligible to receive dividend equivalents.

The Plan Committee may also grant awards of unrestricted stock.

Stock Options. The Incentive Plan permits the Plan Committee to grant nonqualified stock options to eligible employees, which directly link their financial success to that of AT&T’s stockholders. Incentive Stock Options, which are generally more costly for a company to issue, are not permitted under the Incentive Plan. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the AT&T common stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. Except for adjustments based on changes in the corporate structure or as otherwise provided in the Incentive Plan, the terms of a stock option may not be amended to reduce the exercise price nor may any stock options be canceled or exchanged for cash, other awards or options with an exercise price that is less than the exercise price of the original options. Options are not generally transferable and are exercisable during the participant’s lifetime by only the participant or the participant’s guardian or legal representative.

Available Shares. The Incentive Plan authorizes the issuance of up to 130 million shares of common stock to participants, less any shares issued under awards granted under the 2018 Incentive Plan after February 28, 2026 and prior to the effective date of the Incentive Plan. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to such an award are forfeited under the terms of the Plan or the relevant award, the shares allocable to the terminated portion of such award will again be available for issuance under the Incentive Plan.

Shares shall not be deemed to have been issued with respect to any portion of an award that is settled in cash, other than a stock option. When a stock option is exercised, the number of shares available for issuance under the Incentive Plan shall be reduced by the gross number of shares for which the option is exercised. In the event of a stock split, stock dividend, or other change in the corporate structure of AT&T, as described in the Incentive Plan, affecting the shares that may be issued under the Incentive Plan, an adjustment shall be made in the number and class of shares which may be delivered under the Incentive Plan, including under outstanding awards and the exercise price for such, as may be determined by the Plan Committee.

Amendment and Term. The Incentive Plan will be effective on May 14, 2026, subject to stockholder approval. The Board or the Disinterested Committee (as defined in the Incentive Plan) may amend or terminate the Incentive Plan at any time. After May 13, 2036, no further awards may be issued under the Incentive Plan.

Change in Control. In the event of a Change in Control (as defined in the Incentive Plan), the payout of performance stock units shall be determined exclusively by the attainment of the performance goals established by the Plan Committee in effect prior to the Change in Control, which may not be modified after the Change in Control, and AT&T shall not have the right to reduce the awards other than based on the extent the related performance goals were achieved.

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Other Terms. The Incentive Plan contains certain “loyalty provisions”. In exchange for being permitted to participate in the Plan, Executive Level Employees agree that they will refrain from engaging in certain activities that are competitive with or “disloyal” to AT&T, including, among other things, improperly disclosing certain confidential information or trade secrets, breaching any fiduciary duty they owe to AT&T, or, for two years following termination of employment, competing with AT&T, soliciting certain of its nonclerical employees, or soliciting clients, customers, or material vendors or suppliers.

Awards granted under the Incentive Plan may be canceled or forfeited and the participant shall be required to repay to AT&T any amount received under an award in the event the participant violates AT&T’s Code of Business Conduct. In addition, awards are subject to recoupment in accordance with any clawback policy that AT&T adopts, including any clawback policy that AT&T is required to adopt pursuant to the listing standards of any national securities exchange or association on which AT&T’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law. In addition, the Plan Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Plan Committee determines necessary or appropriate. No recovery of compensation under such a clawback policy or provision will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and AT&T. This does not limit AT&T’s right to seek recovery or cancellation of an award for any other reason including but not limited to misconduct.

Certain Federal Income Tax Matters Relating to the Incentive Plan. The following is a summary of certain U.S. Federal income tax consequences associated with the grant, vesting, exercise and settlement of awards under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations applicable to a participant based on the participant’s particular circumstances. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the Incentive Plan.

Stock Options. A participant will not be deemed to have received any income subject to tax at the time a nonqualified stock option is granted, nor will AT&T be entitled to a tax deduction at that time. When a nonqualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. AT&T will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.

Restricted Stock. No income will be recognized by the participant at the time of grant of a restricted stock award if the award is subject to a substantial risk of forfeiture (i.e., unvested). Generally, at the time the substantial risk of forfeiture lapses with respect to the award (i.e., the award vests), the then fair market value of the stock (less any amount paid for the award) will constitute ordinary income to the participant. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income, in the year the unvested restricted stock is granted, an amount equal to the fair market value of the stock (less any amount paid for the award). If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest. Subject to the applicable provisions of the Code, AT&T will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the restricted stock award at the time such ordinary income is recognized by the recipient.

Restricted Stock Units, Unrestricted Stock, and Performance Stock Units. A participant generally will not recognize taxable income upon the grant of restricted stock units or performance stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock following the vesting of restricted stock units or performance stock units and upon the issuance of shares for unrestricted stock awards. The amount included in the participant’s income will equal the amount of cash and/or the fair market value of the shares of common stock received. Subject to the applicable provisions of the Code, AT&T generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income.

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Section 162(m). Any entitlement to a tax deduction on the part of AT&T or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees.” The Plan Committee may grant awards under the Incentive Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of AT&T and our stockholders.

New Plan Benefits. As described above, the selection of participants who will receive awards under the Incentive Plan and the size and types of awards will be determined by the Plan Committee in its discretion. Therefore, the amount of any future awards under the Incentive Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.

AT&T intends to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Incentive Plan after the effective date of the Incentive Plan.

The Incentive Plan does not limit the ability of AT&T to pay any form of compensation in lieu of or in addition to the Awards or other compensation provided by the Plan.

The Board recommends you vote FOR this proposal

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VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 6 - APPROVE STOCK PURCHASE AND DEFERRAL PLAN

The Stock Purchase and Deferral Plan (the “SPDP”) offers certain management and highly compensated employees the opportunity to defer income through the purchase of deferred shares of AT&T common stock with payroll deductions. The shares are distributed in the years elected by the participants. Based on the number of shares purchased, participants also receive limited matching employer contributions in the form of additional deferred shares. The SPDP is designed to encourage eligible employees to invest in AT&T common stock and, thereby, give such employees an even greater interest in the continued success of AT&T.

The SPDP was initially approved by stockholders in 2005, replacing a similar program originally adopted in 1991. Stockholders previously approved amended versions of the SPDP that, among other things, increased the number of authorized shares.

Subject to stockholder approval of the SPDP at the 2026 Annual Meeting, the Board has amended and restated the SPDP effective as of January 1, 2027 to eliminate the ability to grant options under the SPDP (which have not been granted under the SPDP since 2011), increase the shares of common stock authorized for issuance thereunder by 60 million shares to a total of 136 million shares, modify the amount of the potential employer matching contributions, remove certain historical provisions, and make other administrative changes.

The terms of the SPDP are summarized below. In addition, the full text of the SPDP is set forth in Annex D to this Proxy Statement, and the following summary is qualified in its entirety by reference to the text of the SPDP.

Plan Summary

Administration. The SPDP is administered by the Human Resources Committee of the Board of Directors (the “SPDP Committee”). The SPDP Committee has authority to administer the SPDP, interpret, construe and apply its provisions, establish and revise rules for the administration of the SPDP, correct errors under the SPDP, and determine all questions of administration, interpretation and application of the SPDP. The SPDP Committee may delegate its authority under the SPDP and has delegated to the Company’s Chief Human Resources Officer various administrative functions under the plan.

Eligibility for Participation. The SPDP is offered to certain management or highly compensated employees, which currently total approximately 3,400 of AT&T’s employees.

Available Shares. The aggregate number of shares that may be issued under the SPDP, as amended, will be increased by 60 million shares to 136 million. Shares withheld for taxes in connection with a distribution will not be considered issued and will remain available for issuance under the SPDP.

Contributions and Purchase. Each year, a participant may elect to establish a Share Deferral Account (as defined in the SPDP) to purchase share units through payroll deductions during an upcoming year. Each participant may elect to contribute from 6% to 30% of the participant’s annual Base Compensation (as defined in the SPDP, which includes base salary and lump sum payments in lieu of base salary increases), but excluding Annual Bonuses (as defined in the SPDP), up to 95% of a Short Term Incentive Award (as defined in the SPDP), which are typically granted to senior managers and officers, or from 6% to 30% of an Annual Bonus, which are typically granted to employees below the senior manager level. The SPDP Committee has authority to add or remove different types of compensation to or from the definition of “Base Compensation.” AT&T may refuse or terminate, in whole or in part, any election to participate in the SPDP (subject to compliance with the tax code).

The number of share units purchased by a participant during a calendar month is equal to the participant’s employee contributions during the month divided by the fair market value of a share of AT&T common stock on the last day of such month, except that for employee contributions from a Short Term Incentive Award or an Annual Bonus earned during 2027 or later, the number of share units purchased is found by dividing such contributions by the fair market value of a share of AT&T common stock on the date prior to the day the related

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VOTING ITEMS - MANAGEMENT PROPOSALS

Short Term Incentive Award or Annual Bonus is paid. Each share unit is converted into a share of AT&T common stock at distribution. Share units earn dividend equivalents at the same rate as common stock which are reinvested in additional share units.

For contributions made prior to January 1, 2027, in order (1) to generally offset the loss of an employer matching contribution in the 401(k) plan caused by participation in the SPDP or by participation in the Company’s Cash Deferral Plan (described on page [ ]) and (2) to provide matching contributions on compensation that exceeds Federal compensation limits for 401(k) plans, the Company provides “Makeup” matching contributions in the form of additional deferred shares. The “Makeup Matching Contribution” is equal to the percentage of matching contributions that the participant is eligible to receive under the 401(k) plan that the participant is eligible to participate in multiplied by the first 6% of monthly contributions from Base Compensation to the SPDP and the Cash Deferral Plan, plus the amount of the participant’s monthly Base Compensation in excess of such contributions to the extent such amounts exceed the limit in effect under Section 401(a)(17) of the tax code (regardless of whether the participant actually participates or is eligible to participate in the 401(k) plan). Senior managers and officers do not receive such Makeup Matching Contribution on the contribution of their Short Term Incentive Award to the SPDP.

For contributions made on or after January 1, 2027, AT&T will provide monthly Makeup Matching Contributions equal to the percentage of company matching contributions that the participant is eligible to receive under the 401(k) plan that the participant is eligible to participate in multiplied by 6% of the participant’s contributions made to the SPDP and to the Cash Deferral Plan during the month, up to a maximum of $500,000 of the participant’s contributions per plan year.

In addition, AT&T contributes a “Stock Matching Contribution” (in addition to the Makeup Matching Contribution) to participant accounts in the form of additional deferred shares. The Stock Matching Contribution equals 20% of the participant’s contributions to the SPDP. However, the Stock Matching Contribution is not paid on employee contributions of Short Term Incentive Awards in excess of the target award (and pro-rated for partial year awards).

All matching contributions are immediately vested.

Under the terms of the SPDP as proposed to be amended, no further stock options are permitted to be granted under the SPDP.

The SPDP Committee may permit an employee to purchase share units with amounts other than Base Compensation or Short Term Incentive Awards from time to time; however, these purchases may not earn matching contributions.

Distributions. The share units are distributed up to five calendar years after a Share Deferral Account commences, as elected by the participant. A distribution may be further deferred by an employee for additional five-year periods, so long as each election is made while the participant is still an employee and at least 12 months prior to the scheduled distribution date. In the event of the death of a participant, all unpaid deferrals of the participant under the SPDP are promptly distributed. Distributions may also be made in the event the participant experiences an Unforeseeable Emergency (as defined in the SPDP) in accordance with the terms of the SPDP.

Amendment and Termination. The SPDP Committee may at any time discontinue offerings of share units under the SPDP and may terminate the SPDP at any time. The SPDP Committee may also amend the SPDP at any time, subject to the provisions of the SPDP.

Other Information. In the event of a stock split, stock dividend, or other change in the corporate structure of AT&T, as described in the SPDP, affecting the shares that may be issued under the SPDP, an adjustment shall be made in the number and class of shares which may be delivered under the SPDP as may be determined by the SPDP Committee.

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VOTING ITEMS - MANAGEMENT PROPOSALS

Federal Income Tax Matters Relating to Share Units. The following is a summary of the principal U.S. Federal income tax consequences under present law of the issuance of share units granted under the SPDP. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations applicable to a participant based on his or her particular circumstances. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of participating in the SPDP.

A participant will not be deemed to have received any income subject to tax at the time a share unit is granted, nor will AT&T be entitled to a tax deduction at that time. When shares of AT&T common stock are distributed in settlement of share units, the participant will be deemed to have received an amount of ordinary income equal to the fair market value of the shares of common stock received, and AT&T will be allowed a tax deduction in the same year in an amount equal to the ordinary income which the participant is deemed to have received.

New Plan Benefits. Because the number of shares of AT&T common stock that may be subject to share units granted under the SPDP will depend on each employee’s voluntary election to participate, the amount of payroll deductions elected by each employee, and the fair market value of shares of the AT&T common stock at future dates, the actual number of shares of AT&T common stock that may be received by any individual (or any group of individuals) is not determinable.

Under the SPDP as restated, options may no longer be granted.

The closing price of AT&T’s common stock reported on the New York Stock Exchange for February 27, 2026 (the last trading day preceding February 28, 2026), was $28.01 per share.

The Board recommends you vote FOR this proposal

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VOTING ITEMS - STOCKHOLDER PROPOSALS

ITEM NO. 7 - SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

John Chevedden proposes the following:

Proposal 7 – Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which shareholders hold their shares). This includes shareholder ability to initiate any appropriate topic for written consent.

Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when AT&T underperforms.

This proposal received 42% support at previous AT&T annual shareholder meeting. This 42% support likely represented more than 50% support from the AT&T shares that have access to independent proxy voting advice and are the most informed shareholders regarding AT&T ballot items. AT&T shareholders, who do not have access to independent proxy voting advice, can give deference to the view of the most informed AT&T shareholders

The following challenging 2025 news reports on AT&T make it more important to adopt this proposal without delay:

AT&T’s Q3 2025 revenue of $30 billion fell short of analyst expectations, leading to a stock price decline of 3-5%. This revenue miss prompted several firms, including Barclays and Scotiabank, to downgrade their outlook for AT&T due to concerns over competitive pressures and future growth.

The FCC enforced a ruling in response to the “Salt Typhoon” Chinese state-sponsored cyberattacks that breached several telecom companies, including AT&T. This required AT&T to invest in security improvements and opened AT&T up to potential fines for non-compliance. The FCC later repealed this specific ruling, a move that some felt left customer data protection at risk.

AT&T is also dealing with the fallout of a major data breach that impacted over 73 million customers, with a judge approving a $177 million settlement.

AT&T faced customer dissatisfaction after reducing the monthly autopay discount for those using credit cards, which contributed to customer chum.

A lawsuit by a partner, Tilson, against AT&T’s fiber joint venture, Gigapower, resulted in Tilson’s bankruptcy and potential delays in AT&T’s fiber network expansion plans.

CEO John Stankey warned that potential new tariffs could increase the cost of smart phones and network equipment, which might lead to higher prices.

In August 2025, Fitch Ratings placed AT&T on a “Rating Watch Negative” following its plan to acquire $23 billion in wireless spectrum from EchoStar, indicating concerns about the impact on AT&T’s debt leverage.

Please vote yes:

Shareholder Right to Act by Written Consent – Proposal 7

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VOTING ITEMS - STOCKHOLDER PROPOSALS

BOARD RESPONSE:

The Board recommends that stockholders vote AGAINST this proposal:

AT&T already allows stockholders owning 15% of its outstanding stock to call a special meeting.

The proposal fails to mention that AT&T already allows stockholders with 15% of its outstanding stock to call a special meeting. At a special meeting, stockholders have the opportunity to review and debate the merits of the proposals submitted at the meeting. In contrast, when a group of stockholders takes action by written consent, they can do so without the opportunity for a meeting that would ensure that all stockholders have access to the same information and the opportunity to debate the proposed action. The heightened approval requirement contained in AT&T’s charter for actions by written consent reflects AT&T’s belief in the importance of action via open stockholder meetings and also provides minority stockholders with a measure of protection against changes in corporate governance and other self-interested actions initiated by one or more large stockholders. The Board believes that acting through open stockholder meetings ensures the optimal forum for consideration of all viewpoints and is therefore in the best interest of stockholders.

As a result, the proposal’s requested changes are unnecessary and will result in a waste of corporate resources.

AT&T believes that its existing governance framework strikes the right balance between encouraging stockholders to act through open, deliberative meetings, on the one hand, and preserving their ability to raise issues outside of the annual meeting context, on the other. Proposals to reduce the shares required for written consent were voted down at the 2014, 2017, 2018 and 2021 Annual Meetings, and stockholders have not raised this topic as a concern or priority in our ongoing engagement conversations each year. Implementing this proposal would be unnecessary, costly and burdensome for AT&T and its stockholders. To implement the proposal as requested, despite the prior votes by stockholders, the Company would need to put forth a charter amendment and solicit votes, requiring the affirmative vote of two-thirds of all outstanding shares to pass. The Board believes this would be a misuse of corporate resources in light of AT&T’s current written consent provision, special meeting right at a 15% threshold, other strong governance practices, and active stockholder engagement program.

The Board recommends you vote AGAINST this proposal

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VOTING ITEMS - STOCKHOLDER PROPOSALS

ITEM NO. 8 - EEO-1 REPORT DISCLOSURE POLICY

The Comptroller of the City of New York proposes the following:

Proposal 8 – EEO-1 Report Disclosure Policy

RESOLVED: Shareholders request that the Board of Directors adopt a policy requiring AT&T Inc. (“AT&T”) to publicly disclose its Consolidated EEO-1 Report, a comprehensive breakdown of its workforce by race, ethnicity and gender (the “EEO-1 Report”), which AT&T is required to submit annually to the U.S Equal Employment Opportunity Commission (EEOC). The policy should require that AT&T annually disclose its EEO-1 Report on its website and in its proxy statement.

SUPPORTING STATEMENT

AT&T 2024 Sustainability Update Report asserts: “Our commitment to strengthening our society also encompasses our workforce and supply chain. With employees across all 50 U.S. states and 51 countries, we strive to be an employer of choice. We are proud to bring together talented people with a wide range of backgrounds and experiences who serve our customers and communities every day.”1

“We also believe that employees of color and women can contribute to improved company performance. A peer-reviewed 2024 study titled “Impact of Diversity and Inclusion on Firm Performance: Moderating Role of Institutional Ownership” analyzed 8,089 firm-year observations from globally-listed firms using ordinary least squares regression. The study found that companies with higher diversity and inclusion scores tend to perform better.”2

The EEO-1 Report breaks down a company’s U.S. workforce by race, ethnicity and gender according to 10 employment categories, including senior management, defined to incorporate individuals within two reporting levels of the CEO.

AT&T’s 2024 Sustainability Update Report discloses its total workforce, but does not include any information on gender, race/ethnicity or job categories. EEO-1 Report disclosure, however, would provide investors with more consistent information to benchmark AT&T to its peers, in a decision-useful format, including:

•

Standardized, quantitative, and reliable data in categories as defined by the EEOC, that is comparable across companies and industries, enabling investors to assess the representation of employees of color and women at various levels of AT&T;

•	Specific data on senior management diversity; and

•

Particularized data that allows investors to assess the representation of specific racial and ethnic groups by gender, such as Black female employees, in a job category - and to make meaningful, year-over-year comparisons.

Disclosure of its EEO-1 Report is a cost-effective means for AT&T to demonstrate diversity performance. AT&T already collects the data and submits it to the EEOC. The proposal neither prevents nor discourages AT&T from disclosing any other information that management believes reflect its organizational structure or demonstrates its commitment to diversity and inclusion.

EEO-1 Report disclosure will bring AT&T into line with virtually all S&P 100 companies, and nearly 400 of the S&P 500 companies, which disclose or have committed to disclose their EEO-1 Report, including its acknowledged peers, International Business Machines Corporation and Netflix Inc.

The New York City Pension Funds previously filed this proposal with AT&T and withdrew it based on a mutually agreed-upon disclosure back in 2021.

Please vote FOR this proposal.

[1]	https://sustainability.att.com/ViewFile?fileGuid=b4632aa0-6d0d-4740-85e5-9010a361bb9e
[2]	https://www mdpi.com/1911-8074/17/8/344#:~:text=The%20mean%20score%20of%20the.from%200%25%20to%20100%25

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VOTING ITEMS - STOCKHOLDER PROPOSALS

BOARD RESPONSE:

The Board recommends that stockholders vote AGAINST this proposal:

AT&T is strongly committed to a workplace that values mutual respect – through our existing policies and disclosures we already provide meaningful and adequate information for stockholders to assess our efforts and progress in upholding this commitment.

At AT&T, we are committed to serving customers across the country and ensuring that all Americans can connect to the Internet. For the last five years, we have sharpened our focus on a single, overarching objective: to be the best connectivity company in America. As a nation, we must close the digital divide so that all Americans can enjoy all that the Internet has to offer.

A qualified workforce that understands our customers across the country is crucial for meeting the needs of all Americans, driving growth, and delivering shareholder value. We believe that a welcoming workforce fuels creativity, drives innovation, and strengthens our connection to the communities we serve. We maintain and publish Equal Employment Opportunity (EEO) and Harassment Policies1 which apply to all employees and have and enforce rigorous policies to promote an environment of mutual respect. Our workplace fosters an environment where everyone is entrusted to contribute their best, reinforcing our commitment to a workplace where all employees perform at their highest levels, are challenged in their work, and feel a sense of community.

AT&T is invested in development opportunities that support employee success across our workforce to help us attract and retain top talent. Our Human Capital Management Issue Brief2 discloses our efforts to build a collaborative and customer-oriented workforce, including our skills-based hiring approach and merit-based advancement. Our culture team, part of our Human Resources department, focuses on helping our workforce achieve our business priorities and drives employee engagement, aligning with our key pillars: serve customers first, move faster, act boldly, and win as one. We are committed to growing, developing and supporting our workforce, including through a range of personalized development opportunities and Employee Groups, which are discussed in more detail in our Issue Brief and Sustainability Summary.3

These disclosures provide our stockholders a comprehensive view of our commitment to building a workforce that welcomes and values employees’ unique backgrounds and abilities. As we have always done, we will continue to evaluate our disclosures to ensure they best reflect our efforts, initiatives, and progress, and align with the expectations of our stockholders as shared with AT&T through our robust annual engagement program.

Adopting a policy requiring that AT&T disclose its EEO-1 Report would not provide useful or additive information to our stockholders and carries risk of confusion.

While we embrace transparency, we disagree with the policy that the proposal would require. First, the Board believes that the proposal relates to operational matters within management’s day-to-day discretion and is not appropriate for an inflexible, one-size-fits all Board policy. Second, there are inherent limitations to the EEO-1 Report that render it a potentially confusing measure for evaluating AT&T’s workforce.

The EEO-1 Report provides a backwards-looking, moment-in-time view of our workforce that does not properly contextualize our vast workforce as one of the largest U.S.-based private-sector employers. The demographic information reflected in the EEO-1 Report is provided voluntarily by employees. That information is reported on a government form that uses ten mandated job categories that do not account for the complexity of the company or even industry-specific roles, and racial and ethnic categories that increasingly do not reflect how employees choose to self-identify. The EEO-1 job categories also do not meaningfully reflect AT&T’s organizational structure or frameworks that we use internally to assess workforce composition and analyze employment data.

AT&T has always stood for merit-based opportunity. AT&T complies with existing laws and is acting in accordance with the EEOC’s approach under which EEO-1 Reports are submitted for regulatory purposes and are not otherwise publicly disclosed. The Board’s Governance and Policy Committee has direct oversight of AT&T’s

[1]	Available at https://sustainability.att.com/ViewFile?fileGuid=e598c7a8-8ef9-42ac-a658-9da07e2cf052
[2]	Available at https://sustainability.att.com/priority-topics/human-capital-management
[3]	Available at https://sustainability.att.com/ViewFile?fileGuid=b4632aa0-6d0d-4740-85e5-9010a361bb9e

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VOTING ITEMS - STOCKHOLDER PROPOSALS

corporate responsibility strategy, related policies, programs and reporting. Adopting a policy to require EEO-1 Report disclosure would run counter to the Board’s ability to assess and respond to potential regulatory changes, compliance obligations and AT&T’s holistic reporting and, due to its limitations, may not align with our own transparent reporting which includes context specific to AT&T.

With over 110,000 employees in the U.S. committed to millions of customers, we believe that all Americans benefit from our products and services, and we have focused our operations to connect all Americans to greater possibility with expertise, simplicity, and inspiration.

The Board recommends you vote AGAINST this proposal

AT&T INC.	24	2026 PROXY

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

The Board oversees succession planning and talent development for senior executive positions. The Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

Members of the Board are expected to attend Board meetings in person unless the meeting is held by means of remote communication. The Board held seven meetings in 2025. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors attended the 2025 Annual Meeting. In 2025, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

Board Leadership Structure

The Governance and Policy Committee periodically reviews and makes recommendations to the full Board regarding the Board’s leadership structure. Maintaining the flexibility to determine the appropriate leadership structure enables our Board to act in the best interest of the Company and its stockholders, given the large and complex nature of our business and the challenges of operating in a highly regulated industry. In evaluating the most appropriate leadership structure, the Board considers the Company’s needs, circumstances, and opportunities, in addition to feedback received from stockholders through our long-standing engagement program.

In February 2025, the Board’s independent directors unanimously elected John T. Stankey, our President and CEO, to serve as Chairman of the Board. The Board’s decision was the result of a comprehensive and thoughtful evaluation that considered the Company’s current and forward-looking strategic priorities, current and expected competitive and regulatory environment, and perspectives of stockholders. The Board also reviewed peer company practices and broader market trends. The Board believes this change provides the optimal leadership structure for AT&T at this time to enhance its ability to seize opportunities and create long-term stockholder value as the Company executes on its recently announced three-year strategic and capital allocation plan.

The Board remains committed to robust independent leadership, and the independent directors have elected William E. Kennard as the Board’s Independent Lead Director. Our Corporate Governance Guidelines require the appointment of an Independent Lead Director with robust and clearly defined responsibilities in situations where the Chairman is not independent, as described in detail under the section below “Duties and Responsibilities – Independent Lead Director.” As Independent Lead Director, Mr. Kennard acts as the principal liaison between the non-management Directors and the CEO, and he coordinates the activities of the non-management Directors when acting as a group. Mr. Kennard most recently served as AT&T’s independent Chairman and, given the similarities of the roles, the Board determined Mr. Kennard continues to be well-suited for the Independent Lead Director role. In addition to his Board leadership experience, he has expertise in the global communications industry and knowledge of our complex regulatory landscape which enable him to effectively serve in the role. He has also regularly participated in meetings with stockholders through our annual engagement program.

Each of the Audit, Human Resources, Governance and Policy, and Corporate Development and Finance Committees is composed entirely of independent Directors.

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CORPORATE GOVERNANCE

The Board will continue to regularly review its leadership structure given the Company’s needs, circumstances, and opportunities at a given time, and we plan to continue our practice of regularly discussing our leadership structure with stockholders.

Duties and Responsibilities

Chairman of the Board

•	Presides over meetings of the Board
•	Presides over meetings of stockholders
•	Approves the agenda for each Board meeting in consultation with the Independent Lead Director
•	Approves the agenda for each stockholder meeting in consultation with the Independent Lead Director

Chief Executive Officer

•	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees
•	Consults and advises the Board and its committees on the business and affairs of the Company
•	Performs such other duties as may be assigned by the Board

Independent Lead Director

•	Presides at meetings of the Board at which the Chairman is not present
•	Presides at executive sessions of the independent Directors
•	Prepares the agenda for the executive sessions of the independent Directors
•	Acts as the principal liaison between the independent Directors and the Chairman and Chief Executive Officer
•	Coordinates the activities of the independent Directors when acting as a group
•	Approves the agenda for each Board meeting in consultation with the Chairman
•	Approves meeting schedules to ensure there is sufficient time for discussion of all agenda items
•	If requested by major stockholders, is available for consultation and direct communication and acts as a contact for other interested persons
•	Shares with other Directors, as deemed appropriate, letters and other contacts received

In addition, the Independent Lead Director may:

•	call meetings of the independent Directors in addition to the quarterly meetings, and
•	require information relating to any matter to be distributed to the Board

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk over the short-, medium- and long-term. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks, as well as for disclosing our material risks in our periodic reports. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic, environmental and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

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CORPORATE GOVERNANCE

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas. In accordance with its charter, the Audit Committee provides the senior internal auditing executive with access to communicate personally and directly with the members of the Committee at any time on any auditing or internal control matter, and it provides the Chief Compliance Officer with such access on any matter of compliance and ethics. The Chief Compliance Officer reports to the Senior Executive Vice President and General Counsel.

The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation. In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at investors.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Governance and Policy Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines, which includes the consideration of a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities; and
•	experience, geographic location, and special talents.

Stockholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Governance and Policy Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE.

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CORPORATE GOVERNANCE

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Kelly J. Grier	Beth E. Mooney
William E. Kennard	Matthew K. Rose
Stephen J. Luczo	Cynthia B. Taylor
Marissa A. Mayer	Luis A. Ubiñas
Michael B. McCallister

In addition, each member of the Audit Committee, the Governance and Policy Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considers commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees. The entity where Ms. Taylor serves as an executive officer purchased communications services from subsidiaries of AT&T. For the year 2025:

•	The relevant products and services were provided by AT&T on terms determined on an arm’s length basis that were comparable to the terms provided to similarly situated customers;
•	The transactions were made in the ordinary course of business of each company; and
•

The total payments to AT&T by the other company (for communications services) were less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE Listing Standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, Mr. Kennard, through a private equity investment management company in which he has a less than 5% equity interest, invests in a company that engages in commercial transactions with AT&T. Noting Mr. Kennard’s limited ownership interest in this management company and that he is not an employee or Executive Officer of this management company or of the investee company, together with the fact that AT&T’s revenues from and spending with the investee company are not material to AT&T, the Board determined that Mr. Kennard is independent.

BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established five standing committees of Directors, the principal responsibilities of which are described below. The information below is as of March 23, 2026. Promptly after our Annual Stockholders Meeting, the Board will determine any changes to committee membership or leadership for the coming year. The charters for each of these committees may be found on our website at investors.att.com.

AUDIT COMMITTEE 9 MEETINGS IN 2025, 100% INDEPENDENT

Cynthia B. Taylor, Chair ∎ Stephen J. Luczo Marissa A. Mayer Michael B. McCallister ∎ – Financial Expert

•

Oversees:

-  the integrity of our financial statements

-  the independent auditor’s qualifications and independence

-  the performance of the internal audit function and independent auditors

-  our compliance with legal and regulatory matters

-  enterprise risk management, including privacy and data security

•

Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•

The independent auditor audits the financial statements of AT&T and its subsidiaries.

AT&T INC.	28	2026 PROXY

CORPORATE GOVERNANCE

GOVERNANCE AND POLICY COMMITTEE 4 MEETINGS IN 2025, 100% INDEPENDENT

Matthew K. Rose, Chair William E. Kennard Beth E. Mooney Luis A. Ubiñas

•

Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•

Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•

Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

•

Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•

Oversees the Company’s management of its brands and reputation.

•

Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•

Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

HUMAN RESOURCES COMMITTEE 4 MEETINGS IN 2025, 100% INDEPENDENT

Beth E. Mooney, Chair Kelly J. Grier Michael B. McCallister Luis A. Ubiñas

•

Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•

Responsible for:

-  establishing the compensation of the Chief Executive Officer and the other Executive Officers

-  establishing common stock ownership guidelines for officers and developing a management succession plan

2026 PROXY	29	AT&T INC.

CORPORATE GOVERNANCE

CORPORATE DEVELOPMENT AND 6 MEETINGS IN 2025, 100% INDEPENDENT FINANCE COMMITTEE

Stephen J. Luczo, Chair Kelly J. Grier Marissa A. Mayer Matthew K. Rose

•

Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•

Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•

Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

EXECUTIVE COMMITTEE

John T. Stankey, Chair Matthew K. Rose Stephen J. Luczo Beth E. Mooney Cynthia B. Taylor Consists of the Chairman of the Board and the Chairpersons of our four other standing committees.

•

Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2025.

•

Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Communicating with Your Board

Interested persons may contact the Board of Directors, the non-management Directors, the Chairman, the Lead Director or any other individual Directors by sending written comments through the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request. The Office does not forward or summarize advertisements, solicitations or other inappropriate materials.

AT&T INC.	30	2026 PROXY

CORPORATE GOVERNANCE

Annual Multi-Step Board Evaluations

Each year, the Governance and Policy Committee and the Lead Director guide the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

2026 PROXY	31	AT&T INC.

CORPORATE GOVERNANCE

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant, the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Governance and Policy Committee and that each such transaction be approved by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

The Committee will prohibit a Related Party Transaction if it determines such transaction to be inconsistent with the interests of the Company and its stockholders.

The employment of the following person was approved by the Governance and Policy Committee under the Company’s Related Party Transactions Policy. The rate of pay for this employee is similar to the rate of pay for comparable positions at the Company.

During 2025, the daughter of John Stankey, Chairman, Chief Executive Officer and President, was employed by an AT&T subsidiary with approximate annual gross compensation, including incentive awards, of $174,671.

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Governance and Policy Committee. The Governance and Policy Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), William E. Kennard, Beth E. Mooney and Luis A. Ubiñas. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

AT&T INC.	32	2026 PROXY

CORPORATE GOVERNANCE

The Company offers Directors both cash and equity compensation as set out in the table below. Directors have the ability to defer their annual retainers and earn interest or may defer their cash compensation through deferred stock units (See Director Plans).

2025 Compensation	Amount ($)

Annual Retainer	140,000

Lead Director	60,000

Committee Chair Retainer

Audit Committee	40,000

Human Resources Committee	30,000

Corporate Development and Finance Committee	25,000

Governance and Policy Committee	25,000

Annual Award of Deferred Stock Units	220,000

Annual Communications Services Stipend

With AT&T’s service area	4,000

Outside AT&T’s service area	6,000

Director Plans

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of $220,000 ($230,000 beginning in 2026) in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the grant is made. A non-employee Director who is first elected to the Board on a day other than the day of the Annual Meeting receives a prorated grant based on the number of days served prior to the next Annual Meeting (using an assumed next Annual Meeting date one year following the last Annual Meeting). Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to three annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive installation of equipment for the provision of Internet service at the Director’s primary residence, provided the residence is served by an AT&T affiliate. Monthly billing for such service is paid by the Director. Each Director within AT&T’s service area receives an annual stipend of $4,000, and each Director outside of AT&T’s service area receives an annual stipend of $6,000. In addition, each Director is entitled to receive one phone and one tablet every two years. Monthly billing for service for such devices is paid by the Director.

2026 PROXY	33	AT&T INC.

CORPORATE GOVERNANCE

2026 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2025 (excluding Mr. Stankey, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

SCOTT T. FORD	$140,000	$220,000	$250,000	$610,000

KELLY J. GRIER(d)	$105,000	$154,301	$11,972	$271,273

GLENN H. HUTCHINS	$0	$0	$262,698	$262,698

WILLIAM E. KENNARD	$200,000	$220,000	$11,312	$431,312

STEPHEN J. LUCZO	$171,250	$220,000	$0	$391,250

MARISSA A. MAYER	$140,000	$220,000	$10,429	$370,429

MICHAEL B. MCCALLISTER	$140,000	$220,000	$0	$360,000

BETH E. MOONEY	$170,000	$220,000	$10,174	$400,174

MATTHEW K. ROSE	$167,083	$220,000	$11,557	$398,640

CYNTHIA B. TAYLOR	$180,000	$220,000	$0	$400,000

LUIS A. UBIÑAS	$140,000	$220,000	$0	$360,000

NOTE (a). The table below shows the number of deferred stock units or shares of common stock purchased in 2025 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2025

SCOTT T. FORD	4,838

STEPHEN J. LUCZO	5,922

MARISSA A. MAYER	4,838

MATTHEW K. ROSE	5,776

CYNTHIA B. TAYLOR	6,220

NOTE (b). Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2025, for each Director can be found in the “Common Stock Ownership” section beginning on page xx.

NOTE (c). Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2025 consisted of communications equipment and the annual communications concession stipend provided under the AT&T Board of Directors Communications Concession Program (described on page XX) and miscellaneous items, as follows: Ms. Grier ($8,998 and $2,974, respectively), Mr. Hutchins ($6,000 and $6,698, respectively), Mr. Kennard ($7,398 and $3,914, respectively), Ms. Mayer ($6,000 and $4,429, respectively), Ms. Mooney ($6,000 and $4,174, respectively), Mr. Rose ($7,699 and $3,858, respectively).

In addition, a charitable contribution of $250,000 was made on behalf of each of Mr. Hutchins and Mr. Ford to a charity of their choice in connection with their retirements from the Board in May 2025 and September 2025, respectively.

NOTE (d). Ms. Grier was elected to the Board on September 1, 2025. Amounts in the Fees Earned or Paid in Cash and the Stock Awards columns include prorated amounts for service from her election until the 2026 Annual Meeting.

AT&T INC.	34	2026 PROXY

CORPORATE GOVERNANCE

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of the dates indicated in the footnotes (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BLACKROCK, INC. 50 Hudson Yards, New York, NY 10001	533,538,337	(1)	7.5%

THE VANGUARD GROUP 100 Vanguard Blvd., Malvern, PA 19355	622,382,246	(2)	8.7%

1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, which reported the following: sole voting power of 480,026,166 shares; shared voting power of 0 shares; sole dispositive power of 533,538,337 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, which reported the following: sole voting power of 0 shares; shared voting power of 9,177,638 shares; sole dispositive power of 590,710,146 shares, and shared dispositive power of 31,672,100 shares.

2026 PROXY	35	AT&T INC.

CORPORATE GOVERNANCE

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2025, held by each Director, nominee, and officer named in the Summary Compensation Table on page xx. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (1)	Restricted Stock Units (2)	Number of Shared Voting and Investment Power Shares	Non-Voting Vested Stock Units (3)

KELLY J. GRIER	723		0	5,525

WILLIAM E. KENNARD	0		0	132,656

STEPHEN J. LUCZO	562,500		167,000	125,045

MARISSA A. MAYER	0		0	28,869

MICHAEL B. MCCALLISTER	69,076		69,076	152,822

BETH E. MOONEY	28,700		0	182,893

MATTHEW K. ROSE	98,100		98,100	330,589

CYNTHIA B. TAYLOR (4)	5,718		516	201,188

LUIS A. UBIÑAS	0		0	62,214

JOHN T. STANKEY	1,305,185	208,364	1,079,647	512,239

PASCAL DESROCHES	952,372	98,166	16,920	320,773

LORI LEE	561,552	63,194	93,424	128,128

DAVID R. MCATEE II	936,291	84,147	670,133	154,061

JEFFERY S. MCELFRESH	674,503	108,188	0	367,407

All Executive Officers and Directors as a group (consisting of 19 persons, including those named above)	6,500,757	729,434	2,216,068	1,235,946

NOTE (1). Includes restricted stock units distributable within 60 days of the date of this table. See Note (2).

NOTE (2). Restricted stock units distributable within 60 days of the date of this table.

NOTE (3). Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans or through vested stock awards. Stock units carry no voting rights.

NOTE (4). In addition, Ms. Taylor owns 320 Depositary Shares (Preferred Stock, Series C), which is less than 1% of the outstanding shares of Preferred Stock, Series C. Each Depositary Share represents a 1/1,000th interest in a Share of a 4.750% Perpetual Preferred Stock, Series C.

AT&T INC.	36	2026 PROXY

Corporate Responsibility Oversight and Reporting

The Governance and Policy Committee (GPC) of the Board – composed entirely of independent Directors – has direct oversight of Corporate Responsibility (CR) strategy, policies, programs and reporting. It also oversees our policies for political and philanthropic giving. Our Head of CR presents at GPC meetings and provides educational materials through a Board portal. Materials and discussions about CR topics throughout the year include but are not limited to digital divide, privacy, environmental stewardship, CR reporting, and political and charitable contributions. In addition to the Head of CR, other executives present at GPC meetings on their areas of expertise. The Head of CR and other senior leaders may also hold discussions with individual Board members as needed throughout the year.

BOARD OF DIRECTORS OVERSIGHT
CORPORATE RESPONSIBILITY GOVERNANCE COUNCIL
TOPIC-LEVEL COMMITTEES
CORPORATE RESPONSIBILITY & BUSINESS LEADS
Community • Digital Divide • Disclosure • Environment • Human Rights
Value

Two other Board committees oversee specific aspects of our CR program – the Audit Committee and the Human Resources Committee. The Audit Committee oversees AT&T compliance with legal and regulatory requirements, as well as enterprise risk assessment activities, including privacy and data security. The Human Resources Committee oversees human capital management at AT&T including employee benefit plans, professional development and executive compensation.

Our Head of CR oversees internal management of AT&T’s CR strategy and opportunities and chairs our CR Governance Council, a group comprised of executives responsible for business operations aligned with our key CR focus areas. The council is engaged throughout the year on issues relevant to their expertise, covering topics such as digital divide and environmental stewardship.

In consideration of our stakeholders, we deliver a comprehensive reporting suite featuring comparable metrics by aligning with several voluntary reporting frameworks. These include the Global Reporting Initiative Standard, the Sustainability Accounting Standards Board Standard, the Task Force on Climate-related Financial Disclosures, and the CDP Climate Change assessment.

Information about our CR programs, commitments and performance can be found on our website at sustainability.att.com. This website address is for information only and is not intended to be an active link or to incorporate any website information into this document.

2026 PROXY	37	AT&T INC.

AUDIT COMMITTEE

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at investors.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, AT&T’s compliance with legal and regulatory matters, and enterprise risk management, including privacy and data security.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange. The members of the Audit Committee are Ms. Taylor (Chair), Mr. Luczo, Ms. Mayer, and Mr. McCallister each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Ms. Taylor is an “audit committee financial expert.” Although the Board of Directors has determined that she has the requisite attributes to be considered an “audit committee financial expert” as defined under SEC rules, her responsibilities are the same as those of the other Audit Committee members. She is not AT&T’s auditor or accountant, does not perform “field work” and is not a full-time employee. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also reviews

AT&T INC.	38	2026 PROXY

AUDIT COMMITTEE

and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation.

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2025 and 2024 are shown in the following table:

PRINCIPAL ACCOUNTANT FEES

(dollars in millions)

Item	2025	2024

Audit Fees (a)	$34.2	$38.0

Audit Related Fees (b)	1.3	0.5

Tax Fees (c)	3.4	1.5

All Other Fees (d)	0.0	0.0

Note (a). Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, audits of certain subsidiaries, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, subsidiary audits associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting matters.

Note (c). Tax Fees. These fees include charges for various Federal, state, local and international tax compliance, planning, and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees. No fees were incurred in 2025 or 2024 for services other than audit, audit related and tax.

2026 PROXY	39	AT&T INC.

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2025; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2025, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 2, 2026	The Audit Committee
Cynthia B. Taylor, Chair
Stephen J. Luczo
Marissa A. Mayer
Michael B. McCallister

AT&T INC.	40	2026 PROXY

Compensation Discussion and Analysis

2025 NAMED EXECUTIVE OFFICERS

John Stankey	Pascal Desroches	Lori Lee	David McAtee	Jeff McElfresh
Chairman of the Board and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer	Global Marketing Officer and Senior Executive Vice President-International	Senior Executive Vice President and General Counsel	Chief Operating Officer

EXECUTIVE COMPENSATION PROGRAM

AT&T’s Human Resources Committee (the Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the ability to attract and retain talent to support a culture of growth, innovation and performance in a large and complex organization. In the following pages, we discuss the elements of our compensation program and how our program supports pay for performance.

EXECUTIVE SUMMARY

2025 KEY ACCOMPLISHMENTS

With purpose and culture as our foundation, in 2025 we established AT&T as America’s Best Network1 by expanding and operating the nation’s largest and most reliable network.1 We expanded our mobility and fiber businesses, grew our customer base and strengthened our FirstNet offering. Achievements and key accomplishments from 2025 include:

•	Bringing the AT&T Guarantee to life and elevating the customer experience, resulting in improved brand metrics and customer satisfaction.

•	Maintaining strong employee engagement, contributing to the strength of AT&T’s brand and our ability to best serve our customers and attract talent.

•	Expanding operation and reliability of scaled, converged networks by announcing strategic agreements to acquire assets from EchoStar and Lumen that will build on AT&T’s leadership in fiber and 5G.

•

Delivering sustainable growth, with opportunity for improvement and cost containment, across mobility, consumer wireline, business wireline and scaling products such as AT&T Turbo, Internet Backup, All-Fi Pro and AT&T Dynamic Defense.

•

Accelerating our legacy transition and transformation through investments in advanced data capabilities and making substantial progress on critical wireline and wireless network modernization initiatives.

•

Improving our financial strength, delivering cash from operations of $40.3 billion for the full year, which is up $1.5 billion compared to 2024, and generated $16.6 billion full-year free cash flow,[2] which is up $1.2 billion compared to 2024, excluding cash from DIRECTV. Achieved targeted leverage goals we established at the beginning of the year.

•	Leading the industry in Total Shareholder Return, outperforming both carriers and cable companies.[3]

•	Architected strategic transactions to divest non-core assets and reinvest in enabled capabilities to grow the connectivity franchise with prudent use of capital.

•	Advocated and established pro-investment and pro-growth policies to sunset old technology and eliminate burdensome regulation to shape the industry for the next AI cycle.

[1]

Best and most reliable: Based on RootMetrics® United States RootScore® Report: 1H 2025. Tested with best commercially available smartphones on three national mobile networks across all available network types. Your experiences may vary.

[2]	See Annex A for reconciliation of non-GAAP financial results and Cautionary Language Concerning Forward Looking Statements.
[3]	We define industry with the following peer companies: Charter, Comcast, T-Mobile, and Verizon.

2026 PROXY	41	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY OF INCENTIVE COMPENSATION

The Committee believes that a well-balanced incentive compensation program for Executive Officers aligns their interests with those of stockholders and motivates them to a high level of performance. The following tables summarize the final results of AT&T’s incentive compensation program. As a result of our above target operating results in 2025, awards generally paid out above target.

2025 Short-Term Award Results

Metric	Metric Weight	Attainment	Payout %

Compensation Adjusted Operating Income (Adj OI)	60%	104%	118%

Free Cash Flow (FCF)	20%	100%	101%

Strategic Component	20%	N/A	105%

Weighted Average Payout			112%

See additional details in the section How NEOs Were Paid for Performance in 2025.

Long-Term Award – Performance Share Component Results for 2023-2025 Performance Period

Metric	Metric Weight	Attainment	Payout%

3-Year Compensation Adjusted Earnings Per Share (Adj EPS) Compound Annual Growth Rate (CAGR)	50%	0.6%	128%

3-Year Average Return on Invested Capital (ROIC)	50%	9.7%	120%

3-Year Relative Total Stockholder Return (TSR) Payout Modifier	+20%, 0% or -20%	Quartile 3	0%

Final Long-Term Payout			124%

See additional detail in sections 2023-2025 Long-Term Incentive Adj EPS Growth and ROIC – Actual Performance, Attainment and Payout and Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2025 or early 2026 below.

ROLE OF THE HUMAN RESOURCES COMMITTEE

DECISION MAKING FRAMEWORK

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are Ms. Mooney (Chair), Ms. Grier, Mr. McCallister, and Mr. Ubiñas. The Committee’s charter is available on our website at https://investors.att.com. The Committee’s responsibilities include:

Oversight of Compensation	Oversight of Management

•

Determining compensation for our Executive Officers;

•

Reviewing, approving and administering our executive compensation plans and approving employee benefit plans;

•

Establishing performance objectives under our incentive compensation plans;

•

Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers; and

•

Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive.

•

Evaluating the performance of the Chief Executive Officer (CEO);

•

Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

•

Succession planning for Executive Officer positions, including the CEO position.

AT&T INC.	42	2026 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

GUIDING PAY PRINCIPLES

The Committee believes that our programs should align with stockholder interests, be competitive and market-based, reflect our pay for performance philosophy and balance both short- and long-term focus. To that end, we incorporate many best practices in our compensation programs and avoid ones that are not aligned with our guiding pay principles.

Alignment with Stockholders: Engage with stockholders as a key part of the Committee’s decision-making process, continuing AT&T’s long history of incorporating stockholder perspectives into our executive compensation program. Our annual engagement with stockholders in the spring and fall led to stockholders supporting our program with 90.7% of votes cast for approval of the “say on pay” proposal at the 2025 Annual Meeting of Stockholders. See Stockholder Engagement in the “Proxy Statement Summary” for details of discussions.

Balanced Short- and Long-Term Focus: Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Pay for Performance: Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals that contribute to our success, reflected through the at-risk target compensation for each Named Executive Officer (NEO) and rigorous performance goals in the short- and long-term incentive programs.

Competitive and Market Based: Evaluate our compensation and benefits compared to appropriate peer companies to ensure we attract and retain world-class talent with leadership abilities and experience necessary to develop and execute business strategies, obtain superior results and build long-term stockholder value.

Principled Program: Structure our program so that it aligns with both corporate governance best practices and our strategic objectives while remaining easy to explain and communicate.

PAY GOVERNANCE

The Committee designs our compensation and benefits program around the following market-leading practices:

✓ OUR PRACTICES	✗ WHAT WE DON’T DO

✓  Pay for performance.

✓  Multiple performance metrics and multi-year time horizons.

✓  Stock ownership and holding period requirements.

✓  Regular engagement with stockholders.

✓  Dividend equivalents.

✓  Restitution and Clawback policies.

✓  Severance policy limits payments to 2.99 times salary and target bonus.

✗  No “single trigger” change in control provisions.

✗  No tax gross-ups, except in extenuating circumstances.

✗  No hedging or short sales of AT&T stock or stock-based awards and no guaranteed bonuses.

✗  No supplemental executive retirement benefits for officers promoted/hired after 2008.

✗  No excessive dilution; as of July 1, 2025, our total dilution was 0.9% of outstanding stock.

COMPENSATION ELEMENTS AND PAY DETERMINATION

ELEMENTS OF 2025 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain and motivate our executives to lead the Company effectively, thus creating stockholder value. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future. The chart below more fully describes the elements of total direct compensation and benefits and their link to our business and talent strategies. The Committee also believes that benefits provided to our executives play an essential role in our broader strategy to attract and retain top talent in a competitive industry.

2026 PROXY	43	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

	Reward Element	Focus	Link to Business and Talent Strategies

FIXED PAY	Base Salary	Current Year

•

Provides current compensation for the day-to-day responsibilities.

•

Current pay level recognizes experience, skill and performance, with the goal of being market competitive.

•

Future adjustments may be based on individual performance, pay relative to other executives and/or pay relative to market.

AT-RISK PAY	Short-Term Incentives	Current Year

•

Aligns pay with the achievement of short-term Company objectives.

•

Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with actual performance.

	Long-Term Incentives	Multi-year	• Motivates and rewards the achievement of long-term Company objectives with 75% Performance Shares and 25% Restricted Stock Units. • Aligns executive and stockholder interests.

DETERMINING 2025 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys, then presents findings to the Committee for their review and decision-making process.

How the Peer Group Was Chosen

The Committee, in consultation with its independent consultant and considering feedback from our stockholders, maintained the same peer group from 2024, which continues to reflect AT&T’s scope (revenue, market capitalization and enterprise value), investments in technology and tech-enabled services, and competitors for talent and investor dollars.

2025 AT&T Peer Group
Boeing	Cisco	General Electric	IBM	Netflix	Salesforce	UPS	Walmart
Charter	Comcast	General Motors	Intel	Oracle	T-Mobile US	Verizon	Walt Disney

The Committee’s Process for Establishing 2025 Target Compensation

The Committee’s consultant reviewed peer group market data with members of management and the CEO (for Executive Officers other than himself) to confirm comparability of job positioning and responsibilities between jobs at AT&T and the peer group. After completing this review, the consultant presented the market data to the Committee.

The Committee then used the market data along with the CEO’s evaluation of performance and compensation recommendations for the other Executive Officers and applied its judgment and experience to set Executive Officer target compensation. In doing so, it considered additional factors, including market competition for the position and the executive’s experience, performance, contributions, long-term potential and leadership.

In addition, to determine CEO pay, the Board continued to use its formal annual performance evaluation process. The performance evaluation consists of the Board reviewing key strategic and leadership behaviors and providing feedback directly to Mr. Stankey regarding his performance and the performance of the Company.

2025 Total Target Compensation and Pay Mix

The Committee designs the executive compensation program to include at-risk pay such as incentive awards and stock-based compensation. These incentives tie the interests of our executives to those of our stockholders. The target long-term values are comprised of 75% Performance Shares and 25% Restricted Stock Units (RSUs). See more details in the 2025 Long-Term Grants section.

AT&T INC.	44	2026 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

As part of the process described above, the Committee determined to make adjustments to 2025 total target compensation for certain NEOs to align with market peers and individual performance. Specifically, it approved increases to Mr. Stankey’s long-term target compensation of $3 million, Ms. Lee’s salary and short-term target compensation of $150,000 each, her long-term target compensation of $475,000, and Mr. McAtee’s short-term target compensation of $50,000. These adjustments address competitive talent market pressures while maintaining a focus on performance that benefits stockholders. No other adjustments were made.

	2025 Total Compensation
NEO	Base Salary	Target Short-Term	Target Long-Term	Total

John Stankey	$2,400,000	$5,600,000	$19,500,000	$27,500,000

Pascal Desroches	$1,250,000	$2,750,000	$8,500,000	$12,500,000

Lori Lee	$900,000	$1,500,000	$5,600,000	$8,000,000

David McAtee	$1,300,000	$2,750,000	$7,000,000	$11,050,000

Jeff McElfresh	$1,250,000	$2,750,000	$9,000,000	$13,000,000

HOW NEOs WERE PAID FOR PERFORMANCE IN 2025

2025 Short-Term Incentive Awards – Performance Targets

After reviewing the business strategy and plan in early 2025 and considering stockholder feedback, the Committee decided to make no change to performance metrics applicable to 2025 short-term incentive awards given their continued link to our business strategy and success in focusing leaders to achieve AT&T’s financial, operational and strategic goals. For Executive Officers, it chose to maintain the strategic metric with a 20% weighting to further drive performance within the framework of AT&T’s culture, purpose and strategy. Targets for each metric were thoughtfully updated year over year to ensure incentivized performance while balancing risk taking.

2025 SHORT-TERM INCENTIVE PLAN METRICS AND WEIGHTINGS

2026 PROXY	45	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

SHORT-TERM INCENTIVE PAYOUT TABLE STRUCTURE (Financial Metrics)
Payout Level	Attainment	Payout	Adj OI and FCF each have a payout table that uses the same structure. Interpolation is used to determine payout percentages for results that fall between attainment levels shown.
Maximum	110%	150%
Target	100%	100%
	94%	50%
Threshold	82%	30%

2025 Short-Term Incentive Awards – Performance Attainment and Associated Payout Percentages

Final Award Determination:

The table below shows the performance adjusted award payout for each NEO based on the achievement of the goals set by the Committee.

NEO	Target Short-Term	Short-Term Payout %	Final Award Paid

John Stankey	$5,600,000	112%	$6,272,000

Pascal Desroches	$2,750,000	112%	$3,080,000

Lori Lee	$1,500,000	112%	$1,680,000

David McAtee	$2,750,000	112%	$3,080,000

Jeff McElfresh	$2,750,000	112%	$3,080,000

The Committee maintains the discretion to adjust the formula-driven payout as it deems appropriate in order to align Executive Officer pay with performance. The Committee made a $300,000 discretionary award to David McAtee for his strategic leadership in executing the disposition of the remaining stake in DIRECTV and reaching an agreement to acquire Lumen’s mass markets fiber business and spectrum from EchoStar, building on the Company’s leadership in fiber and 5G. The Committee made no other discretionary adjustments for NEOs in 2025.

Financial Metric Results—80% Weighting

The charts below depict the performance goal attainment, final payout percentage and reconciliation of adjustments based on pre-determined exclusions. The 2025 FCF Performance Goal is lower than 2024 as it excludes DIRECTV distributions (as announced in December 2024 in connection with Analyst & Investor Day). The strategic metric results are discussed after the financial results.

2025 Short-Term Incentive Performance Goals and Attainment

AT&T INC.	46	2026 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

1. Operating Income results were adjusted as follows:		2. Free Cash Flow results were adjusted as follows:

Operating Income	$24,162	Free Cash Flow	$16,586
Adjustments per Grant Terms:		Adjustments per Grant Terms:
Merger & Acquisition Activity	$98	Tax Reform Benefit	($1,550)
Natural Disaster	$305	Incremental Pension Contributions	$1,150

Severance & Restructure	$897
Legal Matter	$372
Benefit Plans, Rabbi Trusts & Compensation	($116)

Operating Income for Compensation	$25,718	Free Cash Flow for Compensation	$16,186

Strategic Metric Results—20% Weighting

The Committee approved 105% payout of the strategic metric (20% weighting) for all the NEOs, based on the goals and accomplishments listed below. We had a strong year as we met or exceeded our commitments on 4 of 5 objectives.

Bring the AT&T Guarantee to life; driving teamwork, customer centricity, culture evolution, and engaged employees.

•	AT&T’s brand health is improving versus our competitors as reflected in Brand Love and Net Promoter Score (NPS) metrics.

•	Brand Love for AT&T has improved across every segment and every product.

•	AT&T has the highest NPS amongst converged customers, showing the effectiveness of our converged strategy.

•

These metrics are driven by factors such as pricing, promotions, and digital offerings, but one of the most important is the AT&T Guarantee – the first and only in the industry that includes both wireless and fiber networks.

•

79% of AT&T management employees reported being committed and engaged, surpassing the large, unionized company benchmark of 76%, but below the Fortune 100 benchmark of 85%. We also exceeded Fortune 100 benchmarks in supervisor feedback, employee retention intent, and perceptions of fair compensation.

•	Committed to fostering a workplace that promotes employees’ physical and mental wellbeing with 80% of employees engaged in wellbeing programs, up 5 percentage points vs. 2024.

•	Ratified 2 bargaining contracts representing 9K employees, increasing company contributions to healthcare and wellness.

Build and reliably operate scaled converged networks.

•	AT&T’s wireless network covers more than 99% of the U.S. population and was recognized by RootMetrics as the nation’s fastest, most reliable, and best overall.[1]

•

Achieved milestone to pass 30 million consumer and business fiber locations six months ahead of schedule, ending the year with approximately 32 million total locations passed with fiber. Expanded AT&T Internet Air capacity and availability to key markets across 47 states.

•	Executed a series of strategic initiatives to enhance leadership in network convergence and position the company for future growth. These included:

•	An agreement to acquire substantially all of Lumen’s Mass Markets fiber business, which at announcement totaled about 1 million fiber customers and 4 million fiber locations across 11 states.

•

An agreement to acquire significant spectrum from EchoStar. We deployed the mid-band spectrum in less than 8 weeks, under a short-term spectrum manager lease, further strengthening AT&T’s 5G network capacity and performance.

[1]	Based on analysis by Ookla® of Speedtest Intelligence® data for Q1/Q2 2025. Ookla trademarks used under license and reprinted with permission.

2026 PROXY	47	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Drive sustainable growth.

•

Mobility: While we continued to grow our high-quality subscriber base, adding over 1.5 million postpaid phone net additions, we saw elevated churn and increased switching between carriers across the industry. As a result, growth came at a higher cost than planned, resulting in pressure on margins and ARPU. Wireless service revenue rose to $67.4 billion, a 3.1% year-over-year increase.

•

Consumer Wireline: Expanded leadership in fiber broadband adding over 1 million fiber customers for the eighth consecutive year and delivering $8.6 billion in fiber revenue—a 17.0% year-over-year increase. Surpassed 10 million AT&T Fiber subscribers, more than doubling our fiber customer base and nearly tripling quarterly fiber revenues in less than five years. According to Ookla, during 2025 AT&T offered the fastest and top-rated internet in the U.S. [1] Achieved milestone of 1 million customers to our AT&T Internet Air fixed wireless product.

•

Business Wireline: Business Wireline revenue trajectory improved as we controlled and reduced Legacy services declines and drove increased focus on Fiber and Advanced connectivity services. Won new Enterprise and government contracts with a focus on system solutions and AT&T Dynamic Defense.

•

New product growth: We expanded and scaled products launched in the past 18 months – including AT&T Turbo, Internet Backup, All-Fi Pro, and AT&T Dynamic Defense. This is an area where we need to build capabilities to greatly improve our new product portfolio and speed to market. We are making investments in talent and focused research to create a strong pipeline of new product launches in 2026.

Execute our legacy transition strategy and our investment-led transformation.

•

Accelerated legacy network transition by grandfathering targeted legacy services in 85% of wire centers (vs. a 40% goal). Secured Federal Communications Commission approval to discontinue all legacy services in approximately 11% of wire centers across 18 states.

•	Leveraged AI, advanced data and machine learning capabilities, earning top positions in Spider 2.0 and GSMA Open-Telco leaderboards.

•

Made substantial progress on our investment-led transformation through wireline and wireless network modernization initiatives. Deployed AT&T’s 5G Standalone network nationwide, which will allow for more advanced networking capabilities for customers. Open RAN technology now serves 45% of wireless traffic.

Improve our financial strength and investor returns.

•

We met financial commitments, repurchasing over $4 billion in common shares, paying about $8 billion in annual dividends, and surpassing $1 billion towards our stated $3+ billion run-rate cost savings target by the end of 2027. Achieved targeted leverage goals we established at the beginning of the year.

•	The company led the industry in Total Shareholder Return (TSR) with +14.0%, as compared to +8.9% for Verizon and a negative 6.6% return for T-Mobile shareholders. [2]

•	We generated $16.6 billion full-year free cash flow,[3] which is up $1.2 billion compared to 2024 (excluding cash from DIRECTV) and completed the sale of the remaining DIRECTV stake to TPG Capital.

LONG-TERM INCENTIVE PLAN AWARDS

Below we describe long-term awards our NEOs earned in 2025 or early 2026.

Performance shares granted in 2023

•	Comprise 75% of the Long-Term Award and span a three-year performance period from 2023 to 2025, with 50% Adj EPS Growth, 50% ROIC and relative TSR payout modifier metrics.

•	The payout value is based on the combination of performance attainment and common stock price performance.

•

Each Performance Share is a notional share equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

•	Once vested, Performance Shares settle 66% in cash and 34% in common stock.

[1]	Based on analysis by Ookla® of Speedtest Intelligence® data for Q1/Q2 2025. Ookla trademarks used under license and reprinted with permission.
[2]	We define industry with the following peer companies: Charter, Comcast, T-Mobile, and Verizon.
[3]	See Annex A for reconciliation of non-GAAP financial results.

AT&T INC.	48	2026 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

•

The amount of cash to be paid is based on our stock price on the date the award payout is approved. When combined with the RSU distribution, NEOs receive 50% of their long-term incentive compensation distributions in stock.

•	Dividend equivalents are paid at the end of the performance period, based on number of Performance Shares earned.

Restricted stock units granted in 2022, 2023 and 2024

•	Comprise 25% of the Long-Term Award, have a three-year restriction period and vest ratably.

•	RSUs vest and pay in common stock 33-1/3% per year over three years unless they vest earlier due to retirement eligibility. They distribute on the normal schedule regardless of when they vest.

•	The payout value is based on common stock price performance. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

2023-2025 Long-Term Incentive Adj EPS Growth and ROIC – Actual Performance, Attainment and Payout

Adj EPS Growth Goal and Actual Performance

We established a three-year Adj EPS CAGR performance target at the beginning of the three-year performance period; the performance target was negative due to non-operational items. We calculate the growth rate by comparing our 2022 standalone adjusted EPS1 to 2025 Adj EPS. 2025 compensation adjusted EPS is calculated by applying the applicable performance exclusions to diluted EPS as shown in the table below. After conclusion of the performance period, the Committee determined (using the Adj EPS Growth payout table summarized below) that we achieved an Adj EPS CAGR of 0.6%, which was 290 basis points above the performance target established at the beginning of the three-year period. As a result, 128% Adj EPS Growth payout is applied to the related Performance Shares as calculated in accordance with the payout table below.

[1]

Standalone AT&T results reflect the historical operating results presented as continuing operations and exclude U.S. Video and other dispositions that did not meet the criteria for discontinued operations.

ROIC Goal and Actual Performance

We established a ROIC performance target at the beginning of the three-year performance period. We calculate ROIC by dividing our compensation adjusted Net Income by the sum of our compensation adjusted average debt and compensation adjusted average stockholder equity for the relevant year. Compensation adjusted Net Income is calculated by taking our annual net income and adding back after-tax interest expense and adjusting for the applicable performance exclusions as shown in the table below. The ROIC for each year is then averaged over the three-year performance period to determine final performance. After conclusion of the performance period, the Committee determined (using the ROIC payout table summarized below) that we achieved an actual ROIC of 9.7%, which was 40 basis points above the performance target established at the beginning of the three-year period. As a result, 120% ROIC Payout is applied to the related Performance Shares as calculated in accordance with the payout table below.

2026 PROXY	49	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

As a result of the Adj EPS Growth and ROIC payouts each weighted at 50%, the Committee directed a Final Long-Term Payout of 124% of the related Performance Shares be distributed as calculated in accordance with the payout tables above and the Long-Term Award – Performance Share Component Results for 2023-2025 Performance Period (before applying the TSR modifier in accordance with the following chart).

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2023 Performance Share grant:

Relative TSR Payout Modifier for the 2023 - 2025 Performance Period

	AT&T Return vs. Peer Group	Payout Modifier

	Top Quartile	Add 20 percentage points to final Adj EPS Growth and ROIC payout percentage (only if AT&T’s TSR is positive)

Our 3-year TSR of 59.8% ranks us in the 40th percentile of the peer group	Quartile 2	No adjustment to Adj EPS Growth and ROIC payout percentage
Quartile 3
	Bottom Quartile	Subtract 20 percentage points from final Adj EPS Growth and ROIC payout percentage

TSR was measured relative to the peer group shown below. This peer group was established at the time of grant.

TSR Peer Group for 2023 Performance Share Grant

Alphabet	Boeing	Comcast	IBM	Netflix	T-Mobile US	Walmart

Amazon	Charter	General Electric	Intel	Oracle	UPS	Walt Disney

Apple	Cisco	General Motors	Microsoft	Salesforce	Verizon

AT&T INC.	50	2026 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2025 or early 2026

Final Award Determination: Performance Shares Granted in 2023 (75% of the Long-Term Award)

		Shares and Performance Payout Shares granted X (Adj EPS Growth & ROIC Payout +/- TSR Modifier) = Shares Distributed				Final Award

NEO	Target Value	Shares Granted	Adj EPS Growth & ROIC Payout	TSR Modifier	Shares Distributed	Shares Distributed X $25.13

J. Stankey	$12,375,000	618,750	124%	0	767,250	$19,280,993

P. Desroches	$5,625,000	281,250	124%	0	348,750	$ 8,764,088

L. Lee	$3,843,750	192,188	124%	0	238,313	$ 5,988,809

D. McAtee	$5,250,000	262,500	124%	0	325,500	$ 8,179,815

J. McElfresh	$6,750,000	337,500	124%	0	418,500	$10,516,905

On January 26, 2023, the Committee awarded the Performance Share grant values shown above. The Company’s common stock price change and the Adj EPS Growth and ROIC payout over the 3-year performance period increased the value of the shares earned. Therefore, NEOs realized 156% of the award.

Final Award Determination: Restricted Stock Units Granted in 2022, 2023 and 2024 (25% of the Long-Term Award)

	Granted January 27, 2022 33-1/3% of shares granted X $21.80 = Final Award Paid			Granted January 26, 2023 33-1/3% of shares granted X $21.80 = Final Award Paid			Granted January 25, 2024 33-1/3% of shares granted X $21.80 = Final Award Paid

NEO	Target Value	Shares Granted	Third Tranche of Award Paid	Target Value	Shares Granted	Second Tranche of Award Paid	Target Value	Shares Granted	First Tranche of Award Paid

J. Stankey	$1,125,000	56,917	$1,240,791	$1,375,000	68,750	$1,498,750	$1,375,000	80,035	$1,744,763

P. Desroches	$625,000	31,621	$689,338	$625,000	31,250	$681,250	$708,333	41,230	$898,814

L. Lee	$460,417	23,294	$507,809	$427,083	21,354	$465,517	$427,083	24,859	$541,926

D. McAtee	$570,833	28,880	$629,584	$583,333	29,167	$635,841	$583,333	33,954	$740,197

J. McElfresh	$833,333	42,161	$919,110	$750,000	37,500	$817,500	$750,000	43,655	$951,679

The Committee awarded the ratable vesting RSU grant values shown above. The number of shares granted in 2022 was adjusted for the WarnerMedia spin-off. The Company’s common stock price change during the restriction period increased the value of the units granted. Each NEO realized 110% of the annual award granted in 2022, 109% of the annual award granted in 2023 and 127% of the annual award granted in 2024.

2025 LONG-TERM GRANTS

The following table summarizes annual awards of Performance Shares and RSUs granted in January 2025. The total long-term target for 2025 is shown in the 2025 Total Target Compensation and Pay Mix section above.

Name	Performance Shares ($)	RSUs ($)	Weight, Metrics and Vesting Period
			Performance Shares	RSUs

John Stankey	14,625,000	4,875,000	• 75% Weight • 50% Adj EPS Growth and 50% ROIC with Relative TSR Payout Modifier of 20% (only if positive), 0%, or -20% • 3-year performance period	• 25% Weight • Payout value based on common stock price performance only • 3-year restriction period with annual ratable vesting
Pascal Desroches	6,375,000	2,125,000
Lori Lee	4,200,000	1,400,000
David McAtee	5,250,000	1,750,000
Jeff McElfresh	6,750,000	2,250,000

2026 PROXY	51	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

2025 PERFORMANCE SHARE GRANTS

The Performance Shares granted in 2025 are for the 2025-2027 performance period. The Committee determined that the Performance Shares would be tied to Adj EPS Growth and ROIC performance metrics with a payout modifier based on a comparison of AT&T’s TSR to the companies comprising the S&P 500 Index.

Adj EPS Growth and ROIC Goals—Payout Table Calculation and Description

We established a three-year Adj EPS CAGR performance target and a three-year average ROIC performance target at the beginning of the three-year performance period. Payouts may occur above or below the target depending on performance attainment. Adj EPS is net income attributable to common stock adjusted for the performance exclusions discussed below, divided by the weighted average shares outstanding for the relevant year. A three-year CAGR is then computed by comparing the Adj EPS for the final year of the performance period to the Adj EPS in the base year of the performance period (year-end 2024), to determine the final performance target. ROIC for the 2025-2027 performance period is net income adjusted for the performance exclusions discussed below, and adjusted to add back after-tax interest expense, divided by the total of the average debt and average stockholder equity for the relevant year. The ROIC for each year is then averaged over the three-year performance period to determine the final performance target. We do not disclose the internal absolute performance targets set for the three-year performance period because such disclosure would include competitively sensitive information and could be construed as earnings guidance; however, Adj EPS and ROIC performance targets are generally aligned to the Company’s long-term financial objectives and are disclosed following the end of the performance period. Potential payouts range from 0% to 200% of the number of Performance Shares granted.

Performance Exclusions

The following performance exclusions apply to the 2025 Performance Share grants. For mergers and acquisitions and disposition activity for significant equity investments or direct or indirect ownership over $2.0 billion, we exclude the impacts of intangible amortization, asset write-offs and impairments, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the impacts of certain matters to the extent the collective net impact of such matters in one of the following specific categories exceeds $300 million in a calendar year: changes in accounting principles, changes in federal or state tax laws, expenses caused by natural disasters, accounting write-downs of goodwill, other intangible assets and fixed assets and accelerated depreciation of fixed assets related to strategic structural changes, accounting gains/losses from asset dispositions and costs related to a legal matter and severance. Further exclusions are dilutive or accretive impact to EPS from repurchases of common shares that varies from budgeted levels of repurchases and impacts related to issuances of common shares for purposes of merger and acquisition activity. Additionally, we disregard the actuarial mark-to-market gains and losses related to the assets and liabilities and other post-retirement benefit plans and rabbi trusts and compensation and benefit plan funding that varies from budget.

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with those of stockholders. This modifier provides that 2025 Performance Share Award payouts may be adjusted based on our positive or negative TSR (stock appreciation plus reinvestment of dividends) performance relative to the companies comprising the S&P 500 Index. TSR performance will be measured by using a beginning stock price based on the average closing price for the 30 trading days immediately prior to the performance period and an ending stock price based on the average closing price for the last 30 trading days of the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

RELATIVE TSR PAYOUT MODIFIER

FOR THE 2025-2027 PERFORMANCE PERIOD

AT&T Return vs. S&P 500 Index	Payout Modifier

Top Quartile	Add 20 percentage points to final Adj EPS Growth and ROIC payout percentage (only if AT&T’s TSR is positive)

Quartile 2 Quartile 3	No Adjustment to Adj EPS Growth/ROIC Payout Percentage

Quartile 4	Subtract 20 Percentage Points from Final Adj EPS Growth/ROIC Payout Percentage

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objectives for Adj EPS Growth and ROIC and modifying the awards for relative TSR achievement, if applicable. In addition, the Committee may make discretionary adjustments. Combined Performance Shares and RSU distribution is 50% cash and 50% stock.

2025 RESTRICTED STOCK UNIT GRANTS

The Committee awarded 2025 RSU grants that will vest and distribute 33-1/3% each year over three years. Other grant terms include: (i) dividend equivalents paid quarterly on outstanding RSU grants in cash at the time regular dividends are paid on our common stock, (ii) paid 100% in stock to further tie executives’ interests to those of stockholders, (iii) fully vested at grant for retirement eligible officers; however, the award does not distribute until the scheduled distribution date and (iv) continues to comprise 25% of NEOs’ total long-term incentives with 75% of total long-term incentives granted in the form of Performance Shares.

In limited circumstances, such as new hires, enhanced retention, promotion, and succession planning needs, the Committee may consider and make one-time awards to drive business results and long-term stockholder value. In each case, award value, vesting terms, and other terms will vary based on competitive market conditions for high-quality talent. The Committee anticipates that grants of significant value will include performance conditions and retains the flexibility to include such conditions. In 2025, the Committee granted Mr. McElfresh 69,469 RSUs, valued at approximately $2,000,000, in addition to his annual RSU award. This award fully vests in September 2029, is designed to align with long-term stockholder interests, and does not vest upon retirement eligibility. No other RSU awards outside of the annual awards were made to NEOs in 2025.

In approving the award to Mr. McElfresh, the Committee, with input from independent advisors, carefully considered competitive market dynamics, increased demand for experienced operational leadership across the industry, and Mr. McElfresh’s critical role at the Company. In particular, the Committee considered his strategic leadership responsibilities related to the Company’s capital allocation plan announced in connection with Analyst and Investor Day in December 2024, his expected role in supporting the timely closing of the Lumen acquisition and his planned leadership of the business following the closing to build on the Company’s leadership in fiber and 5G. The Committee considered its view that such awards be granted in limited circumstances, and determined that the award was necessary to address the competitive talent market and recognize the heightened importance of retaining highly qualified executives.

BENEFITS

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent.

•	To support Executive Officers in meeting the needs of the business.

•	To provide for the safety, security and personal health of executives.

We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather based on the value they bring the Company through maximized productivity and availability. The Committee continuously evaluates these benefits based on needs of the

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COMPENSATION DISCUSSION AND ANALYSIS

business and prevailing market practices and trends. Personal benefits for our Executive Officers are described below. Information on Deferral Opportunities and Pension Benefits can be found under the headings Pension Benefits (estimated for December 31, 2025) and NonQualified Deferred Compensation in the Executive Compensation Tables section.

Personal Benefits

The Committee believes that personal benefits attract and retain talented executives and that the limited cost is outweighed by the benefits to the Company. The benefits are described below and the value can be found in the Personal Benefits Table following the Summary Compensation Table.

Automobile	Includes allowance, fuel and maintenance.
Communications	AT&T products and services, including third-party video services which ended December 31, 2025.
Company-Owned Club Memberships

In some cases, we allow personal use of Company-owned social club and country club memberships by executives at no additional cost to the Company. For Company-owned country club memberships, we pay for assessments as the owner of the membership, but Executive Officers are responsible for paying all dues and other fees associated with their use of the membership.

Executive Life Insurance

We pay recoverable premiums for income protection of one times salary (two times for the CEO) in conjunction with group life with an option for employee-paid coverage of up to two times salary (see pages xx-xx). Closed to new participants beginning January 1, 2025. Executives hired or promoted to the relevant level after this date receive Company-paid basic group life insurance.

Executive Physical	Annual physical for executives who do not receive the health coverage shown below.
Financial Counseling	Includes tax preparation, estate planning and financial counseling.
Health Coverage	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.
Executive Security	Online and residential security services.
Personal Use of Aircraft

As a general rule, corporate aircraft are dedicated to Company business. Any exception must be approved by the CEO as being in the Company’s interest to facilitate corporate scheduling and business priorities. Executive Officers must reimburse the Company for the incremental cost of such usage unless approved otherwise by the CEO. This reimbursement requirement, however, may not be waived for the CEO.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information may be found in the Other Post-Retirement Benefits section of “Executive Compensation Tables”.

POLICIES AND RISK MITIGATION

2025 STOCK OWNERSHIP GUIDELINES

The Committee has established common stock ownership guidelines for 2025 as shown below. We include shares held in our benefit plans in determining attainment of these guidelines. Each NEO was in compliance with AT&T’s guidelines as of December 31, 2025.

Level	Ownership Guidelines

CEO	6 x Base Salary

Executive Officers	Lesser of 3 x Base Salary, or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to meet the minimum requirements.

EQUITY RETENTION

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T. This requirement further ties executives’ compensation interests to interests of stockholders. Each NEO was in compliance with this policy as of December 31, 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

HEDGING POLICY

Executive Officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

RESTITUTION AND CLAWBACK POLICIES

Under the AT&T Inc. Policy on Restitution, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements. Furthermore, the Committee has adopted the AT&T Clawback Policy, which provides for the recovery of erroneously awarded incentive compensation received by covered executives in the event of a required restatement due to material errors or material misstatements. The AT&T Clawback Policy complies with Rule 10D-1 under the Securities Exchange Act, as implemented by the NYSE listing standards. We believe that the AT&T Clawback Policy and the AT&T Inc. Policy on Restitution together give the Committee the authority, flexibility and discretion to seek recoupment of compensation whenever such action is warranted.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals. We conduct an annual compensation-related risk review to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ an independent compensation consultant and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Governance and Policy Committee on director compensation, FW Cook provides no other services to AT&T.

The consultant:

•	Attends all Committee meetings;
•	Regularly updates the Committee on market trends, changing practices and legislation pertaining to executive compensation and benefits;
•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market competitiveness;
•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;
•	Provides market data for jobs held by senior leaders;
•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;
•	Assists the Committee in making pay determinations for the CEO; and
•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee evaluated the consultant’s independence as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Based on its evaluation, the Committee has determined that the consultant met the criteria for independence.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for filing with the Securities and Exchange Commission.

February 17, 2026	The Human Resources Committee

Beth E. Mooney, Chair
Kelly J. Grier
Michael B. McCallister
Luis A. Ubiñas

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below discloses compensation provided to AT&T’s Named Executive Officers (NEOs), including the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated Executive Officers. Compensation information is provided for the years each person in the table was a Named Executive Officer since 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

J. STANKEY CEO	2025	2,400,000	0	19,500,012	0	6,272,000	1,496,923	237,937	29,906,872
	2024	2,400,000	0	16,499,998	0	5,992,000	1,205,340	313,507	26,410,845
	2023	2,400,000	0	16,500,000	0	6,440,000	750,966	359,191	26,450,157

P. DESROCHES Sr. Exec. Vice Pres. & CFO	2025	1,250,000	0	8,500,005	0	3,080,000	35,462	814,684	13,680,151
	2024	1,250,000	0	10,499,992	0	2,942,500	0	784,627	15,477,119
	2023	1,250,000	0	7,500,000	0	3,162,500	34,220	713,321	12,660,041

L. LEE GMO & Sr. Exec. Vice Pres. - International	2025	875,000	0	5,599,999	0	1,680,000	436,916	285,429	8,877,344
	2024	750,000	0	7,124,998	0	1,444,500	322,312	248,093	9,889,903
	2023	750,000	250,000	5,125,020	0	1,552,500	0	159,739	7,837,259

D. MCATEE Sr. Exec. Vice Pres. & General Counsel	2025	1,300,000	300,000	7,000,004	0	3,080,000	433,980	254,039	12,368,023
	2024	1,300,000	0	9,000,006	0	2,889,000	197,076	251,189	13,637,271
	2023	1,300,000	0	7,000,000	0	3,105,000	315,467	671,096	12,391,563

J. MCELFRESH Chief Operating Officer	2025	1,250,000	0	11,000,018	0	3,080,000	329,647	282,074	15,941,739
	2024	1,250,000	0	10,999,999	0	2,942,500	262,347	165,759	15,620,605
	2023	1,208,333	0	9,000,000	0	3,162,500	239,520	219,303	13,829,656

NOTE 1. Three of the NEOs deferred portions of their 2025 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the market price of AT&T stock as follows: Mr. Desroches—$3,125,000; Ms. Lee—$52,500; and Mr. McElfresh—$433,000. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page xx. Salary changes are effective March 1.

NOTE 2. Amounts in the Stock Awards column for 2025 represent the grant date values of annual Performance Share and Restricted Stock Unit Awards, and the one-time Restricted Stock Unit award for Mr. McElfresh (details may be found starting on page xx). The grant date values of annual Performance Shares included in the table for 2025 were: Mr. Stankey—$14,625,009; Mr. Desroches—$6,375,004; Ms. Lee—$4,199,993; Mr. McAtee—$5,250,003; and Mr. McElfresh—$6,750,004. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 200% of the target number of Performance Shares. The grant date value of the one-time Restricted Stock Unit Award for Mr. McElfresh is $2,000,013. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Share-Based Payments.”

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EXECUTIVE COMPENSATION TABLES

NOTE 3. Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For 2025, no excess interest is reported as the plan rate does not exceed the SEC market rate. The amounts reported under this heading represent an increase, if any, in actuarial value of the accumulated pension benefits during the reported period.

NOTE 4. This column includes personal benefits, Company-paid life insurance premiums and Company matching contributions to deferral plans. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Mr. Stankey reimbursed the Company for the incremental cost of his personal use of Company aircraft. In addition, designated executives receive commercial airline loyalty travel benefits at no incremental cost to the company.

	Stankey	Desroches	Lee	McAtee	McElfresh

Personal Benefits

Automobile	28,821	15,641	15,904	22,852	16,559

Communications	5,316	1,896	4,556	4,742	38,023

Company-Owned Memberships	7,225	0	0	7,225	3,789

Financial Counseling	14,099	14,000	22,295	23,018	14,000

Health Coverage	105,642	31,980	151,116	151,116	26,980

Home security	4,611	42,167	1,352	1,733	0

Personal Use of Aircraft	0	0	2,342	12,939	12,939

Total Personal Benefits	165,714	105,684	197,565	223,625	112,290

Company matching contributions to deferral plans	16,800	709,000	52,125	16,800	143,850

Life insurance premiums applicable to the employee’s death benefit	55,423	0	35,739	13,614	25,934

Total All Other Compensation	237,937	814,684	285,429	254,039	282,074

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Names	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2,3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

STANKEY	1/30/25	1,680,000	5,600,000	8,400,000

	1/30/25				182,660	608,868	1,217,736				14,625,009

	1/30/25							202,956			4,875,003

DESROCHES	1/30/25	825,000	2,750,000	4,125,000

	1/30/25				79,621	265,404	530,808				6,375,004

	1/30/25							88,468			2,125,001

LEE	1/30/25	450,000	1,500,000	2,250,000

	1/30/25				52,456	174,854	349,708				4,199,993

	1/30/25							58,285			1,400,006

MCATEE	1/30/25	825,000	2,750,000	4,125,000

	1/30/25				65,570	218,568	437,136				5,250,003

	1/30/25							72,856			1,750,001

MCELFRESH	1/30/25	825,000	2,750,000	4,125,000

	1/30/25				84,305	281,016	562,032				6,750,004

	1/30/25							93,672			2,250,001

	9/23/25							69,469			2,000,013

NOTE 1. Represents Performance Share awards, discussed beginning on page xx.

NOTE 2. Represents Restricted Stock Unit awards, discussed on page XX. The units granted on January 30, 2025 are scheduled to vest 33-1/3% and distribute each year in February 2026, 2027, and 2028. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All the NEOs were retirement eligible as of the grant date.

NOTE 3. September 23, 2025 grant represents Mr. McElfresh’s Retention RSUs, discussed beginning on page XX.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Stankey

The 2018 Incentive Plan provides that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017 to Mr. Stankey will not be prorated if he remains employed through December 30, 2020, or in the event of certain changes in his reporting. As a result of this provision, Mr. Stankey’s current and future Performance Share grants will not be prorated.

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of Warner Media, LLC. As part of this position, he engaged in extensive business travel, which required him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns relating to periods when he was CEO of Warner Media.

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Option Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
STANKEY
25-27 Perf. Shares					0	0	1,217,736	30,248,562
24-26 Perf. Shares					0	0	1,440,628	35,785,200
DESROCHES
25-27 Perf. Shares					0	0	530,808	13,185,271
24-26 Perf. Shares					0	0	742,142	18,434,807
Strategic Alignment Award					87,912	2,183,734	0	0
LEE
25-27 Perf. Shares					0	0	349,708	8,686,747
24-26 Perf. Shares					0	0	447,468	11,115,105
Strategic Alignment Award					87,912	2,183,734	0	0
MCATEE
25-27 Perf. Shares					0	0	437,136	10,858,458
24-26 Perf. Shares					0	0	611,176	15,181,612
Strategic Alignment Award					87,912	2,183,734	0	0
2020 RSUs – Retention Grant					372,294	9,247,783	0	0
MCELFRESH
25-27 Perf. Shares					0	0	562,032	13,960,875
24-26 Perf. Shares					0	0	785,798	19,519,222
Strategic Alignment Award					87,912	2,183,734	0	0
2025 RSUs – Retention Grant					69,469	1,725,610	0	0

NOTE 1. Mr. McAtee’s 2020 grant of Restricted Stock Units vests in April 2030. The Strategic Alignment Award for Mr. Desroches, Ms. Lee, Mr. McAtee, and Mr. McElfresh vests in December 2027. Mr. McElfresh’s 2025 grant of Restricted Stock Units vests in September 2029.

NOTE 2. Performance Shares are distributed after the end of the performance period shown for each award. The actual number of shares distributed is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2025. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2025 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measures for the 2024 and 2025 grants are 50% ROIC and 50% EPS Growth with a payout adjustment for the relative TSR modifier. As of the end of 2025, for the 2024 grant the ROIC achievement was above target, the EPS Growth achievement was above target and the TSR modifier was in the first quartile. As a result, the 2024 grant was reported based on the weighted achievement result for ROIC at the maximum payout and EPS Growth at the maximum payout with a 0% payout adjustment for the relative TSR modifier due to already being at the maximum payout. For the 2025 grant the ROIC achievement was above target, the EPS Growth achievement was above target and the TSR modifier was in the second quartile. As a result, the 2025 grant was reported based on the weighted achievement result for ROIC and EPS Growth at the maximum payout with a 0% payout adjustment for the relative TSR modifier.

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EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED DURING 2025

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
STANKEY	0	0	970,206	24,155,996
DESROCHES	0	0	437,218	10,889,089
LEE	0	0	296,598	7,388,814
MCATEE	0	0	398,356	9,929,816
MCELFRESH	0	0	512,172	12,766,906

NOTE 1. The table above shows the Performance Shares and Restricted Stock Units that vested in 2025. The Restricted Stock Units that vested in 2025 were not distributed. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date. Restricted Stock Units granted in 2025 to the NEOs vested at grant because of their retirement eligibility but will be distributed in prorated payments of 33-1/3% each year in 2026, 2027 and 2028: Mr. Stankey—202,956, Mr. Desroches—88,468, Ms. Lee—58,285, Mr. McAtee—72,856, and Mr. McElfresh—93,672.

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EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2025)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
STANKEY	Pension Benefit Plan—Nonbargained Program	40	1,687,359	0
	Supplemental Retirement Income Plan (SRIP)	19	366,234	0
	Supplemental Employee Retirement Plan (SERP)	34	37,219,466	0
DESROCHES	Pension Benefit Plan—WarnerMedia Component Part	9	316,994	0
	WarnerMedia Excess Pension Benefit Plan	9	181,914	0
LEE	Pension Benefit Plan—Nonbargained Program	28	1,350,983	0
	Pension Benefit Make Up Plan	9	52,139	0
	SERP	25	14,763,615	0
MCATEE	Pension Benefit Plan—MCB Program	13	221,144	0
	Pension Benefit Make Up Plan	13	2,080,443	0
MCELFRESH	Pension Benefit Plan—Mobility and Southeast Management Programs	30	518,589	0
	Pension Benefit Make Up Plan	30	1,147,259	0

NOTE 1. Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2025 AT&T Annual Report to Stockholders in Note 14 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the WarnerMedia Component Part and WarnerMedia, LLC Excess Benefit Pension Plan, the assumed retirement age is the date a participant attains age 62. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age for active employees as of 12/31/2025 is the earlier of the date the participant (i) reaches age 60, (ii) attains 30 years of service (when an employee may retire without discounts for age), or (iii) has pension accruals frozen, though not earlier than the 12/31/2025 measurement date.

The SRIP/SERP benefits have been reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

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QUALIFIED PENSION PLAN

The AT&T Pension Benefit Plan (the “Plan”), a “qualified pension plan” under the Internal Revenue Code, provides ongoing pension accruals to approximately 2/3 of our management employees hired before 2015, including each NEO, except Mr. Desroches. Mr. Desroches has a frozen vested pension benefit under the Plan due to his pre-2010 employment at Time Warner, but he no longer earns additional pension benefits. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new AT&T management employees are eligible for a pension (2016 for DIRECTV legacy employees). However, employees who are not entitled to participate in the pension plan, or whose pension benefits were frozen, receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stankey and Ms. Lee are covered by the Nonbargained Program of the Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

Career Average Minimum (CAM) Formula

For each of the participating NEOs, the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation for each year from January 1, 2000 through December 31, 2021, and 1% of participant’s pension-eligible compensation for each year thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The Nonbargained Program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities. For participants terminating on or after May 25, 2018, and receiving their benefit on or after June 1, 2018, this program permits participants to elect to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance (MCB) Program

Mr. McAtee is covered by the MCB Program of the Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility Program and Southeast Management Program

Mr. McElfresh is covered by the Mobility Program, which is also part of the tax-qualified Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit

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credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum equal to the cash balance account.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the Plan. This benefit accrued during his prior employment period at BellSouth. Going forward, this cash balance account earns only interest credits. The interest crediting rate is reset each calendar year and is equal to the published average annual yield for the 30-year Treasury Bond as of November of preceding year, but not less than the floor of 3.79%.

WarnerMedia Component Part

Mr. Desroches has a pension benefit under the WarnerMedia Component of the Plan, which was accrued during his employment at Time Warner. Benefit accruals under this Program were frozen December 31, 2013. After such date, the participant’s age and service continue to count only for purposes of determining early retirement factors and retirement eligibility.

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers who are currently accruing pension benefits instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

Mr. Desroches has a frozen benefit under the nonqualified WarnerMedia Excess Pension Benefit Plan (which is provided by Warner Bros. Discovery, Inc.). His benefit will be paid in the form of monthly payments over a ten-year period.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP, subject to certain exceptions not applicable to any Executive Officers. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Mr. Stankey and Ms. Lee are eligible to receive SERP benefits, with Mr. Stankey also eligible for SRIP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount

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payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the current NEO SERP participants, only Ms. Lee has an age or service discount under this plan at this time, and her discount will not change due to age or service after December 31, 2022 because of the benefit freeze described below. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective June 16, 2018 for Mr. Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million. The target annual retirement percentage for Mr. Stankey is 60% and 50% for Ms. Lee. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stankey’s Benefits

Mr. Stankey’s SERP benefits were modified in 2019. For purposes of calculating his SERP benefits, the Company froze his compensation and stopped accruing age and service credits as of December 31, 2019, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

Ms. Lee’s Benefit

Ms. Lee’s SERP benefit was similarly frozen December 31, 2022, when future compensation, age and service credits ceased. Her benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 2.3%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect to receive upon retirement at age 55 or later, the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation on December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

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EXECUTIVE COMPENSATION TABLES

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service (10 years of service for NEOs hired on or after October 1, 2015) or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. In addition, we also provide communications, broadband, video and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

Personal Benefit	Estimated Amount (valued at our incremental cost)

Financial counseling	Maximum of $14,000 per year for 36 months

Financial counseling provided in connection with retirement	Maximum of $20,000 total

Estate planning	Maximum of $10,000 per year for 36 months

Communication benefits	Average of $7,500 for annual programming

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares and Strategic Alignment Awards will pay out at 100% of target. As a result, if an active NEO had died at the end of 2025, the amounts of Restricted Stock Units that would have been vested and distributed include Mr. McAtee—$9,247,783 and Mr. McElfresh—$1,725,610. If an active NEO had died at the end of 2025, the amounts of Performance Shares that would have distributed are as follows: Mr. Stankey—$33,016,881; Mr. Desroches—$15,810,039; Ms. Lee—$9,900,926; Mr. McAtee—$13,020,035; and Mr. McElfresh—$16,740,049. If an active NEO had died at the end of 2025, the amounts of Strategic Alignment Awards that would have distributed are as follows: Mr. Desroches—$2,183,734, Ms. Lee—$2,183,734, Mr. McAtee—$2,183,734, and Mr. McElfresh—$2,183,734.

In addition, in the event of termination of employment due to disability, unvested Restricted Stock Units, Restricted Stock, and Strategic Alignment Awards, if any, will also vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. End-of-year amounts for Mr. Desroches, Ms. Lee, Mr. McAtee, and Mr. McElfresh are shown above. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary.

In addition to the foregoing, each of the active NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65. Closed to new participants beginning January 1, 2025.

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EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)

STANKEY	Stock Purchase and Deferral Plan	0	0	230,219	0	1,890,853

	Cash Deferral Plan	0	0	15,517	0	312,755

	2018 Incentive Plan	4,875,003	0	907,691	4,982,435	10,325,292

DESROCHES	Stock Purchase and Deferral Plan	3,125,000	688,000	494,267	5,903,970	3,471,165

	Cash Deferral Plan	125,000	0	3,320	0	128,320

	WarnerMedia Employee Supplemental Savings Plan	0	0	529,595	0	6,872,291

	2018 Incentive Plan	2,125,001	0	428,802	2,493,520	4,834,833

LEE	Stock Purchase and Deferral Plan	52,125	35,325	31,979	99,962	275,164

	2018 Incentive Plan	1,400,006	0	270,129	1,658,378	3,093,449

MCATEE	2018 Incentive Plan	1,750,001	0	359,460	2,190,468	4,063,725

MCELFRESH	Stock Purchase and Deferral Plan	419,250	127,050	409,810	0	4,241,456

	Cash Deferral Plan	294,250	0	33,182	0	722,305

	2018 Incentive Plan	2,250,001	0	458,804	2,923,245	5,224,721

NOTE 1. Amounts attributed to the Stock Purchase and Deferral Plan, Cash Deferral Plan or WM Supplemental Savings Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans. Amounts attributed to the 2018 Incentive Plan reflect the value, as of December 31, 2025, of Restricted Stock Units that have vested under the terms of the Plan due to the recipients’ retirement eligibility but that will not be distributed until the scheduled vesting dates.

NOTE 2. Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2025 in the “Summary Compensation Table”: Mr. Desroches—$1,188,000, Ms. Lee—$87,450, and Mr. McElfresh—$252,050. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2024 and 2023, combined: Mr. Stankey—$6,274, Mr. Desroches—$2,750,000, and Mr. McElfresh—$977,202.

NOTE 3. Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” does not include excess interest this year since the plan rate does not exceed the SEC market rate.

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EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Vice Presidents and Officers, including the eligible NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, Vice Presidents and Officers receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP/CDP makeup match is 133-1/3% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Vice Presidents and Officers do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, Vice Presidents and Officers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

WARNERMEDIA EMPLOYEE SUPPLEMENTAL SAVINGS PLAN (SSP)

Mr. Desroches is the only NEO with a balance in the SSP. This nonqualified restoration savings plan allowed U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans to make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds: up to 50% contributions for compensation up to $500,000 and up to 90% for compensation above $500,000. The Company matched contributions up to the first 6% of deferred compensation between the compensation limit and $500,000, with no match for deferred compensation above $500,000. The matching rate was 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

TAX-QUALIFIED 401(k) PLANS

Our 401(k) plans are offered to substantially all our employees, including each of the NEOs and provide the opportunity to defer income and receive Company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of eligible 401(k) contributions. Managers hired externally on or after January 1, 2015, do not earn pension benefits and to account for the lack of a pension benefit, we provide an enhanced 401(k) match of 133-1/3% on the first 3% of eligible 401(k) contributions and 100% on the next 3% of eligible 401(k) contributions.

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EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target annual bonus for the fiscal year in which the Change in Control occurs. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2025 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS AS OF DECEMBER 31, 2025

Name	Severance ($)

STANKEY	23,920,000

DESROCHES	11,960,000

LEE	7,176,000

MCATEE	12,109,500

MCELFRESH	11,960,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

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OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2025 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at investors.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Governance and Policy Committee, Corporate Development and Finance Committee and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal (other than pursuant to Exchange Act Rule 14a-8) or nominate a person for election as a Director at the 2027 Annual Meeting of Stockholders (other than pursuant to the proxy access provisions of the Company’s Bylaws), such proposal or nomination must be received by the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on May 14, 2026, written notice of any such proposal or nomination must be received by the Company no earlier than January 14, 2027, and no later than February 13, 2027. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the advance notice provisions of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Office of the Corporate Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date. In addition to satisfying the deadlines in the advance notice provisions of the Company’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Exchange Act Rule 14a-19 to the Office of the Corporate Secretary of AT&T no later than March 15, 2027.

Stockholder proposals intended to be included in the proxy materials for the 2027 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received by November 23, 2026. Such proposals should be sent in writing by courier or certified mail to the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2027 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws, and such nomination must be received by the Office of the Corporate Secretary, AT&T Inc., at 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2027 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than October 24, 2026, and no later than November 23, 2026.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States or Canada may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

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OTHER INFORMATION

DELINQUENT SECTION 16(a) REPORTS
AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC. Because of the complex nature of the forms, AT&T files the reports on behalf of the Executive Officers and Directors. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with the filing requirements applicable to such Executive Officers and Directors except for one late report by Ms. Cakaric covering two restricted stock unit grants and one late report by Ms. Sanders covering a sale of shares. The untimely reports were the result of administrative errors.
COST OF PROXY SOLICITATION
The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $27,000, plus expenses.
INSIDER TRADING POLICY
The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our Directors, officers and employees, and the Company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. A copy of the insider trading policy is filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
CEO PAY RATIO
We determined the pay ratio by dividing the total 2025 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2025 compensation of the median employee, using the same components of compensation and valuation methodology as used in the Summary Compensation Table for the CEO.
The total compensation of our median employee is $139,026. The final pay ratio calculation is 215:1.

	Determination of CEO Pay Ratio

Step 1	Total compensation of the CEO 1	$29,906,872

Step 2	Total compensation of the median employee 2	$139,026

Step 3	Divide compensation of the CEO by the median employee	215.1

Result	CEO pay ratio	215:1

1	Includes the value of Mr. Stankey’s health benefits.
2	Includes the cost of group health and welfare benefits.

2026 PROXY	71	AT&T INC.

OTHER INFORMATION

Our median employee for 2025 was determined using the compensation of employees who were actively employed on October 1, 2025. We used cash compensation earned during the first 3 quarters of the year to determine the median employee.

	Determination of Number of Employees for Selection of Median Employee Using the Measurement Date of October 1, 2025

Step 1	Identify all active employees globally excluding the CEO	131,107

Step 2	Exclude all non-US based employees except those in the 2 foreign countries with our largest employee populations	(4,640)

Result	Employees used to determine the median employee	126,467

Determination of Number of Global Employees Using the Measurement Date of October 1, 2025

Step 1	Identify all active US-based employees						106,871

Step 2	Identify all active non-US based employees in foreign countries with our largest employee populations:
	Mexico	15,481	India	4,115			19,596

Step 3	Identify all active non-US based employees in the other foreign countries:						4,640

	Argentina	34	Australia	41	Austria	3

	Belgium	34	Brazil	126	Bulgaria	1

	Canada	64	Chile	4	China	22

	Colombia	4	Costa Rica	3	Czechia	1,027

	Denmark	6	El Salvador	1	Finland	2

	France	56	Germany	63	Greece	1

	Hong Kong	66	Indonesia	2	Ireland	1

	Israel	541	Italy	21	Japan	41

	Korea, Republic of	6	Malaysia	29	Netherlands	46

	New Zealand	3	Pakistan	1	Panama	2

	Peru	1	Philippines	9	Poland	17

	Portugal	2	Romania	1	Russian Federation	2

	Singapore	72	Slovakia	1,910	South Africa	3

	Spain	16	Sweden	7	Switzerland	3

	Taiwan	6	Thailand	2	Türkiye	2

	United Arab Emir.	4	United Kingdom	330	Venezuela	2

Result	Total number of active global employees excluding the CEO						131,107

AT&T INC.	72	2026 PROXY

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
In this section, we are including the required disclosure for pay versus performance as defined by the Securities and Exchange Commission (SEC) for our principal executive officer(s) (PEO(s)) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Pay Versus Performance

Year 1	Summary Compensation Table Total for CEO	Comp Actually Paid to CEO 2	Average Summary Compensation Table Total for Non-CEO NEOs	Average Comp Actually Paid to Non-CEO NEOs 2	Value of Initial Fixed $100 Investment Based On: 3		Net Income (Loss) $M	Standalone AT&T Adjusted Operating Income $M 4
					AT&T TSR	S&P 500 CSI

2025	$29,906,872	$43,038,808	$12,716,814	$19,240,076	$155	$213	$23,386	$25,718

2024	$26,410,845	$44,542,542	$13,656,225	$23,344,356	$136	$160	$12,253	$24,385

2023	$26,450,157	$23,872,707	$11,679,630	$10,454,047	$95	$114	$15,623	$24,604

2022	$22,915,526	$22,874,696	$11,526,718	$11,866,965	$97	$73	($7,055)	$22,983

2021	$24,820,879	$20,751,888	$10,436,274	$8,724,822	$92	$122	$21,479	$22,235
Note 1.
John Stankey served as our CEO for each year 2021 – 2025.
Non-CEO
NEOs for each year are presented as follows:

•	2022 – 2025: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2021: Pascal Desroches, Lori Lee, David McAtee, Jeff McElfresh, John Stephens, and Randall Stephenson
Note 2.
Compensation Actually Paid (CAP) is the Summary Compensation Table (SCT) total value for the period shown with adjustments for equity awards and pension. CAP reflects equity awards based on the mark-to-market
valuation for cash settled portions of awards under Accounting Standards Codification Topic 718:
Compensation – Stock Compensation
for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.
Note 3.
The company must calculate TSR with a base investment of $100 in a manner consistent with the SEC stock performance graph disclosure requirements over the cumulative period covered in the disclosure (i.e., for 2021 the table represents the TSR over 2021, the TSR for 2022 represents the cumulative TSR over 2021 and 2022, etc.). The peer group used for comparison is the S&P 500 Communication Services Index (CSI).
Note 4.
Standalone AT&T results reflect the historical operating results of the company presented as continuing operations and exclude U.S. Video and other dispositions included in Corporate and Other that did not meet the criteria for discontinued operations. Standalone AT&T results are presented to provide 2021 full-year results that are comparable to 2022, 2023, 2024 and 2025 continuing operations financial data. Standalone AT&T Adjusted Operating Income differs from Adjusted Operating Income presented in our quarterly earnings material, and is calculated by adjusting AT&T’s Operating Income (Loss) from Continuing Operations for the following items: (1) transaction, impairment and depreciation and amortization costs associated with merger, acquisition and disposition activity for transactions when enterprise value exceeds $2.0 billion; (2) costs related to changes in accounting principles, changes in tax laws, natural disasters, impairments and abandonments of goodwill, other intangibles and fixed assets and, gains and losses related to asset dispositions and mark-to-market
activity, in each case, in
excess of $500 million for 2022 and 2021, and
in-excess
of $300 million for
2023-25;
additionally, for
2023-25,
the actuarial and
mark-to-market
gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans and rabbi trusts and benefit plan funding that varies from budget; (3) severance charges in excess of $200 million for 2022, and in excess of $300 million for
2023-25;
and (4) for 2024 and 2025, costs related to a legal matter in excess of $300 million. Standalone AT&T Adjusted Operating Income also removes the results from U.S. Video operations and other dispositions that did not meet the criteria for discontinued operations, which impacts 2021.

2026 PROXY	73	AT&T INC.

PAY VERSUS PERFORMANCE

Compensation Actually Paid (CAP) calculations are as
follows
:

CEO SCT Total to CAP Reconciliation
Year	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Awards 1	Additions to SCT Total for Pension Service Costs 1,2	CAP

2025	$29,906,872	$19,500,012	$1,496,923	$34,129,081	($210)	$43,038,808

2024	$26,410,845	$16,499,998	$1,203,091	$35,833,627	$1,159	$44,542,542

2023	$26,450,157	$16,500,000	$746,941	$14,669,708	($217)	$23,872,707

2022	$22,915,526	$13,499,988	$1,262,050	$14,718,993	$2,215	$22,874,696

2021	$24,820,879	$13,420,341	$1,464,778	$10,877,758	($61,630)	$20,751,888
Note 1.
The following table outlines the individual amounts included in the calculation of the Additions to SCT Total for Equity Awards and Pension Costs for the CEO:

	Equity						Pension
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2025	$21,627,722	$3,660,767	$4,875,003	$1,810,295	$2,155,294	$34,129,081	($210)	$0	($210)

2024	$22,142,092	$7,426,648	$4,125,004	$150,283	$1,989,600	$35,833,627	$1,159	$0	$1,159

2023	$10,278,799	($1,708,660)	$4,125,000	$311,691	$1,662,878	$14,669,708	($217)	$0	($217)

2022	$11,316,638	($1,436,890)	$3,374,991	($53,056)	$1,517,311	$14,718,993	$2,215	$0	$2,215

2021	$7,783,605	($1,978,709)	$3,375,014	$5,389	$1,692,459	$10,877,758	($61,630)	$0	($61,630)
Note 2.
Mr. Stankey’s Pension Costs do not include any Prior Service Cost since there were no applicable plan amendments. In 2021, his qualified management pension increased more than the SERP benefit; it is used as an offset to the gross SERP formula, resulting in a net negative Service Cost for all pension benefits.

AT&T INC.	74	2026 PROXY

PAY VERSUS PERFORMANCE

Average Non-CEO NEO’s SCT Total to CAP Reconciliation
Year	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Award 1	Additions to SCT Total for Pension Costs 1	CAP

2025	$12,716,814	$8,025,007	$309,001	$14,801,763	$55,507	$19,240,076

2024	$13,656,225	$9,406,249	$197,153	$19,227,852	$63,681	$23,344,356

2023	$11,679,630	$7,156,255	$145,620	$6,025,311	$50,981	$10,454,047

2022	$11,526,718	$7,468,746	$528,796	$8,150,222	$187,567	$11,866,965

2021	$10,436,274	$3,979,166	$785,922	$2,760,131	$293,505	$8,724,822
Note 1.
The following table outlines the individual average amounts included in the calculation of the Additions to SCT Total for Equity Awards and Pension Costs for the
Non-CEO
NEOs:

	Equity						Pension
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2025	$8,777,481	$1,993,762	$1,881,252	$1,001,529	$1,147,739	$14,801,763	$55,507	$0	$55,507

2024	$11,940,544	$4,196,645	$1,851,562	$176,810	$1,062,292	$19,227,852	$63,681	$0	$63,681

2023	$4,358,935	($1,035,474)	$1,706,159	$41,327	$954,364	$6,025,311	$50,981	$0	$50,981

2022	$6,659,592	($762,402)	$1,439,060	($11,723)	$825,696	$8,150,222	$187,567	$0	$187,567

2021	$2,484,647	($1,586,659)	$771,874	$8,166	$1,082,103	$2,760,131	$126,293	$167,212	$293,505
In addition to the tabular disclosure, the following is an unranked list of the most important performance measures that link CAP to Company performance
.

Most Important Performance Measures

Long Term Measures (page xx)	Compensation Adjusted Earnings Per Share
Return on Invested Capital
Total Shareholder Return

Short Term Measures (page xx)	Free Cash Flow
Compensation Adjusted Operating Income
Pay versus Performance CAP Comparisons
Each of the following graphs shows the relationship between CAP and the required performance measures in the tabular disclosure: (i) AT&T TSR and Peer Group TSR (Value of Initial Fixed $100 Investment), (ii) Net Income, and (iii) Standalone Adjusted AT&T Operating Income (Company Selected Measure). AT&T’s compensation program is designed to drive long-term sustained performance aligned with stockholder interests and does so through the use of short-term and long-term incentive awards (as described in our CD&A). In 2025, at-risk
pay represented 91% of the CEO’s target compensation opportunity and 90% for the other NEOs.

2026 PROXY	75	AT&T INC.

PAY VERSUS PERFORMANCE

AT&T INC.	76	2026 PROXY

PAY VERSUS PERFORMANCE

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025, concerning
shares of AT&T common stock authorized for issuance under AT&T’s existing equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	57,547,226	(1)	$—	50,895,205 (2)

Equity compensation plans not approved by security holders			—	—

Total	57,547,226	(3)	$—	50,895,205 (2)
NOTE 1.
Includes the issuance of stock in connection with the following stockholder approved plans: (a) 0 stock options under the Stock Purchase and Deferral Plan (
SPDP
); (b) 1,948,324 total phantom stock units under the Stock Savings Plan (
SSP
) which includes an additional share pool authorized by the Board in 2000, 12,410,285 phantom stock units under the SPDP, 20,631 shares of restricted stock under the 2011 Incentive Plan, 166,439 shares of restricted stock under the 2016 Incentive Plan and 40,664,750 shares of restricted stock and restricted stock units under the 2018 Incentive Plan; and (c) 2,336,797 target number of stock-settled performance shares under the 2018 Incentive Plan. At payout, the target number of performance shares may be reduced to zero or increased by up to 200%. Each phantom stock unit and performance share is settleable in stock on a
1-to-1
basis.
The SSP was approved by stockholders in 1994 and then was amended by the Board of Directors in 2000 to increase the number of shares available for purchase under the plan (including shares from the Company match and reinvested dividend equivalents). Stockholder approval was not required for the amendment. To the extent applicable, the amount shown for approved plans in column (a) includes phantom stock units (computed on a first-in-first-out
basis) that were approved by the Board in 2000. Under the SSP, shares could be purchased with payroll deductions and reinvested dividend equivalents by mid-level
and above managers and limited Company partial matching contributions. No new contributions may be made to the plan.
NOTE 2.
Includes 6,905,500 shares that may be issued under the SPDP, 40,976,774 shares that may be issued under the 2018 Incentive Plan, and up to 3,012,931 shares that may be purchased through reinvestment of dividends on phantom shares held in the SSP.
NOTE 3.
Does not include certain stock options issued by companies acquired by AT&T that were converted into options to acquire AT&T stock. As of December 31, 2025, there were 87,662 shares of AT&T common stock subject to the converted options, having a weighted-average exercise price of $16.60. Also, does not include 5,450 outstanding phantom stock units that were issued by companies acquired by AT&T that are convertible into stock on a
1-to-1
basis, along with an estimated 46,347 shares that may be purchased with reinvested dividend equivalents paid on the outstanding phantom stock units. No further phantom stock units, other than reinvested dividends, may be issued under the assumed plans.
EQUITY AWARD TIMING POLICIES AND PRACTICES
The Human Resources Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy on the timing of equity award grants, the Human Resources Committee has historically granted such awards on a predetermined annual schedule. We do not grant stock options, stock appreciation rights or similar instruments.

2026 PROXY	77	AT&T INC.

ANNEX A

Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T’s internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations minus cash flows related to our DIRECTV equity investment (cash distributions minus cash taxes from DIRECTV), minus capital expenditures and cash paid for vendor financing (classified as financing activities). We believe this metric provides useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to stockholders.

Free Cash Flow
Dollars in millions	Year Ended 2025	Year Ended 2024

Net cash provided by operating activities	$40,284	$38,771

Less: Distributions from DIRECTV classified as operating activities	(1,926)	(2,027)

Less: Cash taxes paid on DIRECTV	251	656

Less: Capital expenditures	(20,842)	(20,263)

Less: Payment of vendor financing	(1,181)	(1,792)

Free Cash Flow	$16,586	$15,345

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this proxy statement contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. AT&T disclaims any obligation to update and revise the forward-looking statements contained in this proxy statement based on new information or otherwise.

2026 PROXY	A-1	AT&T INC.

ANNEX B

PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF AT&T INC.

ARTICLE SIX

The business and affairs of the corporation shall be under direction of a Board of Directors. The number of directors, their terms and the manner of their election shall be fixed by the Bylaws of the corporation. The directors need not be elected by written ballot unless required by the Bylaws of the corporation.

To the fullest extent permitted by the Delaware General Corporation Law, ~~N~~no director or officer of the~~is~~ corporation shall be liable to the~~is~~ corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable~~except for liability 1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; 2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; 3) under Section 174 of the Delaware General Corporation Law; or 4) for any transaction from which a director derived an improper benefit~~. No amendment, modification or repeal of this paragraph shall adversely affect any right or protection of any director or officer for or with respect to any acts or omissions of such director or officer occurring prior to the time of such amendment, modification or repeal.

2026 PROXY	B-1	AT&T INC.

ANNEX C

AT&T INC.

2026 Incentive Plan

Article 1.	Establishment and Purpose.

1.01	Establishment of the Plan. AT&T Inc., a Delaware corporation (the “Company” or “AT&T”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.

1.02

Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. The purpose is also to align the interests of Participants with those of the Company’s stockholders with respect to the protection of Company trade secrets, confidential information, goodwill and other protectable interests.

1.03	Effective Date of the Plan. The Plan is effective on May 14, 2026 (the “Effective Date”).

Article 2.	Definitions.

2.01	Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)

“Applicable Law” means the legal requirements relating to the administration of options and share-based or performance-based awards under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Restricted Stock (including unrestricted Stock), Restricted Stock Units, or Performance Stock Units.

(c)	“Award Agreement” means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(d)	“Board” or “Board of Directors” means the AT&T Board of Directors.

(e)

“Cause” means willful or gross misconduct on the part of an Employee, persistent failure to perform the basic duties and functions of the Employee’s position (other than due to Disability) or material violation of the Company’s policies and procedures, including but not limited to the Code of Business Conduct, as determined by the Committee in its sole discretion.

(f)

“Change in Control” shall be deemed to have occurred if (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting

2026 PROXY	C-1	AT&T INC.

ANNEX C

securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (4) the a complete liquidation of the Company or the consummation of a sale or disposition by the Company of all or substantially all the Company’s assets.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

(i)	“Director” means any individual who is a member of the AT&T Board of Directors.

(j)

“Disability” means, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan, but subject to the requirements of Code Section 409A and the regulations thereunder in all cases.

(k)

“Employee” means any employee of the Company or of one of the Company’s Subsidiaries, excluding any temporary and fixed-term employees (as indicated on the records of the Company or one of the Company’s Subsidiaries, as applicable). “Employment” means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(m)

“Executive Level Employee” means a Participant who is an officer level Employee or a “VP level” Employee or “senior manager” Employee, in each case, for compensation purposes as indicated on the records of AT&T. References to records of AT&T shall include the records of its Subsidiaries.

(n)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(o)

“Fair Market Value” means the closing price on the NYSE for a Share on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may, from time to time, select any other index or measurement to determine the Fair Market Value of Shares under the Plan, including but not limited to an average determined over a period of trading days.

(p)

“Insider” means an Employee who is, on the relevant date, an executive officer of AT&T, as that term is used under the Exchange Act, or any other Employee whom the Disinterested Committee deems appropriate.

(q)

“NYSE” or “New York Stock Exchange.” If the New York Stock Exchange is no longer the principal exchange on which the stock is listed, then NYSE shall refer to such principal exchange unless otherwise provided by the Disinterested Committee.

(r)	“Option” means an option to purchase Shares from AT&T.

(s)	“Participant” means an Employee or former Employee who holds an outstanding Award granted under the Plan.

(t)	“Performance Stock Unit” means an Award granted to an Employee pursuant to Article 8 herein.

AT&T INC.	C-2	2026 PROXY

ANNEX C

(u)

“Retirement” or to “Retire” means the Participant’s Termination of Employment for any reason other than death, Disability, or for Cause, on or after the earlier of the following dates: (1) the date the Participant is at least age fifty-five (55) and has completed a 10-year Term of Employment; or (2) the date the Participant has attained one of the following combinations of age and service, except as otherwise provided by the Committee:

Term of Employment	Age

10 years or more	65 or older

20 years or more	55 or older

25 years or more	50 or older

30 years or more	Any age

For purposes of this Plan only, “Term of Employment” shall have the same meaning as in the AT&T Pension Benefit Plan — Nonbargained Program (“Pension Plan”), as that may be amended from time to time, except that service with a Participant’s employer shall be counted as though the employer were a “Participating Company” under the Pension Plan and the Employee was a participant in the Pension Plan.

(v)

“Severance Termination of Employment” means a Termination of Employment where the Participant receives a cash severance payment under a severance plan of the Participant’s employer or pursuant to an individually negotiated severance agreement.

(w)	“Shares” or “Stock” means the shares of common stock of the Company.

(x)	“Subsidiary” means any corporation, partnership, venture or other entity in which AT&T holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

(y)

“Surplus Termination of Employment” means a Termination of Employment as a result of force surplus, technological, operational, organizational and/or structural changes affecting the relevant employer without an offer for comparable employment, or an Employment Termination that occurs as a result of the Employee declining a Company initiated or offered job relocation to a work location that is more than fifty (50) miles from the Employee’s primary assigned work location and that increases the Employee’s work commute.

(z)

“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Article 3.	Administration.

3.01	The Committee. Administration of the Plan shall be as follows:

(a)

With respect to Insiders, the Plan and Awards hereunder shall be administered by the Human Resources Committee of the Board or such other committee as may be appointed by the Board for this purpose (each of the Human Resources Committee and such other committee is the “Disinterested Committee”), where each Director on such Disinterested Committee is a “Non-Employee Director,” as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining the committee that may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time.

(b)

With respect to persons who are not Insiders, the Plan and Awards hereunder shall be administered by each of the Disinterested Committee and such other committee, if any, to which the Board may delegate such authority (such other Committee shall be the “Non-Insider Committee”), and each such Committee shall have full authority to administer

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the Plan and all Awards hereunder, except as otherwise provided herein or by the Board. The Disinterested Committee may, from time to time, limit the authority of the Non-Insider Committee in any way. Any Committee may be replaced by the Board at any time.

(c)	Except as otherwise indicated from the context, references to the “Committee” in this Plan shall be to either of the Disinterested Committee or the Non-Insider Committee.

3.02

Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to exercise all of the powers granted to it under the Plan, which shall include but not be limited to the authority to:

(a)	construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations;

(c)	make all determinations necessary or advisable in administering the Plan or any Award thereunder;

(d)	correct any defect, supply any omission and reconcile any inconsistency in the Plan; and

(e)	with respect to Awards:

(i)	grant Awards,

(ii)	determine who shall receive Awards,

(iii)	determine when Awards shall be granted,

(iv)

determine the terms and conditions of Awards, including, but not limited to, conditioning the exercise, vesting, payout or other terms or conditions of an Award on the achievement of Performance Goals (as defined in Article 8),

(v)	determine whether and to the extent the terms and conditions of Awards have been achieved, satisfied or violated, and

(vi)

determine what corrective, preventive, or remedial measures should be taken in response to a failure to satisfy the terms and conditions of an Award or the violation of the terms and conditions of an Award.

3.03	No Award may be made under the Plan after May 13, 2036.

3.04

References to determinations or other actions by AT&T or the Company, herein, including the correction of errors pursuant to Section 14.04, shall mean actions authorized by the Committee, the Chief Executive Officer , the most senior human resources executive (“CHRO”) or their respective duly authorized delegates, in each case in the discretion of such person and subject to Applicable Law, provided, however, only the Disinterested Committee may take action with respect to Insiders with regard to granting or determining the terms of Awards or other matters that would require the Disinterested Committee to act in order to comply with Rule 16b-3 promulgated under the Exchange Act.

3.05

All determinations and decisions made by AT&T pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.06

This Plan is not intended to and does not limit the discretion of the Committee or the Company in any way to pay any form of compensation in lieu of or in addition to the Awards or other compensation provided by this Plan.

Article 4.	Shares Subject to the Plan.

4.01	Number of Shares. Subject to adjustment as provided in Section 4.03 herein, the number of Shares available for issuance under the Plan shall not exceed one hundred thirty (130) million Shares, less

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any shares subject to any award granted under the 2018 Incentive Plan following February 28, 2026 and prior to the Effective Date. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan.

4.02

Share Accounting. Without limiting the discretion of the Committee under this section, unless otherwise provided by the Disinterested Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)

If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to such an award subject to forfeiture are forfeited under the terms of the Plan or the relevant award, the Shares allocable to the terminated portion of such award or such forfeited Shares shall again be available for issuance under the Plan.

(b)	Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

(c)

When an Option is exercised (including but not limited to a Stock-Settled exercise), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.03

Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Stock Units (and any other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Disinterested Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5.	Eligibility and Participation.

5.01

Eligibility. All management Employees are eligible to receive Awards under this Plan. For the avoidance of doubt, Employees who are on an approved leave of absence or on short-term disability leave shall remain eligible to receive Awards under this Plan, subject to the discretion of the Committee. Independent contractors and consultants who are not employed by the Company or one of its Subsidiaries shall not be eligible to receive Awards under this Plan.

5.02

Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6.	Stock Options.

6.01

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee.

6.02

Form of Issuance. The Committee may require, as a condition to receiving an Option Award, that the Participant enter into an Option Award Agreement, setting forth the terms and conditions of the Award. In lieu of an Option Award Agreement, the Committee may provide the terms and conditions of an Option Award in a notice to the Participant, in the resolution approving the Award, or in such other manner as it deems appropriate. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise

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provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine.

6.03

Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Subject to adjustment as provided in Section 4.03 herein or as otherwise provided herein, the terms of an Option may not be amended to reduce the exercise price nor may Options be canceled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

6.04

Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.

6.05

Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless another vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chief Executive Officer or the CHRO, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

6.06	Exercise of Options.

(a)

An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(b)

Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided by the Committee, exercises of Options may be effected only on days and during the hours that the NYSE is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

6.07	Payment of the Exercise Price.

(a)

Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by AT&T.

(b)

The Committee may, from time to time, determine, modify, or limit the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part:

(i)	Payment may be made in cash.

(ii)

An Option may be “stock settled,” which shall mean upon exercise of an Option, the Company shall deliver that number of shares of Stock found by taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was

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traded on the NYSE immediately preceding the exercise date, multiplied by the number of Options being exercised and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date.

(iii)

If the Company has designated an agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such agent irrevocably instructing the agent (which shall include any broker-dealer engaged by the agent): (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the agent sells any Shares on behalf of a Participant, the agent shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the agent in making any such sales. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company.

6.08	Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon Termination of Employment:

(a)

Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.

(b)

Termination for Cause. In the event of the Participant’s Termination of Employment for Cause, then the Committee may, in its sole discretion, forfeit all outstanding Options held by the Participant to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

(c)	Retirement or Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:

(i)

If upon the Participant’s Termination of Employment, the Participant is eligible to Retire, then all outstanding unvested Options granted to that Participant shall immediately vest as of the date of the Participant’s Termination of Employment;

(ii)

All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to Retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and

(iii)	In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

(d)

Options not Vested at Termination. Except as provided in paragraphs (a) and (c)(i), above, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(e)	Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of

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Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.

6.09	Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

(a)

During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof determined in accordance with Section 9.01 hereof.

(b)

No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with Section 9.01 hereof; and (ii) in the case of any holder after the Participant’s death, only by such holder’s surviving spouse, if any, and if none, by the estate of such holder.

Article 7.	Restricted Stock and Restricted Stock Units.

7.01

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 8.04, herein, with respect to Performance Stock Units.

7.02

Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

7.03

Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

7.04	Restrictions.

(a)

The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals (as described in Section 8.04), as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

(b)

The Company shall have the right to retain the certificates, if any, representing Shares of Restricted Stock in the Company’s possession until such time as the Shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

7.05

Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant terms, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

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7.06

Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and, unless otherwise provided in the grant terms, shall receive all dividends and distributions paid with respect to such Shares. The Committee may require that dividends and other distributions, other than regular cash dividends, paid to Participants with respect to Shares of Restricted Stock be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

7.07

Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

7.08

Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than due to death, Disability, Surplus Termination of Employment or Severance Termination of Employment, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment immediately shall be forfeited and returned to the Company.

7.09	Restricted Stock Units.

(a)

In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Section 7.09 or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and shall not receive dividends, but shall, unless otherwise provided by the Committee, receive Dividend Equivalents (as defined below) at the time and at the same rate as dividends are paid on Shares with the same record and pay dates.

(b)

Except as otherwise provided by the Committee, upon a Participant’s Termination of Employment due to death or Disability or upon becoming or being Retirement eligible, his or her Restricted Stock Units will vest, and in the case of death, will pay out promptly, and in other cases, will pay out at the scheduled distribution date. If the Participant dies after Termination of Employment, vested Restricted Stock Units will be promptly paid out.

7.10

Surplus Termination of Employment or Severance Termination of Employment. Except as otherwise provided by the Committee, in the event of a Participant’s Surplus Termination of Employment that occurs prior to the vesting date of a grant of Restricted Stock or Restricted Stock Units made to such Participant, such grant shall be pro-rated and vested as follows: the number of the Participant’s unvested Restricted Stock or Restricted Stock Units shall be prorated by multiplying the number of unvested Restricted Stock or Restricted Stock Units by the number of months in the restriction period during which the Participant worked at least one day divided by the total number of months in the restriction period, and such prorated amount shall be immediately vested; provided, however, such Restricted Stock Units shall not be payable until the originally scheduled distribution date(s), or as otherwise provided in the Plan. Except as otherwise provided by the Committee, in the event of a Participant’s Severance Termination of Employment that occurs prior to the vesting date of a grant of Restricted Stock or Restricted Stock Units made to such Participant, any unvested Restricted Stock shall be forfeited and any unvested Restricted Stock Units shall be treated in the same manner as a Surplus Termination of Employment.

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Article 8.	Performance Stock Units.

8.01

Grants of Performance Stock Units. Subject to the terms of the Plan, Performance Stock Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Stock Units Awarded to each Participant and the terms and conditions of each such Award.

8.02

Value of Performance Stock Units. A Performance Stock Unit shall be equal in value to a Share, a fixed dollar amount, or a dollar amount based on the value of a Share, as determined by the Committee. The Committee may also denominate a Performance Stock Unit Award in dollars instead of units.

8.03	Performance Period. The Performance Period for Performance Stock Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award.

8.04	Performance Goals.

For each Award of Performance Stock Units, the Committee shall establish (and may establish for other Awards) performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, using such criteria, exceptions and other terms and conditions as it shall determine.

8.05

Dividend Equivalents on Performance Stock Units. Unless otherwise provided by the Committee, a cash payment (“Dividend Equivalent”) in an amount equal to the dividend payable on one Share shall be made to a Participant for each Performance Stock Unit held by such Participant on the record date for the dividend. Such Dividend Equivalent, if any, will be payable at the time the relevant AT&T common stock dividend is payable or at such other time as determined by the Committee, and may be modified or terminated by the Committee at any time. Notwithstanding the foregoing, unless otherwise provided by the Committee, Dividend Equivalents paid with respect to Performance Stock Units granted to an Executive Level Employee shall only be paid on the number of Performance Stock Units actually distributed and such payment shall be made when the related Performance Stock Unit are distributed.

8.06	Form and Timing of Payment of Performance Stock Units.

(a)

As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Stock Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Stock Units. If the Committee determines that the Performance Goals have been met, then the number of Performance Stock Units to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee.

(b)

Payment of Performance Stock Units shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled but not later than the 15th day of the third month following the end of the applicable Performance Period.

(c)	Performance Stock Units will be distributed to Participants in the form of cash, Stock, any combination of cash and Stock, or such other form as provided by the Committee.

(d)

At any time prior to the distribution of the Performance Stock Units, unless otherwise provided by the Committee or prohibited by this Plan (such as in the case of a Change in Control), the Committee shall have the authority to modify the Performance Goals or the terms and conditions of Performance Stock Units, reduce or eliminate the number of Performance Stock Units to be converted and distributed, cancel any part or all of a grant or award of Performance Stock Units, or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

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(e)

Notwithstanding anything to the contrary in this Plan, after a Change in Control, the payout of Performance Stock Units shall be determined exclusively by the attainment of the Performance Goals in effect prior to the Change in Control, and such Performance Goals may not be modified after such Change in Control. In addition, after a Change in Control, other than an adjustment to the awards based on the extent to which the Performance Goals were achieved, AT&T shall not reduce or eliminate the number of Performance Stock Units or cancel any part or all of a grant or award of Performance Stock Units.

(f)

For the purpose of converting Performance Stock Units into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Stock Unit shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Stock Units to be distributed in the form of Stock will be converted at the rate of one (1) Share per Performance Stock Unit.

8.07

Death or Disability. In the event of the Participant’s death during a Performance Period, the Participant shall receive a lump sum payout of the related outstanding Performance Stock Units calculated as if all unfinished Performance Periods had ended with one hundred percent (100%) of the Performance Goals achieved, valued as of the date of death and payable as soon thereafter as reasonably possible but not later than the 15th day of the third month after the end of the calendar year in which such death occurred. Where the amount or part of Dividend Equivalents is determined by the number of Performance Stock Units that are paid out or is otherwise determined by a performance measure, and the related Performance Period for the Dividend Equivalents was not completed at death, then the Dividend Equivalents will be calculated as though one hundred percent (100%) of the goals were achieved and paid as soon as reasonably possible. In the event of a Participant’s Termination of Employment due to Disability during a Performance Period, the Participant’s Performance Stock Units will remain outstanding and shall vest and be paid, subject to achievement of the Performance Goals, at the same time and under the same terms that such outstanding Performance Stock Units would otherwise be paid.

8.08

Retirement, Surplus Termination, Severance Termination, or Other Termination. Unless the Committee determines otherwise at any time, in the event of the Participant’s Termination of Employment during the Performance Period while Retirement eligible, in the event of a Surplus Termination of Employment, or Severance Termination of Employment, and in each case, not due to death or Disability, then upon such Termination, the number of the Participant’s Performance Stock Units shall be adjusted; the revised Awards shall be determined by (i) multiplying the number of the Performance Stock Units, by (ii) (A) the number of months the Participant worked at least one day during the respective Performance Period, divided by (B) the number of months in the Performance Period, and such revised Award shall be paid, subject to achievement of the Performance Goals, at the same time and under the same terms that such outstanding Performance Stock Units would otherwise be paid. If the Termination of Employment occurs during the Performance Period and is for a reason other than Death, Disability, Surplus Termination of Employment, or Severance Termination of Employment and while the Participant is not Retirement eligible, then the related Award shall be canceled upon such Termination.

8.09	Nontransferability. Performance Stock Units are not transferable.

Article 9.	Beneficiary Designation.

9.01

In the event of the death of a Participant, distributions or Awards under this Plan shall pass to the Participant’s beneficiary as designated in accordance with the procedures established by the applicable brokerage account administrator engaged by AT&T to administer Awards under the Plan, as the same may be amended from time to time, provided that all Options shall pass to the Participant’s beneficiary as designated in accordance with procedures implemented by AT&T, as the same may be amended from time to time. If the Participant has no living designated beneficiary or no valid beneficiary designation, then all undistributed Awards shall pass to the Participant’s estate.

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Article 10.	Employee Matters.

10.01

Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

10.02

Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. Participation in the Plan is entirely voluntary and is not a term and condition of employment.

10.03	Loyalty Conditions and Enforcement. This section relates solely to Awards granted to a Participant who is an Executive Level Employee as of the date the Award is made.

(a)

Each Award under the Plan is intended to closely align the Participant’s long-term interests with those of the Company and its shareholders, and the conditions set forth in subsections (b) or (c) hereof (collectively, the “Loyalty Conditions”) are intended to protect the Company’s critical need for each Participant’s loyalty to the Company and its shareholders. If any Participant does not comply with a Loyalty Condition, either during employment or within the periods described below following Termination of Employment for any reason, then the Participant is acting contrary to the long-term interests of the Company and creates risk of irreparable harm to the Company, and there will be a failure of the consideration on which the Participant received any Award or Awards pursuant to the Plan. Accordingly, unless otherwise provided in the Award, as a condition of such Award, the Participant is deemed to agree that he shall not, without obtaining the written consent of AT&T in advance, violate the Loyalty Conditions of this Section.

Unless otherwise expressly provided in an Award Agreement, if the Participant violates a Loyalty Condition, then the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Award Termination”), rescind any exercise, payment or delivery pursuant to any Award or Awards (“Rescission”), or recapture any cash or Shares (whether restricted or unrestricted) issued pursuant to any Award or Awards, or proceeds from the Participant’s sale of such Shares (“Recapture”), to the extent permitted under Applicable Law.

Where permitted by law and subject to any limitations provided for in the Award, the Company may also (or in the alternative), pursue and secure injunctive relief (temporary and/or permanent) and/or an order of specific performance to enforce the Loyalty Conditions and prevent the irreparable harm that would result, or would be likely to result, from a breach of the Loyalty Conditions by Participant.

(b)

For as long as such information continues to qualify as Confidential Information under the terms of the Plan or a trade secret under Applicable Law, a Participant shall not, without the Company’s prior written authorization, (i) disclose to anyone outside the Company or use, other than in the Company’s business, any Confidential Information, or (ii) disclose or engage in any unauthorized use of any trade secrets of the Company, as that term is defined under Applicable Law, subject to the exceptions and limitations provided for in Section 10.03(j) below.

“Confidential Information” means all information belonging to, or otherwise relating to the business of the Company, which is not generally known, regardless of the manner in which it is stored or conveyed to Participant, and which the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure. Confidential Information includes trade secrets as well as other proprietary knowledge, information, know-how, and non-public intellectual property rights, including unpublished or pending patent applications and all related patent rights, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and data, whether or not patentable or copyrightable and whether or not it has been conceived, originated, discovered, or developed in whole or in part by Participant. For example, Confidential Information is presumed to include, without limitation, non-public information concerning the Company’s

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ANNEX C

business plans, budgets, operations, products, strategies, marketing, sales, inventions, designs, costs, legal strategies, finances, employees, customers, prospective customers, licensees, or licensors; information received from third parties under confidential conditions; or other valuable financial, commercial, business, technical or marketing information concerning the Company, or any of the products or services made, developed or sold by the Company. Confidential Information does not include information that (i) was generally known to the public at the time of disclosure; (ii) was lawfully received by Participant from a third party; (iii) was known to Participant prior to receipt from the Company; or (iv) was independently developed by Participant or independent third parties; in each of the foregoing circumstances, this exception applies only if such public knowledge or possession by an independent third party was without breach by Participant or any third party of any obligation of confidentiality or non-use, including but not limited to the obligations and restrictions set forth in this Section.

(c)

So long as Participant remains an employee of the Company, Participant will not commit any breach of Participant’s fiduciary duty or the duty of loyalty, as determined by Applicable Law, and Participant will have a duty of loyalty that includes the obligation: (i) to promptly notify the Company of business opportunities related to the Company’s line of business without pursuing them independently for personal gain without the written authorization of the Company, (ii) to avoid competing with the Company, assisting others in their efforts to compete with the Company, or otherwise engaging in conduct that creates a conflict of interest under Company policy, and (iii) to avoid knowingly interfering with key business relationships (such as customers, clients, employees, and suppliers) for the benefit of any person or entity who is engaged in, or preparing to engage in a competing business enterprise.

A Participant shall not, without the Company’s prior written authorization within two years after the Termination of Employment for any reason, engage in any of the following disloyal conduct:

(i)

own, operate or control, or participate in the ownership, operation or control of, any business enterprise (including, without limitation, any corporation, partnership, proprietorship or other venture) that competes with the Company in the Restricted Business anywhere in the Restricted Territory;

(ii)

become employed as an officer, executive, or in another material management advice role by any business enterprise (including, without limitation, any corporation, partnership, proprietorship or other venture) that competes with the Company in the Restricted Business (a “Competitor”) anywhere in the Restricted Territory, if such employment or engagement with the Competitor involves duties or the provision of services that (x) are the same as or are similar in function or purpose to those Participant provides to the Company in the Look Back Period, (y) are likely to result in the use or disclosure of Confidential Information for the benefit of a Competitor, or (z) otherwise would require Participant to compete against the Company in the Restricted Business;

(iii)

Solicit any nonclerical employee of the Company or a Subsidiary that Participant supervised, regularly worked with, or otherwise had Contact with in the two years preceding Participant’s last day of employment (a “Covered Employee”) to terminate his, her, or their employment with the Company or a Subsidiary or otherwise assist a Competitor in efforts to hire a Covered Employee away from the Company or a Subsidiary;

(iv)

Solicit any client or customer of the Company, or active prospective client or customer of the Company, that Participant has Material Contact within the two years preceding Participant’s last day of employment (a “Covered Client”) for the purpose of causing the Covered Client to do competitive business with a Competitor, or for any other purpose that would cause the Covered Client to cease or reduce doing business with

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ANNEX C

the Company; with the understanding that the terms client and customer are used interchangeably herein;

(v)

Solicit, or assist others in their effort to Solicit, any supplier, vendor, distributor, or other provider of goods or services relied upon by the Company that Participant has Material Contact with on behalf of the Company in the two years preceding Participant’s last day of employment (a “Covered Provider”), for any purpose that would cause the Covered Provider to cease or reduce doing business with the Company; or,

(vi)

become employed as an officer, executive, or in another material management advice role by any business enterprise that is a supplier of the Company that Participant has Material Contact with on behalf of the Company in the two years preceding Participant’s last day of employment if such supplier does business with the Company in the Restricted Area, without prior written authorization from the Company to ensure there is no conflict of interest.

For purposes of this Section, the term “Restricted Business” means the business of providing communications or connectivity services, including both wireless and wire-lined telephone, messaging, satellite, Internet, data, and related services; the term “Restricted Territory” shall mean each state or state-equivalent within the United States and any additional countries that the Company does business in where Confidential Information that Participant is provided access to could be used to harm or compromise the business interests of the Company (inclusive of but not limited to the state or state equivalent in which the Participant maintains Participant’s principal office as an employee of the Company when last employed by the Company). It will be presumed that the Restricted Area includes all of the states and state-equivalents within the United States given the national nature of the Company’s business, the level of Participant’s role in the Company, and the access to Confidential Information provided through such role; for purposes of Section 10.03(c)(iii) the term “Contact” means interaction between the Participant and the nonclerical employee during performance of Participant’s job responsibilities on behalf of the Company.

For purposes of this Section, the “Look Back Period” refers to the period of Participant’s employment with the Company (inclusive of employment with a predecessor business acquired in whole or in part by the Company) in the five years preceding the Termination of Employment date (which is presumed reasonable and necessary because it coincides with the length of Company’s long term business planning information); to “Solicit” will be presumed to mean to interact with another person or entity with the purpose or foreseeable result being to cause, motivate or induce the person or entity to engage in some responsive action (such as starting, modifying, or ending a business relationship), irrespective of who first initiated contact, and it shall not include posting job openings; and, it will be presumed that “Material Contact” with a client, supplier, or provider is involved if Participant participates (directly or through supervision) in transactions, proposals, Confidential Information exchanges, or business activities with the client, supplier, or provider.

(d)

Coincidentally with and as a condition of the exercise, receipt of payment, or delivery of cash or Shares pursuant to an Award, the Company may require that the Participant provide a certification to the Company in writing that Participant is in full compliance with the terms and conditions of the Plan, including its Loyalty Conditions. If a Termination of Employment has occurred for any reason, the Participant’s certification shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns an equity interest of greater than five percent.

(e)

If the Committee determines, in its sole and absolute discretion, that a Participant has violated any of the Loyalty Conditions, then the Committee may, in its sole and absolute discretion, impose an Award Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s Awards, including any Shares or cash associated therewith, or any proceeds thereof. Where permitted by law, the Company may also or alternatively pursue

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injunctive relief to prevent further violations of the Loyalty Conditions and the irreparable harm that would likely result from same.

(f)

Within ten days after receiving notice from the Company of a determination that there has been a violation of the Loyalty Conditions, the Participant shall, if requested to do so, deliver to the Company the cash or Shares acquired pursuant to any and all Awards, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings or interest, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

It shall not be a basis for Award Termination, Rescission or Recapture if, after a Termination of Employment, the Participant purchases, as an investment or otherwise, stock or other securities of an organization engaged in the Restricted Business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over the counter, and (ii) such investment does not represent more than a ten percent (10%) equity interest in the organization or business.

(g)

Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Award Termination, Rescission and/or Recapture, and its determination not to require Award Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Award Termination, Rescission and/or Recapture with respect to any other act or Participant or Award, or to pursue injunctive relief to prevent irreparable harm where necessary. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the Participant’s Termination of Employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h)

All administrative and discretionary authority given to the Company under this Section shall be exercised by the CHRO or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)

If any restriction on Participant within this Section cannot be enforced as written in some part (such as time, scope of activity, or geography) under controlling Applicable Law, the adjudicator (court or arbitrator) shall enforce the restriction to such lesser extent as would make the obligation reasonable and enforceable, and/or will reform the restriction which shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Presumptions provided for in this Agreement can only be overcome through clear and convincing evidence by the party opposing the presumption, and a presumption will not apply if its application would make the provision or restriction where it would be applied void, voidable, or otherwise unenforceable.

(j)

Protected Conduct. Notwithstanding any provision to the contrary, nothing in this Plan shall be interpreted to prohibit, limit or interfere with a Participant’s right to oppose or report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (SEC), the Federal Communications Commission or Congress, to make other disclosures that are protected under the whistleblower or other provision of federal, state or local law or regulation, or to receive an award, reward, or other compensation therefore. Nothing in this Plan or any related agreement limits or affects Participant’s right to disclose or discuss criminal conduct, discrimination, harassment (including but not limited to sexual harassment or sexual assault) or retaliation, prohibits

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ANNEX C

Participant from discussing such matters with Participant’s own legal counsel, or prohibits Participant from providing truthful testimony in a legal or adjudicatory proceeding (such as a judicial, administrative, or arbitration proceeding). Similarly, a Participant may report such possible violations to anyone in Participant’s chain of command, the AT&T Legal Department, AT&T Global Security and Investigations, or any other AT&T group responsible for compliance with laws or AT&T policy.

Nothing in this Plan or any related agreement or in any other Company agreement, policy, directive, or representation prohibits or impedes Participant, or any employee or former employee of the Company, from communicating directly with the SEC under the protection of SEC Rule 21F-17. If Participant has initiated communication with the SEC relating to a possible securities law or rule violation, nothing in this Agreement prohibits or impedes Participant’s ability to continue to communicate directly with the SEC or requires Participant to first seek consent, written or oral, from the Company before doing so. Further, nothing in this Plan or any related agreement prohibits or impedes Participant from testifying in any SEC proceeding or, if eligible under applicable law, interferes with Participant’s right, if any, to receive an award from the government for information provided to the SEC.

Participant acknowledges notice that under the Defend Trade Secrets Act (“DTSA”) no individual may be held criminally or civilly liable under Federal or State trade secret law for a trade secret disclosure that complies with 18 USC § 1833(b), such as a disclosure that is: (a) made in confidence to a Federal, State, or local government official, directly or indirectly, or to an attorney; (b) made solely for the purpose of reporting or investigating a suspected violation of law; or (c) made in a complaint or other document filed in a lawsuit or other adjudicatory legal proceeding, if such filing is made under seal. Also, under this law an individual pursuing a legal claim for retaliation by an employer for reporting a suspected violation of the law may disclose a trade secret to his/her attorney and use it in documents filed in the adjudicatory proceeding under seal provided he/she does not engage in disclosure except pursuant to order of the adjudicator.

10.04

Clawback/Recoupment. Awards granted under the Plan may be canceled or forfeited and the Participant shall be required to repay to the Company any amount received under an Award in the event the Participant violates the Company’s Code of Business Conduct. In addition, Awards shall be subject to recoupment in accordance with any clawback policy that the Company adopts, including the Company’s Policy on Restitution and the Company’s Clawback Policy, and including any such other policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Rule 10D-1 under the Exchange Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate. No recovery of compensation under such a clawback policy or provision will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company. This section shall not limit the Company’s right to revoke or cancel an award or take other action against a recipient of an award for any other reason, including but not limited to misconduct.

Article 11.	Amendment and Termination of Plan or Awards.

11.01

Amendment and Termination. At any time and from time to time, the Board or the Disinterested Committee may amend or terminate the Plan. The Board, the Disinterested Committee, or the Non-Insider Committee (subject to Section 3.01) may amend an Award in whole or in part. Notwithstanding the foregoing, no termination, amendment, or modification of the Plan or any Award (other than Performance Stock Units) that adversely affects in any material way any Award previously granted under the Plan shall be made without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code or due to changes in applicable law may be made by the Company without the consent of any Participant.

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11.02

Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid ’in accordance with Section 9.01 within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by AT&T in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 12.	Withholding.

12.01

Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

12.02	Share Withholding.

(a)

Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the distribution of Performance Stock Units in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value to the Withholding Taxes applicable to such transaction using the method used to value the Stock for tax purposes.

(b)	Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

(c)

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale through an agent appointed by the Company of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

(d)

If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Stock Units to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

(e)

Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.

Article 13.	Successors.

13.01

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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ANNEX C

Article 14.	Legal Construction.

14.01

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.02

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision or part thereof had not been included.

14.03

Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.04

Errors. At any time AT&T may correct any error made under the Plan without prejudice to AT&T. Such corrections may include, among other things, changing or revoking an issuance of an Award. Neither AT&T nor their delegates shall be liable for any damages resulting from the correction of, or a delay in correcting, any error made under the Plan. In no event shall AT&T or any of their delegates be liable for consequential or incidental damages arising out of a failure to comply with the terms of the Plan.

14.05	Elections and Notices.

(a)

Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. AT&T may limit the time an election may be made in advance of any deadline.

(b)

Where any notice or filing required or permitted to be given to AT&T under the Plan, it shall be delivered to the principal office of AT&T, directed to the attention of the CHRO. Such notice shall be deemed given on the date of delivery.

(c)

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant’s e-mail address as shown on the records of AT&T.

(d)

It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of AT&T. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

14.06

Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall (unless otherwise expressly provided for in an award or agreement hereunder) be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction; provided, however, that federal law and the Federal Arbitration Act U.S.C. § 1 et seq. shall control as to all arbitration rights in the event Participant and the Company have entered into a Management Arbitration Agreement.

14.07

Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, except as otherwise agreed by the Participant and the Company in a Management Arbitration Agreement or the terms of an award agreement hereunder, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, agree that any legal claim or action that can be pursued in a court of law will be pursued exclusively in a court of proper subject matter jurisdiction (state or federal) located in Texas with respect to any

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ANNEX C

and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, except as otherwise agreed by the Participant and the Company in a Management Arbitration Agreement, the parties agree that:

(a)	sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Dallas County, Texas, and no other,

(b)	all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other,

(c)	such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto, and

(d)

that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens; provided, however, that

(e)

if the court(s) chosen by the parties in (a) – (d) above will not accept or cannot accept jurisdiction over the legal claim or dispute then the claim or dispute may be pursued in another court that would otherwise have authority to exercise jurisdiction over the parties and the claim or dispute.

14.08

409A Compliance. Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code.

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ANNEX D

AT&T INC.

STOCK PURCHASE AND DEFERRAL PLAN

Adopted November 19, 2004

As amended effective January 1, 2027

Article 1 - Statement of Purpose

The purpose of the Stock Purchase and Deferral Plan (“Plan”) is to increase stock ownership by, and to provide savings opportunities to, a select group of management employees of AT&T Inc. (“AT&T”) and its Subsidiaries. The Plan was amended and restated to be effective as of the date set forth above and, for the avoidance of doubt, shall apply to contributions made on or after such effective date. The terms of the Plan then-in effect shall continue to govern contributions made prior to such effective date, unless otherwise explicitly set forth herein.

Article 2 - Definitions

For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context indicates otherwise:

Annual Bonus. The award designated the “Annual Bonus” by AT&T (including but not limited to an award that may be paid in more frequent installments than annually), together with any individual discretionary award made in connection therewith, or comparable awards, if any, determined by AT&T to be used in lieu of these awards.

Base Compensation. The following types of cash-based compensation paid by an Employer (but not including payments made by a non-Employer, such as state disability payments), before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of an Employer, including but not limited to a plan that includes a qualified cash or deferral arrangement under Section 401(k) of the Code:

(a)	base salary;

(b)	lump sum payments in lieu of a base salary increase; and

(c)	Annual Bonus

Payments by an Employer under a disability plan made in lieu of any compensation described above shall be deemed to be a part of the respective form of compensation it replaces for purposes of this definition. Base Compensation does not include zone allowances or any other geographical differential and shall not include payments made in lieu of unused vacation or other paid days off, and such payments shall not be contributed to this Plan.

The Committee may, from time to time, add or subtract types of compensation to or from the definition of “Base Compensation” provided, however, any such addition or subtraction shall be effective only with respect to the next period in which a Participant may make an election to establish a Share Deferral Account.

Base Compensation that was payable in a prior Plan Year but paid in a later Plan Year shall not be used to determine Employee Contributions, Stock Matching Contributions or Makeup Matching Contributions in such later Plan Year.

Business Day. Any day during regular business hours that AT&T is open for business.

Change in Control. With respect to AT&T’s direct and indirect ownership of an Employer, a “Change in the effective control of a Corporation,” as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(A)(1), regardless of whether the Employer is a corporation or non corporate entity as permitted by the regulation, and using “50 percent” in lieu of “30 percent” in such regulation. A Change in Control will not apply to AT&T itself.

Chief Executive Officer. The Chief Executive Officer of AT&T.

Code. References to the Code shall be to provisions of the Internal Revenue Code of 1986, as amended, including regulations promulgated thereunder and successor provisions. Similarly, references to regulations shall include amendments and successor provisions.

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ANNEX D

Committee. The Human Resources Committee of the Board of Directors of AT&T.

Disability. Absence of an Employee from work with an Employer under the relevant Employer’s disability plan.

Eligible Employee. An Employee who:

(a)

is a full or part time, salaried Employee of AT&T or an Employer in which AT&T has a direct or indirect 100% ownership interest and who is on active duty or Leave of Absence (but only while such Employee is deemed by the Employer to be an Employee of such Employer);

(b)

is, as determined by AT&T, a member of Employer’s “select group of management or highly compensated employees” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder (“ERISA”), which is deemed to include each Executive Level Employee; and

(c)	has an employment status which has been approved by AT&T to be eligible to participate in this Plan or is an Executive Level Employee.

Notwithstanding the foregoing, AT&T (the Committee with respect to Insiders) may, from time to time, exclude any Employee or group of Employees from being deemed an “Eligible Employee” under this Plan.

In the event a court or other governmental authority determines that an individual was improperly excluded from the class of persons who would be permitted to make Employee Contributions during a particular time for any reason, that individual shall not be permitted to make such contributions for purposes of the Plan for the period of time prior to such determination.

Employee. Any person employed by an Employer and paid on an Employer’s payroll system, excluding persons hired for a fixed maximum term and excluding persons who are neither citizens nor permanent residents of the United States, all as determined by AT&T. For purposes of this Plan, a person on Leave of Absence who otherwise would be an Employee shall be deemed to be an Employee.

Employee Contributions. Amounts credited to a Share Deferral Account pursuant to Section 4.1 (Election to Make Contributions) of the Plan.

Employer. AT&T or any of its Subsidiaries.

Executive Level Employee. Any Employee who is either (i) an “officer level” Employee for compensation purposes as shown on the records of AT&T, or (ii) a “VP level” Employee or “senior manager” Employee for compensation purposes as shown on the records of AT&T.

Fair Market Value or FMV. In valuing Stock or any other item subject to valuation under this Plan, the Committee may use such index or measurement as the Committee may reasonably determine from time to time, and such index or measurement shall be the FMV of such Stock or other item. In the absence of such action by the Committee, FMV means, with respect to Stock, the closing price on the New York Stock Exchange (“NYSE”) of the Stock on the relevant date, or if on such date the Stock is not traded on the NYSE, then the closing price on the immediately preceding date such Stock is so traded.

Insider. An Employee who is, on the relevant date, an executive officer of AT&T, as that term is used under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any other Employee whom the Committee deems appropriate.

Leave of Absence. Where a person is absent from employment with an Employer on a leave of absence, military leave, sick leave, or Disability where the leave is given in order to prevent a break in the continuity of term of employment, and permission for such leave is granted (and not revoked) in conformity with the rules of the Employer that employs the individual, as adopted from time to time, and the Employee is reasonably expected to return to service. Except as set forth below, the leave shall not exceed six (6) months for purposes of this Plan, and the Employee shall Terminate Employment upon termination of such leave if the Employee does not return

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to work prior to or upon expiration of such six (6) month period, unless the individual retains a right to reemployment under law or by contract. A twenty-nine (29) month limitation shall apply in lieu of such six (6) month limitation if the leave is due to the Employee being “disabled” (within the meaning of Treasury Regulation §1.409A-3(i)(4)). A Leave of Absence shall not commence or shall be deemed to cease under the Plan where the Employee has incurred a Termination of Employment.

Participant. An Employee or former Employee who participates in this Plan.

Plan Year. Each of the following shall be a Plan Year: the period January 1, 2005, through January 15, 2006; the period January 16, 2006, through December 31, 2006; and, for all later Plan Years, it is defined as the period from January 1 through December 31.

Shares or Share Units. An accounting entry representing the right to receive an equivalent number of shares of Stock.

Share Deferral Account or Account. The Account or Accounts established annually by an election by a Participant to make Employee Contributions to the Plan, with each Account relating to a Plan Year. For each Plan Year, there shall be (1) a separate Share Deferral Account for Share Units purchased with Employee Contributions of Base Compensation (excluding Annual Bonus) and related Matching Share Units and (2) a separate Share Deferral Account for Share Units purchased with Employee Contributions of Short Term Incentive Award and/or Annual Bonus and any related Matching Share Units. Earnings on Share Units and Matching Share Units shall accrue to the respective Share Deferral Accounts where they are earned.

Short Term Incentive Award. A cash award paid by an Employer (and not by a non-Employer, such as state disability payments) that is designated by AT&T as a “Short Term Incentive Award”

Specified Employee. Any Participant who is a “Key Employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by AT&T in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be Key Employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Key Employees for purposes of the Plan during the 12-month period that begins on the first day of the 4th month following the close of such identification period.

Stock. The common stock of AT&T.

Subsidiary. Any corporation, partnership, venture or other entity or business with which AT&T would be considered a single employer under Sections 414(b) and (c) of the Code, using 50% as the ownership threshold as provided under Section 409A of the Code.

Termination of Employment. References herein to “Termination of Employment,” “Terminate Employment” or a similar reference, shall mean the event where the Employee has a “separation from service,” as defined under Section 409A, with all Employers. For purposes of this Plan, a Termination of Employment with respect to an Employer shall be deemed to also occur when such Employer incurs a Change in Control.

Article 3 - Administration of the Plan

3.1	The Committee.

Except as delegated by this Plan or by the Committee, the Committee shall be the administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions and determine all questions of administration, interpretation and application of the Plan, including, without limitation, questions and determinations of eligibility, entitlement to benefits and payment of benefits, all in its sole and absolute discretion. The Committee may further establish, adopt or revise such rules and regulations and such additional terms and conditions regarding participation in the Plan as it may deem necessary or advisable for the administration of the Plan. References in this Plan to determinations or other actions by AT&T, herein, including the correction of errors pursuant to

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ANNEX D

Section 8.6, shall mean actions authorized by the Committee, the Chief Executive Officer, the most senior human resources executive (“CHRO”), or their respective successors or duly authorized delegates, in each case in the discretion of such person. All decisions by the Committee, its delegate or AT&T, as applicable, shall be final and binding.

3.2	Authorized Shares of Stock.

(a)

Except as provided below, the number of shares of Stock which may be distributed pursuant to the Plan is 136,000,000. In determining the number of authorized shares remaining available for issuance, shares withheld for taxes in a distribution shall not be considered issued and shall not reduce the number of authorized shares. Conversions of Stock awards into Share Units and their eventual distribution (excluding the effects of any dividends on such Share Units) shall count only against the limits of the plans from which they originated and shall not be applied against the limits in this Plan. To the extent Share Units are credited through Employee Contributions where the distribution of which would be deductible by AT&T under Section 162(m) of the Code without regard to the size of the distribution, and such deductible Share Units are available for distribution, such Share Units shall be distributed first.

(b)

In the event the Committee determines that continuing the issuance of Share Units under the Plan may cause the number of shares of Stock that are to be distributed under this Plan (as determined pursuant to subsection (a), above) to exceed the number of authorized shares of Stock, then in lieu of distributing Stock, the Committee may provide after such determination and only with respect to Share Units that have not theretofore been credited to a Share Deferral Account, that such Share Units may be settled in cash equal to the value of the Stock that would otherwise be distributed based on the FMV of the Stock on the date of the distribution of such Share Unit.

(c)

In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of AT&T affecting the shares of Stock (including a conversion of Stock into cash or other property), such adjustment shall be made to the number and class of the shares of Stock which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of shares of Stock subject to outstanding Share Units granted under the Plan, and/or in the number of outstanding Share Units, or such other adjustment determined by the Committee, in each case as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

3.3	Claims and Appeals.

(a)

Claims. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Executive Compensation Administration Department, setting forth his or her claim. The request must be addressed to the AT&T Executive Compensation Administration Department at its then principal place of business.

(b)

Claim Decision. Upon receipt of a claim, the AT&T Executive Compensation Administration Department shall review the claim and provide the Claimant with a written notice of its decision within a reasonable period of time, not to exceed ninety (90) days, after the claim is received. If the AT&T Executive Compensation Administration Department determines that special circumstances require an extension of time beyond the initial ninety (90)- day claim review period, the AT&T Executive Compensation Administration Department shall notify the Claimant in writing within the initial ninety (90)-day period and explain the special circumstances that require the extension and state the date by which the AT&T Executive Compensation Administration Department expects to render its decision on the claim. If this notice is provided, the AT&T Executive Compensation Administration Department may take up to an additional ninety (90) days (for a total of one hundred eighty (180) days after receipt of the claim) to render its decision on the claim.

If the claim is denied by the AT&T Executive Compensation Administration Department, in whole or in part, the AT&T Executive Compensation Administration Department shall provide a written decision using language calculated to be understood by the Claimant and setting forth: (i) the specific reason or reasons for

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such denial; (ii) specific references to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) a description of the Plan’s procedures for review of denied claims and the steps to be taken if the Claimant wishes to submit the claim for review; (v) the time limits for requesting a review of a denied claim under this section and for conducting the review under this section; and (vi) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim is denied following review under this section.

(c)

Request for Review. Within sixty (60) days after the receipt by the Claimant of the written decision on the claim provided for in this section, the Claimant may request in writing that the Committee review the determination of the AT&T Executive Compensation Administration Department. Such request must be addressed to the Committee at the address for giving notice in this Plan. To assist the Claimant in deciding whether to request a review of a denied claim or in preparing a request for review of a denied claim, a Claimant shall be provided, upon written request to the Committee and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Claimant or his or her duly authorized representative may, but need not, submit a statement of the issues and comments in writing, as well as other documents, records or other information relating to the claim for consideration by the Committee. If the Claimant does not request a review by the Committee of the AT&T Executive Compensation Administration Department’s decision within such sixty (60)-day period, the Claimant shall be barred and stopped from challenging the determination of the AT&T Executive Compensation Administration Department.

(d)

Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, the Administrator will review the decision of the AT&T Executive Compensation Administration Department. If the Committee determines that special circumstances require an extension of time beyond the initial sixty (60)-day review period, the Committee shall notify the Claimant in writing within the initial sixty (60)-day period and explain the special circumstances that require the extension and state the date by which the Committee expects to render its decision on the review of the claim. If this notice is provided, the Committee may take up to an additional sixty (60) days (for a total of one hundred twenty (120) days after receipt of the request for review) to render its decision on the review of the claim.

During its review of the claim, the Committee shall:

(1)

Take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim conducted pursuant to this section;

(2)	Follow reasonable procedures to verify that its benefit determination is made in accordance with the applicable Plan documents; and

(3)

Follow reasonable procedures to ensure that the applicable Plan provisions are applied to the Participant to whom the claim relates in a manner consistent with how such provisions have been applied to other similarly-situated Participants.

After considering all materials presented by the Claimant, the Committee will render a decision, written in a manner designed to be understood by the Claimant. If the Committee denies the claim on review, the written decision will include (i) the specific reasons for the decision; (ii) specific references to the pertinent provisions of this Plan on which the decision is based; (iii) a statement that the Claimant is entitled to receive, upon request to the Committee and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

The Committee shall serve as the final review committee under the Plan and shall have sole and complete discretionary authority to administer, interpret, construe and apply the Plan provisions, and determine all questions of administration, interpretation, construction, and application of the Plan, including questions and determinations of eligibility, entitlement to benefits and the type, form and amount of any payment of benefits, all in its sole and absolute discretion. The Committee shall further have the authority to determine all relevant facts and related issues, and all documents, records and other information relevant to a claim conclusively for all parties, and in accordance with the terms of the

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ANNEX D

documents or instruments governing the Plan. Decisions by the Committee shall be conclusive and binding on all parties and not subject to further review.

In any case, a Participant or Beneficiary may have further rights under ERISA. The Plan provisions require that Participants or Beneficiary pursue all claim and appeal rights described in this section before they seek any other legal recourse regarding claims for benefits.

Article 4 - Contributions

4.1	Election to Make Contributions.

(a)

The Committee hereby delegates to the CHRO the authority to establish dates and other conditions for participation in the Plan and making contributions as it deems appropriate. Except as otherwise provided by the CHRO, each year an Employee who is an Eligible Employee as of September 30 may thereafter make an election on or prior to the last Business Day of the immediately following November, or such other dates as determined by the CHRO which are, in each case, no later than the immediately following December 31st (such election shall be canceled if the Employee is not an Eligible Employee on the last day such an election may be made), to contribute on a pre-tax basis, through payroll deductions, any combination of the following:

(1)

From 6% to 30% (in whole percentage increments) of the Participant’s monthly Base Compensation, other than Annual Bonus, during the calendar year (the Plan Year for such contributions) following the calendar year of such election. The Employee Contributions shall be used to acquire Share Units to be credited to the Share Deferral Account for that Plan Year.

(2)

Up to 95% (in whole percentage increments or limited to the target amount) of a Short Term Incentive Award, or from 6% to 30% (in whole percentage increments) of Annual Bonus, in each case such contributions shall be made during the second calendar year (which is the Plan Year for such contributions) following the year of such election. An Employee may make such an election with respect to the type of Award (Short Term Incentive Award or Annual Bonus) that the Employee is under as of the time the Employee’s eligibility to make such election is determined. If because of a promotion or otherwise, the Employee receives a different type of Award instead of, or in partial or full replacement for, the type of Award subject to the Employee’s election for the relevant Plan Year, the election will apply to the other Award as well, including but not limited to any individual discretionary award related thereto.

(b)

The Committee may permit an Eligible Employee to make an election to purchase Share Units under this Plan with compensation other than Base Compensation or Short Term Incentive Awards on such terms and conditions as the Committee may permit from time to time, provided that any such election is made in accordance with Section 409A of the Code. In no event shall an acquisition of Share Units pursuant to this paragraph (b) or pursuant to the conversion of a right to receive Stock into Share Units (such as through a distribution of Stock result in the crediting of a Stock Matching Contribution or Makeup Matching Contribution.

(c)

Each Eligible Employee who commences employment with AT&T or an Employer or who initially becomes an Eligible Employee under the Plan in connection with a promotion shall be eligible to participate in the Plan as of the first calendar day of the calendar quarter immediately following their hire or promotion date. Such Eligible Employees may make an election, within 30 days of such Eligible Employee’s initial date of eligibility to participate, to contribute on a pre-tax basis, through payroll deductions, from 6% to 30% (in whole percentage increments) of the Participant’s monthly Base Compensation, other than Annual Bonus, earned during the initial calendar year of, and after the date of, such election. For any subsequent calendar years, such Eligible Employee’s ability to make contribution elections under this Plan will be on the same basis as for other continuing Eligible Employees as specified in Section 4.1(a) above.

(d)

Notwithstanding anything to the contrary in this Plan, no election shall be effective to the extent it would permit an Employee Contribution or distribution to be made that is not in compliance with Section 409A of the Code. To the extent such election related to Employee Contributions that complied with such statute and regulations thereunder, that portion of the election shall remain valid, except as otherwise provided under this Plan.

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(e)

To the extent permitted by Section 409A of the Code, AT&T may refuse or terminate, in whole or in part, any election to purchase Share Units in the Plan at any time; provided, however, that only the Committee may take such action with respect to persons who are Insiders.

4.2	Purchase of Share Units.

(a)

Employee Contributions (as well as any corresponding Stock Matching Contributions, or Makeup Matching Contributions) shall be made pursuant to a proper election, only during the Participant’s lifetime. In the event of a Change in Control of an Employer, subsequent compensation from the Employer may not be contributed to the Plan. The Employer may continue the then current elections of the participants under a subsequent plan in order to comply with applicable tax laws.

(b)

The number of Share Units purchased by a Participant during a calendar month shall be found by dividing the Participant’s Employee Contributions during the month by the FMV of a share of Stock on the last day of such month, provided that for Employee Contributions from a Short Term Incentive Award or an Annual Bonus, the number of Share Units purchased with respect to such Employee Contributions shall be found by dividing such Employee Contributions by the FMV of a share of Stock on the date prior to the day the related Short Term Incentive Award or Annual Bonus is paid (“paid,” as used in this Plan, includes amounts contributed to the Plan that would have been paid were it not for an election under this Plan).

(c)

A contribution to the Plan shall be made when the compensation from which the contribution is to be deducted is to be paid, as determined by the relevant Employer. The Committee may modify or change this paragraph (c) from time to time.

4.3	Reinvestment of Dividends.

In the month containing a record date for a cash dividend on Stock, each Share Deferral Account shall be credited with that number of Share Units equal to the declared dividend per share of Stock, multiplied by the number of Share Units held in such Share Deferral Account as of such record date, and dividing the product by the FMV of a share of Stock on the last day of such month.

Article 5 - AT&T Matching Contributions

5.1	AT&T Match.

(a)

Each month AT&T shall credit the Participant’s relevant Share Deferral Account with the number of “Matching Share Units” found by taking the percentage of company matching contribution that the Employee is eligible to receive under the AT&T Retirement Savings Plan (or such other 401(k) plan of an Employer that the Employee is eligible to participate in) multiplied by 6% of the Participant’s Employee Contributions made to this Plan and to the Cash Deferral Plan during the month, up to a maximum of $500,000 of the Participant’s Employee Contributions per Plan Year, and dividing the resulting figure by the FMV of the Stock on the last day of such month (and such resulting amount shall be the “Makeup Matching Contribution”).

The foregoing formula shall apply regardless of whether or not the Participant makes contributions to a 401(k) plan.

A Participant may receive Stock Matching Contributions and Makeup Matching Contributions in a Share Deferral Account for a particular form of compensation only if the Participant is then making contributions to the same Share Deferral Account.

As provided in the definition of Share Deferral Account, Matching Share Units shall be credited to the respective Share Deferral Account that is related to the same form of Employee Contributions (either (1) Base Compensation excluding Annual Bonus or (2) Short Term Incentive Award and/or Annual Bonus).

(b)

AT&T shall make “Stock Matching Contributions” equal to 20% of the Participant’s monthly Employee Contributions from each of Base Compensation and Short Term Incentive Award (not to exceed the target amount of such award, which limit shall be pro rated for any partial year award). Such Stock

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ANNEX D

Matching Contribution shall be used to purchase that number of Matching Share Units found by dividing the relevant Stock Matching Contribution for the month (i) with respect to Base Compensation (excluding Annual Bonus) by the FMV of the Stock on the last day of such month, and (ii) with respect to a Short Term Incentive Award or an Annual Bonus by the FMV of the Stock on the date prior to the date the related Short Term Incentive Award or Annual Bonus is paid.

Article 6 - Distributions

6.1	Distributions of Share Units.

(a)

Initial Election with Respect to a Share Deferral Account. At the time the Participant makes an election to make Employee Contributions with respect to a Share Deferral Account, the Participant shall also elect the calendar year the Share Deferral Account shall be distributed, which may be from the first through fifth calendar years after the Plan Year the Account commenced (except as otherwise provided in this Plan with respect to Matching Share Units). If no timely distribution election is made by the Participant, then the Participant will be deemed to have made an election to have the Share Deferral Account distributed in a single installment in the first calendar year after the calendar year the Account commenced.

(b)	Election to Delay a Scheduled Distribution.

(i)

An Employee may elect to defer a scheduled distribution of a Share Deferral Account for five (5) or more additional calendar years beyond that previously elected (except as otherwise provided in this Plan with respect to Matching Share Units). Unless otherwise provided by AT&T, the election to defer the distribution must be made at least twelve (12) months prior to the scheduled distribution date.

(ii)	To make this election, the Participant must be an Employee on the day of such election.

(iii)	Notwithstanding anything to the contrary in this Plan:

a.	an election to defer the distribution of a Share Deferral Account must be made at least 12 months prior to the date of the first scheduled payment under the prior distribution election, and

b.	the election shall not take effect until at least 12 months after the date on which the election is made.

(c)

A Participant’s Share Deferral Account shall be distributed to the Participant on March 10 (or as soon thereafter as administratively practicable as determined by AT&T) of the calendar year elected by the Participant for that Account. In the event the distribution is to be made to a “Specified Employee” as a result of the Participant’s Termination of Employment (other than as a result of a Change in Control), the distribution shall not occur until the later of such March 10 or six (6) months after the Termination of Employment, except it shall be distributed upon the Participant’s earlier death in accordance with this Plan.

6.2	Death of the Participant.

In the event of the death of a Participant, notwithstanding anything to the contrary in this Plan, all undistributed Share Deferral Accounts shall be distributed to the Participant’s beneficiary as designated in accordance with procedures established by the applicable brokerage account administrator engaged by AT&T to administer the Plan, as the same may be amended from time to time, within the later of 90 days following such determination or the end of the calendar year in which determination was made. If the Participant has no living designated beneficiary or no valid beneficiary designation, then all undistributed Share Deferral Accounts shall pass to the Participant’s estate.

6.3	Unforeseeable Emergency Distribution.

If a Participant experiences an “Unforeseeable Emergency,” the Participant may submit a written petition to AT&T (the Committee in the case of Insiders), to receive a partial or full distribution of his Share Deferral Account(s). In

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the event that AT&T (the Committee in the case of Insiders), upon review of the written petition of the Participant, determines in its sole discretion that the Participant has suffered an “Unforeseeable Emergency,” AT&T shall make a distribution to the Participant from the Participant’s Share Deferral Accounts (other than Matching Share Units), on a pro-rata basis, within the later of 90 days following such determination or the end of the calendar year in which determination was made, subject to the following:

(a)

“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s legal spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee. Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency shall not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.

(b)

The amount of a distribution to be made because of an Unforeseeable Emergency shall not exceed the lesser of (i) the FMV of the Participant’s vested Share Deferral Account, calculated as the date on which the amount becomes payable, as determined by AT&T (the Committee in the case of Insiders) in its sole discretion, and (ii) the amount reasonably necessary, as determined by the AT&T (the Committee in the case of Insiders) in its sole discretion, to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). Determinations of the amount reasonably necessary to satisfy the emergency need shall take into account any additional compensation that is available if the plan provides for cancellation of a deferral election upon a payment due to an Unforeseeable Emergency. The determination of amounts reasonably necessary to satisfy the Unforeseeable Emergency need is not required to, but may, take into account any additional compensation that, due to the Unforeseeable Emergency, is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available due to the Unforeseeable Emergency under another plan that would provide for deferred compensation except due to the application of the effective date provisions under Treasury Regulation §1.409A-6.

(c)

Upon such distribution on account of an Unforeseeable Emergency under this Plan, any election to make Employee Contributions by such Participant shall be immediately canceled, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.

6.4	Ineligible Participant.

Notwithstanding any other provisions of this Plan to the contrary, if AT&T receives an opinion from counsel selected by AT&T, or a final determination is made by a Federal, state or local government or agency, acting within its scope of authority, to the effect that an individual’s continued participation in the Plan would violate applicable law, then such person shall not make further contributions to the Plan to the extent permitted by Section 409A of the Code.

6.5	Conflict of Interest Distribution.

AT&T may in its sole discretion accelerate a distribution(s) to the Participant, provided he or she is no longer actively employed by AT&T: (a) to the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government or (b) to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the service provider to participate in activities in the normal course of his or her position in which the service provider would otherwise not be able to participate under an applicable rule). Any such distribution may only be made in accordance with Section 409A of the Code and the regulations thereunder.

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ANNEX D

6.6	Distribution Process.

A Share Deferral Account shall be distributed under this Plan by taking the number of Share Units comprising the Account to be distributed and converting them into an equal number of shares of Stock. (Once distributed, a Share Unit shall be canceled.)

Article 7 - Discontinuation, Termination, Amendment.

7.1	AT&T’s Right to Discontinue Offering Share Units.

The Committee may at any time discontinue offerings of Share Units under the Plan. Any such discontinuance shall have no effect upon existing Share Units or the terms or provisions of this Plan as applicable to such Share Units.

7.2	AT&T’s Right to Terminate Plan.

The Committee may terminate the Plan at any time. Upon termination of the Plan, contributions shall no longer be made under the Plan.

After termination of the Plan, Participants shall continue to earn dividend equivalents in the form of Share Units on undistributed Share Units and shall continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of Participant’s elections and this Plan. Notwithstanding the foregoing, the termination of the Plan shall be made solely in accordance with Section 409A of the Code and in no event shall cause the accelerated distribution of any Account unless such termination is effected in accordance with Section 409A of the Code.

7.3	Amendment.

The Committee may at any time amend the Plan in whole or in part including but not limited to changing the formulas for determining the amount of Stock Matching Contributions or Makeup Matching Contributions under Article 5; provided, however, that no amendment, including but not limited to an amendment to this section, shall be effective, without the consent of a Participant, to alter, to the material detriment of such Participant, a Share Deferral Account of the Participant, other than as provided elsewhere in this section. For purposes of this section, an alteration to the material detriment of a Participant shall include, but not be limited to, a material reduction in the period of time over which Stock may be distributed to a Participant, or any reduction in the Participant’s number of vested Share Units. Any such consent may be in a writing, telecopy, or e-mail or in another electronic format. An election to acquire Share Units with Employee Contributions shall be conclusively deemed to be the consent of the Participant to any and all amendments to the Plan prior to such election, and such consent shall be a condition to making any election with respect to Employee Contributions.

Notwithstanding anything to the contrary contained in this section of the Plan, the Committee may modify this Plan with respect to any person subject to the provisions of Section 16 of the Exchange Act to place additional restrictions on the transfer of any Stock not yet issued under the Plan.

The Plan is established in order to provide deferred compensation to a select group of management and highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of ERISA. To the extent legally required, the Code and ERISA shall govern the Plan, and if any provision hereof is in violation of an applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith to the extent permitted under the Code and ERISA. The Company also reserves the right to make such other changes as may facilitate implementation of Section 409A of the Code. Provided, however, that in no event shall any such amendments be made in violation of the requirements of Section 409A of the Code.

Article 8 - Miscellaneous.

8.1	Tax Withholding.

Upon distribution of Stock, AT&T shall withhold shares of Stock sufficient in value, using the FMV on the date determined by AT&T to be used to value the Stock for tax purposes, to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution. Employment taxes incurred

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ANNEX D

by a Participant on Employee Contributions and on Stock Matching Contributions and Makeup Matching Contributions shall be withheld from the Participant’s regular wages or paid in cash by the Participant as they become due.

Any fractional share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of AT&T, paid in cash to the Participant.

8.2	Elections and Notices.

Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind under this Plan shall be made (1) on forms prepared by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, or (2) in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including through electronic means, over the Internet or otherwise. An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. Unless made irrevocable by the electing person, each election with regard to making Employee Contributions or distributions of Share Deferral Accounts shall become irrevocable at the close of business on the last day the Employee is permitted to make such election. Notwithstanding anything to the contrary in this Plan, AT&T may place additional limits on the times during which elections may be made to make contribution(s) or to delay distribution(s).

If not otherwise specified by this Plan or AT&T, any notice or filing required or permitted to be given to AT&T under the Plan shall be delivered to the principal office of AT&T, directed to the attention of the CHRO. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant’s e-mail address as shown on the records of AT&T. It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of AT&T. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

By participating in the Plan, each Participant agrees that AT&T may provide any documents required or permitted under the Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, and the Exchange Act, by e-mail, by e-mail attachment, or by notice by e-mail of electronic delivery through AT&T’s Internet Web site or by other electronic means.

8.3	Unsecured General Creditor.

Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of any Employer. No assets of any Employer shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of any Employer under this Plan. Any and all of each Employer’s assets shall be, and remain, the general, unpledged, unrestricted assets of such Employer. The only obligation of an Employer under the Plan shall be merely that of an unfunded and unsecured promise of AT&T to distribute shares of Stock corresponding to Share Units under the Plan.

8.4	Non-Assignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, shares of Stock corresponding to Share Units under the Plan, if any, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the Stock distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

2026 PROXY	D-11	AT&T INC.

ANNEX D

8.5	Employment Not Guaranteed.

Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of an Employer or to serve as a director.

8.6	Errors.

At any time AT&T or an Employer may correct any error made under the Plan without prejudice to AT&T or any Employer. Neither AT&T, any Employer, nor their delegates shall be liable for any damages resulting from failure to timely allow any contribution to be made to the Plan or for any damages resulting from the correction of, or a delay in correcting, any error made under the Plan. In no event shall AT&T, any Employer or their delegates be liable for consequential or incidental damages arising out of a failure to comply with the terms of the Plan.

8.7	Captions.

The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

8.8	Governing Law.

To the extent not preempted by Federal law, the Plan, and all benefits and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

Because benefits under the Plan are granted in Texas, records relating to the Plan and benefits thereunder are located in Texas, and the Plan and benefits thereunder are administered in Texas, AT&T and the Participant under this Plan, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or Federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any benefits under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any benefits or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate Federal or state court in Dallas County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

8.9	Plan to Comply with Section 409A.

In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan. Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.

8.10	Successors and Assigns.

This Plan shall be binding upon AT&T and its successors and assigns.

8.11	Uniform Enforcement.

(a)

In recognition of AT&T’s need for nationally uniform standards for the Plan administration, it is an absolute condition in consideration of any Participant’s ability to make Employee Contribution elections

AT&T INC.	D-12	2026 PROXY

ANNEX D

under Section 4.1 of this Plan after September 1, 2009, that each and all of the following conditions apply to all such electing Participants:

(i)	ERISA shall control all issues and controversies hereunder, and the Committee shall serve for purposes hereof as a “fiduciary” of the Plan and its “named fiduciary” within the meaning of ERISA.

(ii)

All litigation between the parties relating to this section shall occur in federal court, which shall have exclusive jurisdiction; any such litigation shall be held in the United States District Court for the Northern District of Texas, and the only remedies available with respect to the Plan shall be those provided under ERISA.

2026 PROXY	D-13	AT&T INC.

ANNEX D

Attachment A

Eligibility Criteria

Stock Purchase and Deferral Plan and Cash Deferral Plan (the “Plans”)

Effective January 1, 2027

The following criteria shall apply with respect to participation in the Plans, subject to all other requirements of the Plans:

Management Employees who are “third level or above managers” (as indicated by a job level indicator of “3” or higher) or the equivalent, are eligible to participate in the Plans and shall be deemed to be included as members of “Employer’s select group of management or highly compensated employees” for purposes of the Employee Retirement Income Security Act.

To be an Eligible Employee, the Employer of the Employee must be a domestic Subsidiary (a Subsidiary that is incorporated or organized under the laws of a state of the United States). Employees who are not citizens of the United States but who otherwise meet eligibility criteria must be stationed in the United States to be an Eligible Employee.

An Employee shall not be considered an Eligible Employee for purposes of making a contribution election or a further defer election under the Plans while the Employee is:

An Employee of or scheduled to become an Employee of, one of the following companies or its respective directly or indirectly held subsidiaries:

i.	AT&T Technical Services Company, Inc.

ii.	Certain Subsidiaries that are, or may become, less than wholly owned by AT&T, as determined by the CHRO, with respect to Employees other than Insiders.

Each of the above companies are an “Excluded Company”. In addition, an Employee’s contribution election shall be canceled if on the last day of the calendar year for making such election, the Employee was an Employee of or scheduled to become an Employee of an Excluded Company.

Notwithstanding the foregoing, an Employee of an Excluded Company may make a contribution election and such election shall not be canceled if such Employee is scheduled to become an Employee of a Subsidiary other than an Excluded Company as of January 1 of the Plan Year for which the election is made.

Residents of Puerto Rico or other territories of the United States (“territory”; shall not include any state of the United States) are also ineligible to participate in the Plans.

Capitalized terms used herein shall have the meanings set forth in the Plans, as applicable, unless the context requires otherwise.

Eligibility under the foregoing criteria shall be determined by the AT&T Management Compensation Group or the AT&T Executive Compensation Group, as applicable.

AT&T INC.	D-14	2026 PROXY

DRAFT
YOUR VOTE IS IMPORTANT Votes submitted electronically must be received before the polls close on May 14, 2026.

2026 ANNUAL MEETING — PROXY CARD
Attend the virtual meeting on May 14, 2026 at 3:30 p.m. Central time at meetnow.global/ATT2026.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Kelly J. Grier	☐	☐	☐	02 - William E. Kennard	☐	☐	☐	03 - Stephen J. Luczo	☐	☐	☐
04 - Marissa A. Mayer	☐	☐	☐	05 - Michael B. McCallister	☐	☐	☐	06 - Beth E. Mooney	☐	☐	☐
07 - Matthew K. Rose	☐	☐	☐	08 - John T. Stankey	☐	☐	☐	09 - Cynthia B. Taylor	☐	☐	☐
10 - Luis A. Ubiñas	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 THROUGH 6:
	For	Against	Abstain		For	Against	Abstain
2. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐
4. Approve Amendment to Restated Certificate of Incorporation to Provide for Officer Exculpation	☐	☐	☐	5. Approve 2026 Incentive Plan	☐	☐	☐
6. Approve Stock Purchase and Deferral Plan	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 7 AND 8:

	For	Against	Abstain		For	Against	Abstain
7. Shareholder Right to Act by Written Consent	☐	☐	☐	8. EEO-1 Report Disclosure Policy	☐	☐	☐

048KWG	[mastercode line]

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING – MAY 14, 2026
The undersigned hereby appoints John T. Stankey and Pascal Desroches, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held virtually on May 14, 2026, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees, FOR proposals 2 through 6, and AGAINST proposals 7 and 8 listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940-5106. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 11, 2026.

NON-VOTING ITEMS

Change of Address – Please print new address below.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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